SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a party other than the registrant |_|

Check the appropriate box:

|X| Preliminary Proxy Statement            |_| Confidential, For Use of the
|_| Definitive Proxy Statement                 Commission Only (as permitted by
                                               Rule14a-6(e)(2))
|_| Definitive Additional Materials
|_| Soliciting material
    pursuant to Rule 14a-11(c)
    or Rule 14a-12

                                   eLOT, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|_| No fee required.
|X| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
Common Stock, par value $0.01 per share
--------------------------------------------------------------------------------
(2) Aggregate number of securities to
which transactions applies: 22,700,000 shares
--------------------------------------------------------------------------------
(3) Per unit price or other
underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $0.33 per share
--------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of
transaction:
$7,491,000
--------------------------------------------------------------------------------
(5) Total fee paid:
$1,498.20
--------------------------------------------------------------------------------
|_| Fee paid previously with preliminary materials:
--------------------------------------------------------------------------------

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
--------------------------------------------------------------------------------
(1) Amount previously paid:
--------------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
(3) Filing Party:
--------------------------------------------------------------------------------
(4) Date Filed:
--------------------------------------------------------------------------------
                                   eLOT, INC.
                          101 Merritt 7 Corporate Park
                                Norwalk, CT 06851

                                                                   July 16, 2001

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of eLOT, Inc., to be held at The Norwalk Inn & Conference Center, 99 East Avenue, Norwalk, Connecticut 06851, on August 14, 2001, at 10:00 a.m.

     At the meeting you will be asked to approve the issuance to PlasmaNet, Inc. of a newly authorized preferred stock of eLOT that will be contingently convertible into up to 22,700,000 (2,837,500 after the reverse stock split described below) shares of common stock of eLOT pursuant to an asset purchase agreement between eLOT and PlasmaNet dated June 8, 2001 pursuant to which eLOT acquired the website FreeWorldLottery.com and the related business.

     At the meeting you will also be asked to approve an amendment to eLOT's Articles of Incorporation increasing the number of shares of common stock eLOT is authorized to issue from 130,000,000 shares to 180,000,000 shares.

     At the meeting, you will be asked to approve a second amendment to eLot's Articles of Incorporation effecting an eight-for-one reverse stock split. After the reverse stock split, eLOT would have 22,500,000 authorized shares of common stock.

     At the meeting you will also be asked to elect six directors of eLOT to serve until the next annual meeting.

     The Board of Directors of eLOT believes each of these proposals is in the best interests of eLOT and its shareholders and urges you to vote in favor of each of these proposals. The attached materials consist of a notice of annual meeting of shareholders and a proxy statement describing the proposed issuance of the convertible preferred stock, the background of the transaction, the terms of the asset purchase agreement, and detailed information on the other matters to be presented at the meeting. You are urged to read these materials carefully.

     The Board of Directors of eLOT has fixed the close of business on July 16, 2001, as the record date for the meeting. Only shareholders of record on that date are entitled to notice of, and to vote at, the meeting or any adjournments or postponements of the meeting.

     Whether or not you plan to attend the meeting, we urge you to sign and return the enclosed proxy so that your shares will be represented at the meeting. If you so desire, you can withdraw your proxy and vote in person at the meeting.

                                         Sincerely,


                                         Edwin J. McGuinn
                                         President and Chief Executive Officer
                                   eLOT, Inc.
                          101 Merritt 7 Corporate Park
                           Norwalk, Connecticut 06851

                                 PROXY STATEMENT

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 AUGUST 14, 2001

To the Shareholders of
eLOT, Inc.:

     Notice is hereby given that the Annual Meeting of Shareholders of eLOT, Inc. will be held at The Norwalk Inn & Conference Center, 99 East Avenue, Norwalk, Connecticut 06851, on August 14, 2001, at 10:00 a.m., for the following purposes:

     1. To consider and act upon a proposal to approve the issuance to PlasmaNet, Inc. of a newly authorized preferred stock of eLOT that will be contingently convertible into up to 22,700,000 (2,837,500 after the reverse stock split described below) shares of common stock of eLOT pursuant to an asset purchase agreement between eLOT and PlasmaNet dated June 8, 2001 pursuant to which eLOT acquired the website FreeWorldLottery.com and the related business;

     2. To consider and act upon a proposal to approve and adopt an amendment to eLOT's Articles of Incorporation to increase the number of shares of common stock that eLOT is authorized to issue from 130,000,000 shares to 180,000,000 shares;

     3. To consider and act upon a proposal to approve and adopt an amendment to eLOT's Articles of Incorporation to effect an eight-for-one reverse stock split; after the reverse stock split, eLOT would have 22,500,000 authorized shares of common stock;

     4. To elect six directors of eLOT to serve until the next annual meeting of shareholders; and

     5. To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

     Only shareholders of record at the close of business on July 16, 2001, are entitled to notice of, and to vote at, the meeting or any adjournments or postponements of the meeting.

                               Barbara C. Anderson
                               Senior Vice President, Law and
                               Administration and Secretary
Norwalk, Connecticut
July 16, 2001

     Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy, which is solicited by eLOT's Board of Directors, and return it in the self-addressed envelope provided for this purpose. The proxy may be revoked at any time before it is exercised, by written notice received by eLOT, by submitting a subsequently-dated proxy or by attending the meeting and voting in person.

                                TABLE OF CONTENTS


                                                                            Page

QUESTIONS AND ANSWERS..........................................................1
SUMMARY........................................................................5
SELECTED HISTORICAL FINANCIAL INFORMATION.....................................10
UNAUDITED PRO FORMA FINANCIAL INFORMATION.....................................12
A WARNING ABOUT FORWARD-LOOKING INFORMATION...................................16
THE MEETING...................................................................16
PROPOSAL 1:
APPROVAL OF THE ISSUANCE OF PREFERRED STOCK IN CONNECTION WITH THE
   COMPANY'S ACQUISITION OF "FREEWORLDLOTTERY.COM"............................18
BACKGROUND....................................................................19
PROPOSAL 2:
AMENDMENT TO eLOT'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF
  SHARES OF COMMON STOCK THAT eLOT IS AUTHORIZED TO ISSUE.....................33
PROPOSAL 3:
AMENDMENT TO eLOT'S ARTICLES OF INCORPORATION TO EFFECT AN EIGHT-FOR-ONE
  REVERSE STOCK SPLIT.........................................................34
PROPOSAL 4:
ELECTION OF DIRECTORS.........................................................39
EXECUTIVE OFFICERS OF eLOT....................................................47
EXECUTIVE COMPENSATION........................................................49
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................56
SHAREHOLDER PROPOSALS--2002 ANNUAL MEETING....................................58
OTHER MATTERS.................................................................58
WHERE eLOT SHAREHOLDERS CAN FIND MORE INFORMATION.............................59
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.............................59

INDEX TO FINANCIAL STATEMENTS................................................F-1

ANNEX I-- ASSET PURCHASE AGREEMENT...........................................I-1
ANNEX II -- AMENDMENT NO. 1 TO STRATEGIC COOPERATION AGREEMENT..............II-1
ANNEX III-- ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION OF ELOT.III-1

                              QUESTIONS AND ANSWERS

     The following questions and answers are intended to provide brief answers to frequently asked questions concerning the proposals described in this proxy statement and the proxy solicitation process. These questions and answers do not, and are not intended to, address all the questions that may be important to you. You should carefully read the remainder of this proxy statement as well as the appendices and the documents incorporated by reference in this proxy statement.



Q:   What is the purpose of the meeting?

A: At the annual meeting, shareholders will vote to approve the issuance to PlasmaNet, Inc. of a new preferred stock that will be contingently convertible into up to 22,700,000 (2,837,500 after the reverse stock split described below) shares of our common stock in connection with our acquisition of the website FreeWorldLottery.com and the related business. At the meeting, shareholders will also vote to approve two amendments to our Articles of Incorporation. One amendment proposes to increase the number of shares of common stock we are authorized to issue from 130,000,000 shares to 180,000,000 shares. The second amendment proposes to effect an eight-for-one reverse stock split. After the reverse stock split, we would have 22,500,000 authorized shares of common stock. Shareholders will also vote to elect six directors to serve until the next annual meeting of shareholders.

Q:   Who is entitled to vote at the meeting?

A: Only shareholders of record at the close of business on the record date, July 16, 2001, are entitled to vote the shares of common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting.

Q:   What are the voting rights of shareholders?

A: Each shareholder will be entitled to one vote for each share of our common stock held by the shareholder.

Q:   Who may attend the meeting?

A: All shareholders as of the record date, or their duly appointed proxies, may attend the meeting.

Q:   What constitutes a quorum?

A: The presence at the meeting, in person or by the proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date 84,633,805 shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

Q:   How do I vote?

A: If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person.

Q:   What vote is required to approve each item?

A: Approval of the issuance of preferred stock. Because the number of shares of common stock into which the preferred stock to be issued to PlasmaNet is convertible may exceed 20% of our currently outstanding common stock, the rules of The Nasdaq Stock Market require that the issuance be approved by the affirmative vote of a majority of the votes cast at the meeting, provided that the total votes cast represent over 50% of all share of our common stock entitled to vote at the meeting. Thus, a failure to vote or a vote to abstain could have the same legal effect as a vote cast against approval. In addition, brokers who hold shares of common stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners. A broker non-vote could have the same effect as a vote against the proposal.

     Approval of amendment to increase our authorized shares and effect the reverse stock split. An affirmative vote of not less than a majority of our outstanding common stock is required for the approval of the amendments to our Articles of Incorporation to increase the number of our authorized shares and to effect the reverse stock split.

     Election of Directors. An affirmative vote by a plurality of the votes cast at the meeting is required to elect a Director.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: No. Your broker has discretion to vote in connection with the election of directors but will not vote on the issuance of the preferred stock or the amendment to our Articles of Incorporation. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q: Can I change my vote or revoke my proxy after I have mailed my signed proxy card?

A: You can change your vote at any time before your proxy is voted at the meeting. You can do this in one of three ways. First, you can send written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. If you choose either of these methods, you must timely submit your notice of revocation or your new proxy card to us at the address shown below. Third, you can attend the meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q:   What are the benefits of the PlasmaNet transaction?

A: The board of directors of eLOT believes that the asset purchase will result in the following benefits to eLOT and our shareholders:

     o    a new and diversified revenue stream;

     o    high margin cash contribution to reduce our need for new investment;

     o accelerated cash break even and operating profitability (before depreciation, amortization and interest); and

     o expansion of eLOT's internet-enabled player base of potential purchasers of lottery tickets.

Q:   What do I need to do now?

A: After you read and consider carefully the information contained in this proxy statement, please fill out and sign your proxy card. Then mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the meeting.

Q:   When do you expect the acquisition to be completed?

A:   As soon as possible after shareholder approval is obtained.

Q:   What are the tax considerations of the transaction?

A: You will not recognize either gain or loss for U.S. federal income tax purposes as a result of the acquisition.

Q:   What are the board's recommendations?

A: The board's recommendations are set forth together with the descriptions of such recommendation in this proxy statement. In summary, the board recommends a vote "for" the issuance of our preferred stock pursuant to the terms of the asset purchase agreement with PlasmaNet and also recommends a vote "for" the increase of authorized shares of common stock and a vote "for" thereafter effecting the eight-for-one reverse stock split. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors.

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

Q:   Who will pay for the preparation of the proxy?

A: We will pay the cost of preparing, assembling and mailing the proxy statement, notice of meeting and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to the beneficial owners of our common stock and to request authority or the execution of proxies and we may reimburse such persons for their expenses incurred in connection with these activities.

Q:   Who do I contact with further questions?

A:   Please call our Proxy Solicitor, Morrow & Company, at (212) 754-8000.

                                     SUMMARY

     The following is a summary of information contained elsewhere in this proxy statement and may not contain all of the information that is important to you. To understand the transactions and the shareholder proposals more fully, you should read carefully this proxy statement and its annexes and the other documents to which we have referred you in their entirety before voting.

Date, Time and Place of the Meeting

     The meeting of eLOT will be held on August 14, 2001 at 10 a.m., local time, at The Norwalk Inn Conference Center, 99 East Avenue, Norwalk, CT 06851.

Purpose of the Special Meeting

     At the meeting, you will be asked to:

     o approve the issuance to PlasmaNet, Inc. of our preferred stock that will be contingently convertible into up to 22,700,000 (2,837,500 after giving effect to the reverse stock split) shares of our common stock pursuant to an asset purchase agreement between us and PlasmaNet dated June 8, 2001 by which we acquired the website FreeWorldLottery.com and the related business.

     o approve an amendment to our Articles of Incorporation increasing the number of shares of our common stock that we are authorized to issue from 130,000,000 shares to 180,000,000 shares.

     o approve an amendment to our Articles of Incorporation effecting an eight-for-one reverse stock split. After the reverse stock split, we would have 22,500,000 authorized shares of common stock.

     o elect six directors of eLOT who will serve until the next annual meeting of our shareholders.

Record Date and Quorum

     Our board of directors has fixed the close of business on July 16, 2001 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournments or postponements of that meeting. Each holder of record of our common stock at the close of business on the record date is entitled to one vote for each share then held on each matter submitted to a vote of shareholders. At the close of business on the record date, there were 84,633,805 shares of our common stock outstanding. The holders of a majority of the outstanding shares of common stock entitled to vote at the meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business.

Vote Required

     o Because the number of shares of common stock into which the preferred stock to be issued to PlasmaNet is convertible may exceed 20% of our currently outstanding common stock, the rules of The Nasdaq Stock Market require that the issuance be approved by the affirmative vote of a majority of the votes cast at the meeting, provided that the total votes cast represent over 50% of all shares of our common stock entitled to vote at the meeting. Thus, a failure to vote or a vote to abstain could have the same legal effect as a vote cast against approval. In addition, brokers who hold shares of common stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners. A broker non-vote could have the same effect as a vote against the proposal.

     o An affirmative vote of not less than a majority of our outstanding common stock is required for the approval of the amendment to our Articles of Incorporation to increase the number of our authorized shares.

     o An affirmative vote of not less than a majority of our outstanding common stock is required for the approval of the amendment to our Articles of Incorporation to effect the reverse stock split.

     o An affirmative vote by a plurality of the votes cast at the meeting is required to elect a Director.

The Issuance of Preferred Stock and the Acquisition

Parties to the Asset Purchase Agreement

     eLOT

     eLOT, Inc., a Virginia corporation, is a web-based retailer of government lottery tickets.

     Our principal executive offices are located at 101 Merritt 7 Corporate Park, Norwalk, CT 06851. Our telephone number is (203) 840-8600.

     PlasmaNet

     PlasmaNet, a Delaware corporation, is an internet database marketing company.

     PlasmaNet's principal executive offices are located at 420 Lexington Avenue, Suite 2435, New York, New York 10170. Its telephone number is (212) 931-6760.

Asset Purchase Agreement

     We have agreed to purchase from PlasmaNet the trade name and domain name "FreeWorldLottery", the URL address http://www.freeworldlottery.com and the business that it has developed therewith.

     As consideration for these assets, we will issue to PlasmaNet one share of our Series A Preferred Stock, which will be contingently convertible into up to 22,700,000 (2,837,500 after giving effect to the reverse stock split) shares of our common stock as more fully described herein.

     The preferred stock will automatically convert into shares of common stock based on specified revenue contribution measurements achieved by the business, up to a maximum of 22,700,000 (2,837,500 after giving effect to the reverse stock split) shares of common stock.

     In addition, PlasmaNet will be entitled to one board observer on eLOT's board until the later of September 30, 2002 or such time as PlasmaNet owns less than 20% of our outstanding common stock.

     In addition, the asset purchase agreement provides PlasmaNet with participation rights in connection with certain issuances of our securities.

     We also agreed that if we sell all or substantially all of the voting capital stock of Dialogic Communications Corp., owned by us as of the date of the asset purchase agreement, we will offer to utilize the lesser of 20% or $2,000,000 of such proceeds to purchase from PlasmaNet shares of common stock acquired by PlasmaNet pursuant to the asset purchase agreement or the strategic cooperation agreement described below at a purchase price of $0.30 per share.

     The asset purchase agreement provided for customary representations and warranties and indemnification provisions.

     The closing of the asset purchase agreement is conditioned upon approval of the issuance of the preferred stock by our shareholders and customary closing conditions.

Management Agreement

     Concurrently with the execution of the asset purchase agreement, we and PlasmaNet agreed to a form of management contract to be executed on the date of closing by which PlasmaNet is to manage and operate the FreeWorldLottery.com website on our behalf. PlasmaNet is to act as our exclusive agent in the management, operation, maintenance, marketing and distribution of the website and will be paid a monthly fee to manage the site. We and PlasmaNet plan to cooperate on an ongoing basis with regard to strategy, personnel development and training.

Amendment to Strategic Cooperation Agreement

     Concurrently with the execution of the asset purchase agreement, we and PlasmaNet executed an amendment to the strategic cooperation agreement that we entered into on June 8, 2000 in conjunction with our purchase from PlasmaNet of the "lottonet.com" website. This amendment set forth the consideration for unique users that PlasmaNet has provided and will provide, to us.

Standstill

     PlasmaNet also agreed to a standstill arrangement pursuant to which PlasmaNet agreed not to acquire more securities, or take certain other actions with respect to, eLOT.

Registration Rights Agreements

     Concurrently with the execution of the asset purchase agreement, we and PlasmaNet entered into a registration rights agreement which, among other things, obligates us to file a registration statement with respect to the underlying common stock that was issuable to PlasmaNet upon execution of the amendment to the strategic cooperation agreement and cause such registration statement to become and remain effective for a certain period of time. We and PlasmaNet have also agreed to a form of registration rights agreement relating to the common stock issuable upon conversion of the preferred stock, that contains provisions substantially similar in form to the registration rights agreement referenced in the preceding sentence.

Reasons for the Asset Purchase

     The board of directors of eLOT find the following factors supporting its determination that the asset purchase and related transactions are fair to, and in the best interest of, our shareholders:

     o    FreeWorldLottery.com represents a new and diversified revenue stream;

     o FreeWorldLottery.com is expected to generate a stream of high margin cash contribution to reduce our need for new investment;

     o FreeWorldLottery.com's cash flows are expected to permit eLOT to achieve cash break even by the fourth quarter of 2001 and report operating profitability (before depreciation, amortization and interest) in the year 2002;

     o FreeWorldLottery.com is expected to lessen eLOT's current dependence on advertising revenues and increase transaction revenues which is consistent with eLOT's long-term business strategy;

     o FreeWorldLottery.com represents a significant expansion of eLOT's internet enabled player base of potential purchasers of lottery tickets; and

     o The transaction represents an opportunity to strengthen and deepen eLOT's strategic relationship with PlasmaNet, a very successful participant in businesses which are related and complimentary to eLOT's businesses.

Amendment to Increase Our Authorized Shares

     The first proposed amendment to our Articles of Incorporation would increase the number of authorized shares of common stock to 180,000,000 (22,500,000 after giving effect to the reverse stock split). The additional authorized shares of common stock will be available for future issuance by us to give us flexibility in corporate planning and in responding to future business developments, including possible stock splits or dividends, financings and acquisition transactions, issuances under stock-based incentive plans and other general corporate purposes. Authorized shares of common stock may be issued by the Board from time to time without further shareholder approval, except in situations where shareholder approval is required by law or the rules of any applicable stock exchange.

Amendment to Effect the Reverse Stock Split

     The second proposed amendment to our Articles of Incorporation would effect an eight-for-one reverse stock split. The primary reason for the reverse stock split is to combine the outstanding shares of our common stock in order to increase the price per share of our common stock in order to comply with the minimum bid price requirement for continued listing on The NASDAQ SmallCap Market.

     We believe that, if the reverse stock split is implemented, it is likely that the closing bid price of our common stock will increase above $1.00 and we would be in compliance with the minimum bid price requirement.

Election of Directors

     At the meeting, shareholders will also vote to elect six directors who will serve until the next annual meeting of our shareholders as more fully described herein.

Rights of Dissenting Shareholders

     Neither the transactions contemplated by the asset purchase agreement nor the amendment to the Articles of Incorporation entitles our shareholders to dissenters' rights.

                                   ELOT, Inc.
                    SELECTED HISTORICAL FINANCIAL INFORMATION

The following financial information is qualified in its entirety by the financial statements of eLOT, Inc. and other information contained elsewhere in this proxy statement. The financial data as of December 31, 2000, 1999, 1998, 1997 and 1996 and for the years then ended has been derived from the audited financial statements of eLOT, incorporated by reference in this proxy statement. The financial data as of March 31, 2001 and 2000 has been derived from the unaudited interim financial statements of eLOT, incorporated by reference in this proxy statement.

The following historical financial data should be read in conjunction with the consolidated financial statements and the related notes thereto and the pro forma financial information appearing elsewhere in this proxy statement.

The following is selected financial data for eLOT for the five years ended December 31, 2000 and for the three-month periods ended March 31, 2001 and 2000.

                                                         Elot, Inc.
                                                   Selected Financial Data
                                                       (in thousands)


                                             (unaudited)
                                         Three Months Ended
                                              March 31,                             Year Ended December 31,
                                      --------------------------  ------------------------------------------------------------
                                               2001        2000          2000        1999        1998         1997       1996
                                      --------------------------  ------------------------------------------------------------
Net Revenues                                  $ 345      $  150        $  831       $   8    $   ----      $  ----    $  ----
                                      ==========================  ============================================================

Loss Before Income Taxes
    from Continuing Operations             $(4,189)    $(2,569)     $(15,016)   $(12,022)   $(25,617)     $(3,163)   $(3,405)
                                      ==========================  ============================================================

Loss From Continuing
    Operations                             $(4,189)    $(2,569)     $(15,016)   $(12,022)   $(25,617)     $(3,163)   $(3,405)
Income (Loss) from Discontinued Operations,
    Net of Taxes (1)                       (4,316)       2,656      $(6,034)    (14,906)     (11,242)       2,942     27,567
Extraordinary Item, Loss on Extinguishment
    of Debt, net of Taxes (2)                    -           -             -           -           -            -      (355)
                                      --------------------------  ------------------------------------------------------------
Net Income (Loss)                          $(8,505)       $  87     $(21,050)   $(26,928)   $(36,859)      $ (221)    $23,807

BASIC EARNINGS (LOSS) PER SHARE:
    Continuing Operations                   $(0.06)    $ (0.04)      $ (0.23)    $ (0.21)    $ (0.51)      $(0.06)   $ (0.06)
    Discontinued Operations                  (0.06)        0.04        (0.09)      (0.25)      (0.23)        0.06       0.53
    Extraordinary Item                            -           -             -           -           -           -      (0.01)
                                      --------------------------  ------------------------------------------------------------
    Net Income (Loss)                       $(0.12)      $ 0.00      $ (0.32)  $   (0.46)    $ (0.74)      $    -    $  0.46
                                      ==========================  ============================================================

DILUTED EARNINGS (LOSS) PER SHARE:
    Continuing Operations                   $(0.06)    $ (0.04)      $ (0.23)  $   (0.21)    $ (0.51)      $(0.06)   $ (0.07)

    Discontinued Operations                  (0.06)        0.04        (0.09)      (0.25)      (0.23)         0.06       0.53
    Extraordinary Item                            -           -            -           -           -             -      (0.01)
                                      --------------------------  ------------------------------------------------------------
    Net Income (Loss)                       $(0.12)      $ 0.00      $ (0.32)  $   (0.46)    $ (0.74)        $   -     $ 0.45
                                      ==========================  ============================================================

Total Assets                               $ 20,694     $41,513      $ 27,603    $ 62,162    $ 72,136     $ 98,728   $106,090
                                      ==========================  ============================================================

Long-Term Debt                             $ 15,102    $ 13,351      $ 14,243    $ 13,660    $ 22,986     $ 13,821   $ 13,401
                                      ==========================  ============================================================

Cash Dividends Declared Per Share (3)        $    -      $    -        $    -      $    -      $    -       $    -     $    -
                                      ==========================  ============================================================

(1) Discontinued operations represent the results of the Computer Telephony and Healthcare businesses, along with the Company's investment in Dialogic Communications Corporation and certain related corporate expenses as well as the gains and losses from the sales of discontinued businesses.
(2) The 1996 extraordinary item relates to the write-off of deferred debt issue costs associated with the Company's revolving credit facility repaid in June 1996. (3) The Company has not declared or paid any cash dividends on its Common Stock.

                                   ELOT, Inc.
                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited Pro Forma Financial Information has been prepared to reflect the asset purchase agreement dated June 8, 2001 between eLOT and PlasmaNet. The Pro Forma Consolidated Balance Sheet as of March 31, 2001 has been prepared as if the acquisition of the FreeworldLottery.com website and the execution of the Amendment to the existing Strategic Cooperation Agreement between eLOT and PlasmaNet had been consummated as of that date. The unaudited Pro Forma Consolidated Statements of Operations for the three-month period ended March 31, 2001 has been prepared as if the acquisition and amendment had been consummated at the beginning of the period presented.

The pro forma information set forth below is unaudited and not necessarily indicative of the results that would actually have occurred if the acquisition of the FreeworldLottery.com website had occurred as of the time period indicated or of results that may be obtained in the future.

The pro forma adjustments, as described in the Notes to Unaudited Pro Forma Financial Statements, are based upon available information and upon certain assumptions that management believes are reasonable.

The unaudited Pro Forma Financial Information should be read in conjunction with the following:

     o eLOT's consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission on March 27, 2001 and incorporated by reference in this proxy statement, and

     o eLOT's unaudited financial statements included in the Company's Quarterly Report on Form 10-Q for the three-month period ended March 31, 2001, filed with the Securities and Exchange Commission on April 13, 2001 and incorporated by reference in this proxy statement.

                                   eLOT, INC.
                               Unaudited Pro Forma
                      Condensed Consolidating Balance Sheet
                                 March 31, 2001
                                                  (in thousands)

                                                            ELOT              Pro Forma
                                                            Historical        Adjustments    Pro Forma

ASSETS:
CURRENT ASSETS:
Cash and cash equivalents                                   $ 2,549                                $2,549
Accounts Receivable                                             344               $351(b)             695
Prepaid Expenses and other                                      251                                   251
Net Assets of Discontinued Operations                         4,247                                 4,247
                                                            ---------------------------------------------
  Total Current Assets                                        7,391                  351            7,742

PROPERTY AND EQUIPMENT, net                                   5,367                  115(b)         5,482
INTANGIBLE ASSETS, net                                        4,874               11,384(a,b)      16,258
OTHER ASSETS                                                  3,062                                 3,062
                                                            ---------------------------------------------
                                                            $20,694              $11,850          $32,544
                                                            =============================================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of long term debt                              $239                                  $239
Accounts Payable                                              1,894                                 1,894
Accrued Expenses                                              2,521                                 2,521
                                                            ---------------------------------------------
  Total Current Liabilities                                   4,654                     0           4,654

LONG TERM DEBT                                               15,102                (1,700)(a)      13,402
                                                            ---------------------------------------------
  Total Liabilities                                         19,756                 (1,700)         18,056

STOCKHOLDERS' EQUITY
Preferred Stock                                                  0                 $8,000(b)       8,000
Common Stock                                                   734                    111(a)         845
Additional Paid in Capital                                  92,972                  5,439(a)      98,411
Other Comprehensive Loss                                      (627)                                 (627)
Accumulated Deficit                                        (92,141)                              (92,141)
                                                           ----------------------------------------------
  Total Stockholders' Equity                                   938                 13,550         14,488
                                                           ----------------------------------------------
                                                           $20,694                $11,850        $32,544
                                                           =============================================

See notes to unaudited Pro Forma Financial Statements.

                         eLOT, INC. PRO FORMA CONDENSED
                         STATEMENT OF OPERATIONS FOR THE
                        THREE MONTHS ENDED MARCH 31, 2001

                                   (unaudited)
(In thousands, except for per share amounts)                         March 31, 2001
                                                                -------------------
                                                                     HISTORICAL                    Pro Forma
                                                                  eLOT            FWL              Adjustments        Forma

REVENUES                                                        $    345             351                                $696

COSTS AND EXPENSES:
                                                                       -
    Prizes, content, advertising and promotion                       246              54                                 300
    General and Administrative                                     2,316             102                               2,418
    Asset Impairment                                                 366             ---                                 366
    Depreciation and Amortization                                  1,116              92                 949(a,b)      2,157
                                                               ---------              --               -----           -----
                                                                   4,044             248                 949           5,241
                                                                  ------         -------                ----           -----
OPERATING INCOME (LOSS)                                           (3,699)            103                (949)         (4,545)

INTEREST EXPENSE & OTHER                                            (490)                                               (490)
                                                               ---------     -----------              ------         -------
LOSS FROM CONTINUING OPERATIONS
    BEFORE INCOME TAXES                                           (4,189)            103                (949)         (5,035)

INCOME TAXES                                                         ---              40                 ---              40
                                                             -----------     -----------              ------         -------

LOSS FROM CONTINUING OPERATIONS                                   (4,189)             63                (949)         (5,075)

DISCONTINUED OPERATIONS:
              Income (loss) from discontinued operations            (430)                                               (430)

    Gain (loss) on sale of discontinued operations                (3,886)            ---                              (3,886)
                                                               ----------           ----             -------          -------

    Income (loss) from discontinued operations                    (4,316)            ---                 ---          (4,316)
                                                                --------            ----              ------          -------

NET INCOME (LOSS)                                               $ (8,505)            $63                $(949)        $(9,391)
                                                                ========             ===                =====        ========


The accompanying notes are an integral part of these consolidated statements.

                                   eLOT, INC.
                     NOTES TO UNAUDITED PRO FORMA FINANCIAL
                      STATEMENTS FOR THE THREE MONTHS ENDED
                                 MARCH 31, 2001
                                 (in thousands)

The unaudited Pro Forma Financial Statements are based on the assumptions set forth below and should be read in conjunction with the eLOT Consolidated Financial Statements and the related Notes thereto and other financial information included elsewhere in this proxy statement. The Pro Forma Statements are based upon eLOT's consolidated totals, adjusted to reflect the proposed acquisition of the FreeworldLottery.com website from PlasmaNet and the execution of an amendment to the existing Strategic Cooperation Agreement with PlasmaNet as noted below.

Balance Sheet Adjustments

     I. Adjustment to reflect the execution of the Amendment to the existing Strategic Cooperation Agreement through the issuance of 11.1 million shares to satisfy outstanding notes payable and to purchase additional unique users. The adjustment increased intangible assets by $3,850, decreased debt by $1,700, increased common stock by $111 and increased additional paid in capital by $5,439.

     II. Adjustment to reflect management's preliminary purchase price allocation for the purchase of the FreeWorldLottery.com website. The adjustment increased accounts receivable by $351, property and equipment by $115, intangible assets by $7,534 and preferred stock by $8,000. The preferred stock will be recorded at fair value upon closing.

Statement of Operations Adjustments

     I. Adjustment reflects the additional amortization expense ($321) that would result from the assumed execution of the Amendment as of the beginning of the period presented.

     II. Adjustment reflects the additional amortization expense ($628) that would result from the assumed execution of the acquisition of the FreeWorldLottery.com website as of the beginning of the period presented.

                   A WARNING ABOUT FORWARD-LOOKING INFORMATION

     eLOT makes forward-looking statements in this proxy statement and in its public documents, that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of operations or the performance of eLOT, such as statements relating to the future anticipated direction of the lottery industry, plans for expansion of lottery Internet operations, various business development activities, planned capital and operating expenditures, future funding sources, anticipated sales and potential contracts. Also, when eLOT uses any of the words "believes," "expects," "anticipates" or similar expressions, it is making forward-looking statements. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of eLOT. These risks and uncertainties include, but are not limited to, those relating to technical development activities, the cost and availability of third party services and employees, dependence on existing management, cost and availability of financing sources, domestic and global economic conditions, decisions by governmental authorities, changes in federal or state laws and market competition factors. Many possible events or factors could affect the future financial results and performance of eLOT.


                                   THE MEETING

Time, Date and Place

     The Annual Meeting of Shareholders of eLOT will be held at The Norwalk Inn & Conference Center, Norwalk, Connecticut 06851, on August 14, 2001, at 10:00 a.m.

Business to be Conducted

     At the meeting, the shareholders of eLOT will be asked:

     o To consider and act upon a proposal to approve the issuance of preferred stock of eLOT that will be contingently convertible into up to 22,700,000 shares (2,837,500 shares after giving effect to the proposed reverse stock split) of common stock of eLOT under the terms set forth in the asset purchase agreement dated June 8, 2001with PlasmaNet;

     o To consider and act upon a proposal to approve and adopt an amendment to eLOT's Articles of Incorporation to increase the number of shares of common stock that eLOT is authorized to issue from 130,000,000 shares to 180,000,000 shares;

     o To consider and act upon a proposal to approve and adopt an amendment to eLOT's Articles of Incorporation to effect an eight-for-one reverse stock split;

     o To elect six directors of eLOT to serve until the next annual meeting of shareholders; and

     o To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

Proxies; Voting and Revocation

     When a proxy is properly executed and returned, the common stock that it represents will be voted in accordance with the directions indicated on the proxy. If no directions are indicated on a proxy with respect to the proposal to elect six directors to serve until the next annual meeting of shareholders, the shares represented by the proxy will be counted as votes to elect the nominated directors.

     ELOT'S SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO ELOT IN THE ENCLOSED POSTAGE-PAID ENVELOPE, EVEN IF THEY ARE PLANNING TO ATTEND THE MEETING.

     A shareholder who has given a proxy may revoke it at any time prior to its exercise at the meeting by:

     o    giving written notice of revocation to eLOT's Secretary;

     o properly submitting to eLOT a duly executed proxy bearing a later date; or

     o    voting in person at the meeting.

All revocations of proxies should be addressed to eLOT as follows: eLOT, Inc., 101 Merritt 7 Corporate Park, Norwalk, Connecticut 06851, Attention: Barbara C. Anderson, Senior Vice President, Law and Administration, and Secretary.

Vote Required and Record Date

     A majority of the total number of shares of common stock entitled to vote as of July 16, 2001, the record date, or 42,316,703 shares, must be present at the meeting in person or by proxy in order to constitute a quorum, allowing eLOT to transact business at the meeting. Only holders of record of common stock as of the close of business on the record date will be entitled to vote at the meeting. eLOT shareholders are entitled to one vote per share on any matter that properly comes before the meeting. If a share is represented for any purpose at the meeting, it is also deemed to be present for quorum purposes for all other matters. Absten-tions and shares held in street name that properly are voted on any matter are included in determining the number of votes present and represented at the meeting. Shares held in street name that are not voted on any matter will not be included in determining whether a quorum is present at the meeting.

         Approval of the issuance of the preferred stock that will be contingently convertible into up to 22,700,000 shares (2,837,500 shares after giving effect to the proposed reverse stock split) of eLOT common stock under the terms set forth in the asset purchase agreement with PlasmaNet will require the affirmative vote of a majority of the votes cast on this proposal at the meeting, provided that the total votes cast represent over 50% of all shares of our common stock entitled to vote at the meeting. Abstention and shares held in street name that are not voted on this proposal will not be included in determining the number of votes cast.

         Approval of the proposal to approve and adopt an amendment to eLOT's Articles of Incorporation to increase the number of authorized shares of common stock will require the affirmative vote of a majority of our outstanding common stock. Abstentions and shares held in street name that are not voted on this proposal will have the effect of voting against this proposal.

         Approval of the proposal to approve and adopt an amendment to eLOT's Articles of Incorporation to effect the reverse stock split will require the affirmative vote of a majority of our outstanding common stock. Abstentions and shares held in street name that are not voted on this proposal will have the effect of voting against this proposal.

         The election of each nominee for director requires the affirmative vote of the holders of a plurality of the outstanding shares of common stock, cast in the election of directors. Abstentions and shares held in street name that are not voted for directors will not be included in determining the number of votes cast.

Other Matters

         The management of eLOT does not currently expect any other business to be brought before the meeting. If any matters come before the meeting that are not directly referred to in this proxy statement, including matters incident to the conduct of the meeting, the proxy holders will vote the shares represented by the proxies as recommended by the board of directors or, if no recommendation is given, in their own discretion.

                                   PROPOSAL 1

  APPROVAL OF THE ISSUANCE OF PREFERRED STOCK IN CONNECTION WITH THE COMPANY'S
                      ACQUISITION OF "FREEWORLDLOTTERY.COM"

         You are being asked to vote on a proposal to approve the issuance of preferred stock that will be contingently convertible into up to 22,700,000 shares (2,837,500 shares after giv-ing effect to the proposed reverse stock split) of common stock of eLOT under the terms set forth in the asset purchase agreement entered into by eLOT and PlasmaNet on June 8, 2001.

Background

         On June 8, 2000, the Company, eLOTTONET Inc., a wholly owned subsidiary of the Company, and PlasmaNet executed an asset purchase agreement with respect to the purchase from PlasmaNet of an Internet website entitled "lottonet.com" and related assets. The parties also executed a strategic cooperation agreement with the aim of cooperating to obtain unique users and to otherwise generate revenues for eLOT from advertising and user fees for the purchased websites.

         Under the original terms of the strategic cooperation agreement, PlasmaNet was to receive consideration in the form of cash, eLOT common stock, promissory notes or a combination of the three forms of consideration in an amount to be increased or decreased depending on the number of unique users delivered by PlasmaNet. During 2000, there was some issue between the parties as to whether a certain number of users, which were delivered by PlasmaNet, qualified as "unique users" according to the definition of such term in the strategic cooperation agreement, and, moreover, whether or not eLOT would be able to monetize such users. Consequently, the amount of consideration owed to PlasmaNet was also in question among the parties.

         During the second half of 2000, the market valuation for Internet companies, including eLOT, deteriorated significantly. In addition, eLOT's results of operations for 2000 were disappointing.

         In March 2001, eLOT's auditors included in their audit opinion with respect to eLOT's 2000 financial statements a "going concern" qualification. In addition, the Nasdaq Stock Market notified us in March of 2001 that we were not in compliance with the requirements for continued listing on the Nasdaq National Market System, and that our common stock would be delisted therefrom unless we demonstrated a satisfactory plan for compliance. Effective June 22, 2001, the Nasdaq Listing Qualifications Panel determined to transfer the listing of eLOT common stock from the Nasdaq National Market to the Nasdaq SmallCap Market.

         During March and April of 2001, eLOT and PlasmaNet discussed terms of a proposed transaction to increase eLOT shareholder value through the acquisition of a revenue generating business as well as resolve the "unique user" issue discussed above, which transaction would involve the acquisition by eLOT of the "FreeWorldLottery.com" website.

         On May 16, 2001, eLOT and PlasmaNet entered into a letter of intent with respect to the acquisition by eLOT of the "FreeWorldLottery.com" website and related assets from PlasmaNet and an amendment to the strategic cooperation agreement to resolve the "unique user" issue discussed above.

         On June 5, 2001, the Board of Directors of eLOT approved the asset purchase agreement and amendment to the strategic cooperation agreement and, on June 8, 2001, eLOT and PlasmaNet executed the asset purchase agreement with respect to the "FreeWorldLottery.com" website and related assets and an amendment to the strategic cooperation agreement.

eLOT's Reasons For Engaging in the PlasmaNet Transactions

         The board of directors of eLOT find the following factors supporting its determination that the asset purchase and related transactions are fair to, and in the best interest of, our shareholders:

     o    FreeWorldLottery.com represents a new and diversified revenue stream;

     o FreeWorldLottery.com is expected to generate a stream of high margin cash contribution to reduce our need for new investment;

     o FreeWorldLottery.com `s cash flows are expected to permit eLOT to achieve cash break even by the fourth quarter of 2001 and report operating profitability (before depreciation, amortization and interest) in the year 2002;

     o FreeWorldLottery.com is expected to lessen eLOT's current dependence on advertising revenues and increase transaction revenues which is consistent with eLOT's long-term business strategy;

     o FreeWorldLottery.com represents a significant expansion of eLOT's internet enabled player base of potential purchasers of lottery tickets; and

     o The transaction represents an opportunity to strengthen and deepen eLOT's strategic relationship with PlasmaNet, a very successful participant in businesses which are related and complimentary to eLOT's businesses.

Terms of the Asset Purchase Agreement and related Agreements

Asset Purchase Agreement

     Assets Acquired. eLOT has agreed to purchase from PlasmaNet:

     o    the trade name, miscellaneous design and domain name
          "FreeWorldLottery";

     o the URL address http://www.freeworldlottery.com, and the business that PlasmaNet has developed therewith; and

     o    the member list for the website.

         FreeWorldLottery.com is a daily online lottery-style free sweepstakes. The business of FreeWorldLottery.com is constituted primarily of an internet database marketing business. As a starting point for collecting data, the web site utilizes permission marketing techniques in which members voluntarily provide their names and addresses. This information is supplemented over time as members voluntarily answer questions on an "answer-to-play" basis. eLOT expects to integrate this store of information with data from third-party sources to create comprehensive, frequently updated member profiles.

         The FreeWorldLottery.com web site generates revenues by selling targeted online advertising, email marketing and promotion services to clients through "pay-per-click" banners and email communications. The FreeWorldLottery.com website has realized very high click through rates because it is designed to create incentives for members to visit the web sites of its advertisers. PlasmaNet's technology enables advertisers to target, track and analyze their campaigns with greater efficiency than most offline and competing outline marketers.

         The business of this website commenced on January 23, 2001. The unaudited financial statements of the FreeWorldLottery.com business as of March 31, 2001 and for the period from inception through March 31, 2001 are included in this proxy statement.

         The purchase and sale of the assets shall take place after all conditions precedent (discussed below) have been waived or satisfied.

         General Terms of the Preferred Stock. As consideration for these assets, eLOT will issue to PlasmaNet one share of its Series A Preferred Stock which will be contingently convertible into up to 22,700,000 shares (2,837,500 after giving effect to the proposed reverse stock split) of eLOT common stock, on the terms and conditions set forth in the asset purchase agreement.

         PlasmaNet, as the holder of preferred stock, will have the right to receive dividends in the same manner and amount as a holder of a share of common stock of eLOT. Upon a liquidation, dissolution or a winding up of eLOT, the liquidation preference of the preferred stock will equal the product of:

     o the "PlasmaNet Earned Conversion Share Amount", the calculation of which is discussed below; and

     o    $0.40.

         The preferred stock will rank senior to the common stock and junior to each other series of preferred stock unless otherwise set forth therein. The preferred stock will be entitled to one vote and will vote with the common stock on all matters subject to the vote of the shareholders of eLOT, generally.

         Conversion of the Preferred Stock; Calculation of the "PlasmaNet Earned Conversion Share Amount." The preferred stock will, on or shortly after December 31, 2002, be con-
verted into that number of shares of common stock to be issued to PlasmaNet according to specified revenue contribution measurements the "FreeWorldLottery.com" website achieves.

         Subject to satisfaction of certain contingencies, as discussed below, the preferred stock will be converted into that number of shares of common stock equal to the number of shares of common stock earned by PlasmaNet (referred to as the "PlasmaNet Earned Conversion Share Amount") according to the net contribution for certain time periods generated by the "FreeWorldLottery.com" website. Net contribution for any period means total revenue net of expenses, including bonding expenses, an appropriate allowance for bad debts, customary sales commissions, management fees, fees related to maintenance of the Website, development expenses and marketing and advertising expenses to the members of the FreeLotto.com website, but excluding all corporate overhead expenses. All share numbers referred to in this "Conversion of the Preferred Stock" section do not give effect to the proposed reverse stock split.

     o The PlasmaNet Earned Conversion Share Amount is initially 700,000 shares.

     o If net contribution for the period beginning June 1, 2001 and ending November 30, 2001, the November 30, 2001 measurement period is equal to or greater than $3,000,000, then there shall be credited to the PlasmaNet Earned Conversion Share Amount 12,000,000 shares.

     o If net contribution for the November 30, 2001 measurement period is less than $3,000,000 but equal to or greater than $2,550,000, then there shall be credited to the PlasmaNet Earned Conversion Share Amount that number of shares equal to the product of:

     o    12,000,000 and

     o    the product of :

          --   0.9 and

          --   (1) net contribution for such period divided by (2) $3,000,000.

     o If net contribution for the November 30, 2001 measurement period is less than $2,250,000, then there shall be deducted from the PlasmaNet Earned Conversion Share Amount 3,000,000 shares.

     o If the sum of the amount by which net contribution for the November 30, 2001 measurement period exceeds $3,000,000 and net contribution for the period beginning December 1, 2001 and ending March 31, 2002, the March 31, 2002 measurement period, is equal to or greater than

          $2,000,000, then there shall be credited to the PlasmaNet Earned Conversion Share Amount 4,000,000 shares.

     o If the sum of the amount by which net contribution for the November 30, 2001 measurement period exceeds $3,000,000 and net contribution for the March 31, 2002 measurement period is less than $2,000,000 but equal to or greater than $1,700,000, then there shall be credited to the PlasmaNet Earned Conversion Share Amount that number of shares equal to the product of:

     o    4,000,000 and

     o    the product of

          --   0.9 and

          -- (1) the sum of the amount by which net contribution for the November 30, 2001 measurement period exceeds $3,000,000, and net contribution for the March 31, 2002 measurement period divided by
               (2) $2,000,000. --

     o If net contribution for the March 31, 2002 measurement period is less than $1,500,000, there shall be deducted from the PlasmaNet Earned Conversion Share Amount 3,000,000 shares.

     o If the sum of the amount by which the sum of net contribution for the November 30, 2001 measurement period and net contribution for the March 31, 2002 measurement period exceeds $5,000,000, and net contribution for the period beginning April 1, 2002 and ending September 30, 2002, the September 30, 2002 measurement period, is equal to or greater than $3,000,000, then there shall be credited to the PlasmaNet Earned Conversion Share Amount 3,000,000 shares.

     o If the sum of the amount by which the sum of net contribution for the November 30, 2001 measurement period and net contribution for the March 31, 2002 measurement period exceeds $5,000,000, and net contribution for the September 2002 measurement period, is less than $3,000,000 but equal to or greater than $2,550,000, then there shall be credited to the PlasmaNet Earned Conversion Share Amount that number of shares equal to the product of:

     o    3,000,000 and

     o    the product of

          --   0.9 and

          -- (1) the sum of the amount by which net contribution for the November 31, 2001 measurement period and net contribution for the March 31, 2002 measurement period exceeds $5,000,000, and net contribution for the September 30, 2002 measurement period, divided by (2) $3,000,000.

     o If net contribution for the September 30, 2002 measurement period is less than $2,250,000, then there shall be deducted from the PlasmaNet Earned Conversion Share Amount 3,000,000 shares.

         If the aggregate net contribution for all three measurement periods is equal to or greater than $9,000,000, there shall be credited to the PlasmaNet Earned Conversion Share Amount 3,000,000 shares.

         For purposes of calculating the PlasmaNet Earned Conversion Share Amount, in the event of any change in the eLOT common stock by reason of any stock dividend, stock split, combination or recapitalization, the number of shares thereafter issuable upon conversion of the preferred stock, and other calculations with respect to the conversion shares shall be in the same amount that PlasmaNet would have been entitled to if the shares had been issued to PlasmaNet prior to any such dividend, stock split, combination or recaptilization.

         With respect to that portion of any measurement period occurring prior to the closing date, net contribution for such pre-closing period shall be included in the calculation of net contribution for the applicable measurement period, and PlasmaNet shall assign to eLOT at the closing accounts receivable and/or cash in an amount equal to:

     o    net contribution for such pre-closing period less

     o prize expense for such pre-closing period to the extent incurred in compliance with the applicable procedures set forth in the asset purchase agreement.

         If as of December 31, 2002, the total number of "qualified members" of the "FreeWorldLottery.com" website equals or exceeds 2,000,000, that number of shares of eLOT common stock equal to the PlasmaNet Earned Conversion Share Amount (not to exceed 22,700,000 shares) shall be issued to PlasmaNet upon conversion and surrender of the preferred stock. If the number of qualified members does not equal or exceed 2,000,000 as of December 31, 2002, the preferred stock shall be deemed retired and cancelled and of no further force and effect. A "qualified member" is any member who has registered with FreeWorldLottery and either remains subscribed to the FreeWorldLottery results notification email or has played the FreeWorldLottery game within the preceding 90 days.

         Representations and Warranties. PlasmaNet has represented and warranted to eLOT with regard to its valid corporate existence and authority to carry on the business, its good and marketable title to the transferred assets, lack of any conflicting interests, effectiveness of the asset purchase agreement, that no consents are required, its ownership of trademarks and trade name, litigation matters, compliance with laws, timely filing of tax returns, no default under assigned contracts, insurance policies, no material adverse changes to the business or restrictions activities related to the business and its ability to evaluate the merits and risks of the transaction.

         eLOT has represented and warranted to PlasmaNet with regard to its own valid corporate existence and authority to carry on its business as now being conducted and to enter into this transaction, the lack of any conflicting interests, its present capitalization, that no consents are required, that no material adverse changes have occurred, litigation matters, compliance with laws, timely filing of tax returns, absence of further requirements, no general solicitation, no registration required for the common stock being issued, net current assets and pro forma total equity.

         Covenants. eLOT and PlasmaNet have further agreed, with regard to the period until and including the closing date, to cooperate with regards to affording eLOT access to PlasmaNet documents, conducting the business, obtaining notices and consents and managing the website.

         Closing Conditions. Other than the bring-down of customary representations and warranties and the execution of closing documents, the only condition to the consummation of the transactions contemplated by the asset purchase agreement is an approving eLOT shareholder vote.

         Indemnification. Subject to a minimum loss of $100,000 (and then only to the extent of such excess) and a maximum loss of $1,000,000 and certain procedural requirements, PlasmaNet has agreed to indemnify and hold eLOT harmless against any and all losses to which eLOT becomes subject or which eLOT suffers or incurs, insofar as such losses arise out of or result from:

     o    any liability, obligation or commitment of PlasmaNet;

     o    the inaccuracy of any representation or warranty of PlasmaNet;

     o the breach of any covenant of PlasmaNet contained in the asset purchase agreement; or

     o any failure to comply with any bulk transfer or similar law in connection with the transactions.

         eLOT has agreed to indemnify and hold PlasmaNet harmless against any and all losses to which PlasmaNet becomes subject or which PlasmaNet suffers or incurs, insofar as such losses arise out of or result from:

     o the inaccuracy of any representation or warranty of eLOT contained in the asset purchase agreement;

     o the breach of any covenant of eLOT contained in the asset purchase agreement;

     o except for matters as to which eLOT is entitled to indemnification pursuant to the asset purchase agreement, the operations of the business or the use of the transferred assets subsequent to the closing date; or

     o    any liability, obligation or commitment of eLOT.

         Board Observer. Until the later of September 30, 2002 or such time as PlasmaNet shall own less than 20% of the outstanding eLOT common stock, PlasmaNet shall be entitled to designate one individual reasonably acceptable to eLOT who shall be entitled to notice of, to attend and to any documentation distributed to members before, during or after, all meetings (including any action to be taken by written consent) of the board of directors of eLOT. eLOT reserves the right to withhold any information and to exclude such board observer from any meeting or portion thereof (so long as eLOT notifies the board observer of such withholding and of any action taken by the board as a result of such meeting) if access to such information or attendance at such meeting would:

     o in the judgment of eLOT's counsel, adversely affect the attorney-client privilege between eLOT and its counsel or cause the board to breach its fiduciary duties, or

     o in the good faith determination of a majority of the board, result in a conflict of interest with eLOT.

         eLOT will use its best efforts to ensure that any withholding of information or any restriction on attendance is strictly limited only to the extent necessary set forth in the preceding sentence. The board observer shall not be permitted to vote at any meeting of the board or counted for purposes of determining whether there is sufficient quorum for the board to conduct its business. PlasmaNet may replace the board observer with or without cause in its sole discretion by providing written notice to eLOT at least five days prior to any such action taking effect.

         Participation Rights. Subject to certain exceptions, each time eLOT proposes to offer any shares of common stock or other securities exchangeable, convertible or exercisable for common stock, eLOT shall first offer such securities to PlasmaNet. This covenant shall ter-minate and be of no further force or effect on later of September 30, 2002 or such time as PlasmaNet shall own less than 20% of the outstanding eLOT common stock.

         Dialogic Put Right. Within 30 days following the sale by eLOT of all or substantially all of the voting capital stock of Dialogic Communications Corp. owned by eLOT as of the date of the asset purchase agreement, eLOT shall deliver written notice to PlasmaNet setting forth the amount of proceeds from such sale and offering to utilize the lesser of 20% or $2,000,000 of such proceeds to purchase from PlasmaNet shares of common stock acquired by PlasmaNet pursuant to the asset purchase agreement or the strategic cooperation agreement at a purchase price of $0.30 per share of common stock.

         Standstill. PlasmaNet has agreed that until September 30, 2002 and during any period of time as PlasmaNet beneficially owns at least 27.5% of the outstanding eLOT common stock, PlasmaNet will not, and will cause its affiliates not to:

     o in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, by means of purchase, merger, business combination or in any other manner, beneficial ownership of any securities or property of eLOT or any of its subsidiaries (other than the shares of common stock issuable under the asset purchase agreement and the strategic cooperation agreement), provided that after the total number of shares issuable to PlasmaNet pursuant to the asset purchase agreement have been issued, PlasmaNet may purchase additional shares of common stock, so long as after any such purchase PlasmaNet would beneficially own less than 35% of the outstanding shares of common stock;

     o make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of eLOT or any of its subsidiaries;

     o form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) with respect to any voting securities of eLOT or any of its subsidiaries;

     o otherwise act, alone or in concert with others, to seek to control the management, board of directors, governing instruments, policies or affairs of eLOT;

     o make any public disclosure, or take any action that could require eLOT to make any public disclosure, with respect to any of the matters set forth in this paragraph;

     o disclose any intention, plan or arrangement inconsistent with the foregoing; or

     o advise, assist or encourage any other persons in connection with any of the foregoing.

         Nothing will prevent PlasmaNet from voting its shares of common stock that were previously issued to PlasmaNet with respect to any matter submitted to a shareholder vote. If PlasmaNet's beneficial ownership of shares of common stock increases to a percentage equal to or greater than 35% as a result of a decrease in the number of outstanding shares of common stock, such increase will not be deemed to be a violation of the ownership restrictions discussed above, and PlasmaNet will not be required to dispose of shares of common stock by reason of such increase.

         If any person other than:

     o    PlasmaNet or any of its affiliates;

     o any group within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, of which PlasmaNet or any of its affiliates is a member; or

     o any person who acquires any such outstanding common stock through any action benefiting such person, or after receiving information provided to such person, directly or indirectly, in a manner constituting a violation by PlasmaNet of any of the provisions described in the preceding paragraph or any confidentiality provisions in the asset purchase agreement or in the strategic cooperation agreement, acquires beneficial ownership of a majority of the outstanding eLOT common stock or if eLOT sells all or substantially all of its assets, the "standstill" provisions shall terminate.

         Authorized Shares. eLOT has agreed that it will not increase the number of authorized shares of common stock to an amount greater than 180,000,000 (22,500,000 after giving effect to the proposed reverse stock split) shares prior to December 31, 2002.

         Termination.  The asset purchase agreement may be terminated:

     o    by mutual agreement by eLOT and PlasmaNet; or

     o by eLOT or PlasmaNet if the conditions precedent to their obligations to close set forth in the asset purchase agreement are not satisfied on or prior to June 30, 2002.

Should the asset purchase agreement terminate, such termination shall not relieve either party for losses incurred as a result of a breach of the asset purchase agreement.

Management Agreement

         Concurrently with the execution of the asset purchase agreement, eLOT and PlasmaNet agreed to a form of management contract to be executed on the closing date by which PlasmaNet is to manage and operate the "FreeWorldLottery.com" website. PlasmaNet is to act as eLOT's exclusive agent in the management, operation, maintenance, marketing and distribution of this website. eLOT and PlasmaNet plan to cooperate on an ongoing basis with regard to strategy, personnel development and training.

         Compensation. PlasmaNet is entitled to receive as compensation for its management of the website a fixed fee in the amount of $75,000 per month, which management fee includes all costs of PlasmaNet to manage and operate the website. Other expenses incurred to generate revenues from the website are payable exclusively from the revenues generated from operation of the website, and not from other funds from eLOT.

         PlasmaNet's Obligations. PlasmaNet shall be solely and exclusively responsible for all management, operational, marketing, maintenance and distribution activities with respect to the website. PlasmaNet has agreed to use its best efforts at all times during the term of the management agreement to operate and maintain the website according to the highest standards achievable consistent with the overall plan of eLOT. PlasmaNet has also agreed to comply with all reasonable and necessary rules, policies and procedures promulgated for the website by eLOT. PlasmaNet is expected, for the account and at the expense of eLOT, to perform such other acts and deeds as are reasonable, necessary and proper in the discharge of its duties under the management agreement.

         PlasmaNet will be responsible for:

     o    personnel training;

     o advertising and marketing the website to members of PlasmaNet's "FreeLotto.com" website with the goal of generating at least $500,000 in monthly net contribution;

     o    making ordinary repairs and alterations to the website;

     o making modifications, improvements or expansions of the website as may be necessary and helpful;

     o requesting, demanding and collecting for any and all charges which become due, maintaining a comprehensive system of books and records; and

     o taking such action as may be reasonably necessary to comply with any and all laws or other requirements of any authority having jurisdiction over the website.

         Term. The management agreement will be effective for 18 months from the closing date and shall be renewable for successive additional one year terms at the option of eLOT. The management agreement will be subject to cancellation by either PlasmaNet or eLOT in the event of a material breach by the other party, which breach is not cured within 30 days of the party seeking to cancel the management agreement providing written notice of such material breach to the other party and such other party failing to cure the breach within said period. PlasmaNet and eLOT have agreed to indemnify each other from and against any and all claims arising from a party's negligence, fraud or breach of the management agreement and/or the license agreements in connection therewith.

         Indemnification. PlasmaNet has agreed to indemnify, defend and hold harmless eLOT from and against any and all claims, demands, liabilities, costs (including, without limitation, the cost of litigation and attorney's fees), damages and causes of action, of any nature whatsoever which arise out of or are incidental to the management of the website by PlasmaNet and which are based on or attributable to PlasmaNet's :

     o    negligence, fraud, deceptive practices, deceit or willful misconduct;

     o any breach or violation by PlasmaNet of the terms of any license agreement to which it is party in connection with providing services hereunder; or

     o breach of any provision of the management agreement or any fiduciary duty.

         The indemnification rights are cumulative of, and in addition to, any and all rights, remedies and recourse to which eLOT shall be entitled, whether pursuant to some other provision of this Agreement, at law or in equity.

         eLOT has agreed to indemnify, defend and hold harmless PlasmaNet from and against any and all claims, demands, liabilities, costs (including, without limitation, the cost of litigation and attorney's fees), damages and causes of action, of any nature whatsoever which arise out of and which are based on or attributable to the Company's negligence, fraud, deceptive practices, deceit or willful misconduct or breach of any provision of the agreement or any fiduciary duty. The indemnification rights are cumulative of, and in addition to, any and all rights, remedies and recourse to which PlasmaNet shall be entitled, whether pursuant to some other provision of the management agreement, at law or in equity.

         Assignment. The management agreement and the rights and obligations contained therein may not be assigned or delegated without the prior written consent of the non-assigning party. Any permitted assignee must agree to assume and discharge the duties and obligations of his assignor.

     In conjunction with the execution of the management agreement, PlasmaNet has agreed to provide eLOT with a perpetual paid-up, non-exclusive license with regard to certain of PlasmaNet's proprietary computer software program modules.

Amendment to Strategic Cooperation Agreement

     On June 8, 2001, the Company, eLOTTONET Inc. and PlasmaNet executed an amendment to the strategic cooperation agreement in connection with the execution of the asset purchase agreement and the resolution of the issues regarding unique users.

     The amendment provides that as consideration for all of the unique users provided by PlasmaNet to, and retained by, eLOT for all periods ending on or prior to March 31, 2001, eLOT will issue to PlasmaNet 11,100,000 shares of common stock on or prior to June 13, 2001. As consideration for qualified unique users in excess of 2,200,000 provided by PlasmaNet to, and retained by, eLOT, eLOT shall pay or cause to be paid to PlasmaNet either cash or shares of common stock.

     Within three (3) business days after each of June 30, 2001 and September 30, 2001, eLOT shall give written notice to PlasmaNet of the number of qualified unique users provided by PlasmaNet to, and retained by, eLOT as of such date.

     Within 10 business days after each such date if the number of qualified unique users provided by PlasmaNet to, and retained by, eLOT exceeds the previous high number of qualified unique users (defined with respect to the June 30, 2001 measurement date as 2,200,000 qualified unique users; and with respect to the September 30, 2001 measurement date, the greater of the number of qualified unique users provided by PlasmaNet and retained by eLOT as of the June 30, 2001 measurement date or 2,200,000 qualified unique users), eLOT shall pay to PlasmaNet as consideration for such qualified unique users in excess of the previous high number of qualified unique users any combination of cash or common stock as provided below:

     o to the extent eLOT elects to pay cash as consideration for all or a portion of such qualified unique users, the amount payable shall equal $0.75 per qualified unique user; or

     o to the extent eLOT elects to pay common stock as consideration for all or a portion of such qualified unique users, the number of shares of common stock to be issued will equal:

          -- the product of $0.75 and the number of such qualified unique users with respect to which eLOT has elected to issue common stock as consideration, divided by

          -- the average common stock price during the applicable quarterly measurement period.

         However, eLOT shall not be obligated to pay consideration to PlasmaNet for more than 375,000 qualified unique users with respect to either measurement date.

         With respect to quarterly periods after September 30, 2001, the parties have agreed to review the then-current conditions in the advertising market and endeavor in good faith to agree to an appropriate rate per name for such quarter. If the parties are unable to reach agreement, PlasmaNet may stop providing, and eLOT may stop accepting, additional unique users. However, in such case, PlasmaNet shall continue to provide qualified unique users to eLOT to the extent necessary to maintain the aggregate number of qualified unique users for which it has been compensated.

Registration Rights Agreements

         eLOT and PlasmaNet have executed a registration rights agreement dated June 8, 2001 containing customary provisions that, among other things, obligates eLOT to file a registration statement with respect to the common stock issuable to PlasmaNet under the amendment to the strategic cooperation agreement and cause such registration statement to become and remain effective for a certain period of time.

         eLOT and PlasmaNet have also agreed to a form of registration rights agreement that obligates eLOT to file a registration statement with respect to the common stock issuable upon the conversion of the preferred stock to be issued under the asset purchase agreement. That registration rights agreement is substantially similar in form to the registration rights agreement referenced in the preceding paragraph and the execution of that agreement is a condition precedent to the closing of the transactions contemplated by the asset purchase agreement described above.

Federal Income Tax Consequences of the Asset Purchase Agreement with PlasmaNet

         The transactions contemplated by the asset purchase agreement with PlasmaNet will not result in eLOT shareholders recognizing gain or loss for U.S. federal income tax purposes.

Accounting Treatment of the Asset Purchase Agreement with PlasmaNet

         The acquisition of the FreeWorldLottery.com website will be accounted for under the purchase method of accounting. The preferred stock issued at closing will be recorded at its fair value with the total purchase price allocated to certain assets acquired, primarily intangible assets.

No Dissenter's Rights

         Under Virginia law, eLOT shareholders are not entitled to dissenter's rights of appraisal with respect to the transactions contemplated by the asset purchase agreement with PlasmaNet.

Approval Required

         In order for the shareholders to authorize the issuance of the Preferred Stock to PlasmaNet, a majority of the votes cast at the meeting must vote in person or by proxy in favor of this proposal, provided that the total votes cast represent over 50% of all shares of common stock entitled to vote at the meeting.

Recommendation of the Board

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED ISSUANCE OF PREFERRED STOCK IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THE ASSET PURCHASE AGREEMENT WITH PLASMANET.

                                   PROPOSAL 2

          AMENDMENT TO eLOT'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT eLOT IS AUTHORIZED TO ISSUE

         On June 5, 2001 the Board of Directors of eLOT approved and recommended to the shareholders that they amend eLOT's Articles of Incorporation to increase the number of shares of common stock that eLOT is authorized to issue. The decision of when to effectuate the increase in authorized common stock will be determined by eLOT's Board of Directors in its sole discretion. A copy of the proposed Articles of Amendment is attached as Annex III to this Proxy Statement.

Increase of Authorized Shares

         The proposed amendment would increase the number of authorized shares of common stock from 130,000,000 to 180,000,000 (before giving effect to the reverse stock split described below). The additional authorized shares of common stock will be available for future issuance to give us flexibility in corporate planning and in responding to future business developments, including possible stock splits or dividends, financings and acquisition transactions, issuances under stock-based incentive plans and other general corporate purposes.

         Under some circumstances, issuances of additional shares of common stock could dilute the voting rights, equity and earnings per share of existing shareholders. This increase in authorized but unissued common stock could also be considered an anti-takeover measure be-cause the additional unissued shares of common stock could be used by the Board to make a change in the control of eLOT more difficult. The Board's purpose in recommending this proposal is not as an anti-takeover measure, however, but for the reasons discussed above.

         Authorized shares of common stock may be issued by the Board from time to time without further shareholder approval, except in situations were shareholder approval is required by law or the rules of any applicable stock exchange.

No Dissenter's Rights

         Under Virginia law, shareholders are not entitled to dissenter's rights of appraisal with respect to the increase in the number of shares of common stock that eLOT is authorized to issue.

Approval Required

         In order for the shareholders to authorize increasing the number of shares of common stock that eLOT is authorized to issue, a majority of the shares of outstanding common stock entitled to vote at the meeting must vote in person or by proxy in favor of this proposal. Abstentions and shares held in street name that are not voted on this proposal will have the same effect as a vote against the proposal.

Recommendation of the Board

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION INCREASING THE NUMBER OF SHARES OF COMMON STOCK THAT eLOT IS AUTHORIZED TO ISSUE.

                                   PROPOSAL 3

             AMENDMENT TO eLOT'S ARTICLES OF INCORPORATION TO EFFECT
                      AN EIGHT-FOR-ONE REVERSE STOCK SPLIT

         On July 6, 2001 the Board of Directors of eLOT approved and recommended to the shareholders that they amend eLOT's Articles of Incorporation to effect a reverse stock split of the issued and outstanding common stock at a ratio of eight-to-one. The decision of whether to implement the reverse stock split, if authorized by the shareholders, will be determined by eLOT's Board of Directors in its sole discretion. A copy of the proposed Articles of Amendment is attached as Annex III to this Proxy Statement.

The Reverse Stock Split

         If the shareholders approve the reverse stock split, management intends to effect the reverse stock split as soon as practicable subsequent to receiving the requisite shareholder ap-proval and will notify shareholders of the effectiveness of the reverse stock split by a press release. Notwithstanding the foregoing, the Board reserves the right, notwithstanding shareholder approval, and without further action by the shareholders, to abandon the reverse stock split, if, at any time prior to filing the Articles of Amendment with the State Corporation Commission of the Commonwealth of Virginia, the Board, in its sole discretion, determines that the reverse stock split is no longer in the best interests of eLOT and its shareholders.

Reasons For the Reverse Stock Split

         The primary reason for the reverse stock split is to combine the outstanding shares of common stock in order to increase the price per share of the common stock and regain compliance with the minimum bid price requirement for continued listing on The Nasdaq SmallCap Market.

         Effective June 22, 2001, the Nasdaq Listing Qualifications Panel determined to transfer the listing of eLOT common stock from the Nasdaq National Market to The Nasdaq SmallCap Market. In order to maintain this listing, eLOT is required to demonstrate a closing bid price of at least $1.00 per share on or before August 15, 2001 and, immediately thereafter, a closing bid price of at least $1.00 per share for a minimum of ten consecutive trading days. In addition, on or before August 15, 2001, eLOT must file the Form 10-Q for the quarter ending June 30, 2001 with the SEC and Nasdaq evidencing a minimum of $8,000,000 in pro forma shareholders' equity. The filing must contain a June 30, 2001 balance sheet with pro forma adjustments for any significant events or transactions occurring on or before the filing date.

         eLOT believes that, if the reverse stock split is implemented, it is likely that the closing bid price of the common stock will increase above $1.00 and eLOT would be in compliance with the minimum bid price requirement. The reverse stock split would decrease the number of issued and outstanding shares of common stock, presumably increasing the per share market price of the common stock; however, the price per share of the common stock is also based on our financial performance and other factors, some of which may be unrelated to the number of shares outstanding. Accordingly, there can be no assurance that the closing bid price of the common stock after the reverse stock split will increase in an amount proportionate to the decrease in the number of issued and outstanding shares or will increase at all or that any increase can be sustained for a prolonged period of time. Further, even if the closing bid price of the common stock increases to above $1.00, there can be no assurance that we will be able to maintain compliance with all of the requirements of The Nasdaq SmallCap Market maintenance standards. If we fail to maintain compliance with one or more of these requirements, the common stock would be subject to delisting from The Nasdaq SmallCap Market.

         Although we believe that the reverse stock split will have no detrimental effect on the total value of the common stock there can be no assurance that the total value of the common stock after the reverse stock split will be the same as before. To the extent that a shareholder's holding is reduced by reason of the reverse stock split to less than 100 shares of common stock, the brokerage fees for the sale of such shares will in all likelihood be higher than the brokerage fees applicable to the sale of round lots of shares.

         eLOT believes that the long-term interests of eLOT shareholders are best served by maintaining a Nasdaq Small Cap listing for eLOT's shares. The reasoning is as follows:

     o A listing will preserve liquidity. eLOT is actively traded and listing will help retain market makers. As the Nasdaq small cap market is regulated, marked makers tend to adhere to standards which result in tighter spreads, reduced volatility and grater depth of supply and demand. All these factors contribute to the perception and reality of enhanced liquidity which is important to attracting new shareholders and equally important to existing shareholders.

     o A listing will sustain visibility to the investment community. If our listing is maintained, our share price will be quoted daily in The Wall Street Journal.

     o A listing will enhance credibility with investors and customers. The fact that Nasdaq has reviewed eLOT's plan and chosen to permit continued listing is a positive comment on the viability of the plan.

     o A listing will create acquisition currency. If our shares are not listed, it will be increasingly difficult to persuade acquisition targets to accept eLOT shares.

     o A listing will expand the universe of potential investors. Many individual and institutional investors will not buy unlisted shares.

     o A listing will enhance access to capital as needed for a combination of all the reasons set out above.

     o A listing, once lost, is more difficult to regain than it is to maintain.

     o The alternative to a Nasdaq Small Cap listing is the Over-the-Counter Bulletin Board. With regard to market makers and liquidity, the Over-the-Counter Bulletin Board lacks the status and recognition inherent in a NASDAQ listing.

Implementation of the Reverse Stock Split

         Pursuant to the reverse stock split each holder of eight shares of common stock, immediately prior to the effectiveness of the reverse stock split would become the holder of one share of common stock.

         The reverse stock split will become effective after eLOT files the Articles of Amendment with the State Corporation Commission of the Commonwealth of Virginia. If the reverse stock split is approved by the shareholders, the Board intends to cause the Articles of Amendment to be filed as soon as practicable after the date of the meeting. However, notwithstanding approval by the shareholders, the Board may elect not to file, or to delay the filing of, the Articles of Amendment, if the Board determines that filing the Articles of Amendment would not be in the best interest of eLOT or its shareholders at such time.

Effects of the Reverse Stock Split

         With the exception of the number of issued and outstanding shares, the rights and preferences of the shares of common stock prior and subsequent to the reverse stock split will remain the same.

         The reverse stock split may result in some shareholders owning "odd-lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

         The per share par value of the common stock will not change as a result of the reverse stock split. In addition, at the effective time each option and warrant to purchase common stock and any other convertible security outstanding on the effective time will be adjusted so that the number of shares of common stock issuable upon their exercise shall be divided by eight (and corresponding adjustments will be made to the number of shares vested under each outstanding option) and the exercise price of each option and warrant shall be multiplied by eight. No fractional shares will be issued upon the reverse split. In lieu thereof, the Company will pay each holder of a fractional interest an amount in cash equal to the value of such fractional interest as described herein.

Exchange of Stock Certificates

         Upon the effectiveness of the Articles of Amendment, the reverse stock split will occur without any further action on the part of shareholders and without regard to the date or dates on which the stock certificates are physically surrendered in exchange for certificates representing the number of shares of new common stock such shareholders are entitled to receive as a consequence of the reverse stock split. As soon as possible after the effectiveness of the reverse stock split, holders of common stock will be notified and requested to surrender their present common stock certificates for new certificates representing the number of whole shares of common stock into which such shares have been converted as a result of the reverse stock split. Until so surrendered, each current certificate representing shares of common stock will be deemed for all corporate purposes after the effectiveness of the reverse stock split to evidence ownership of common stock in the appropriately reduced whole number of shares.

         No service charges will be payable by holders of shares of common stock in connection with the exchange of certificates. All of such expenses will be borne by eLOT.

Fractional Shares

         No fractional share certificates for common stock will be issued in connection with the reverse stock split, but in lieu thereof, the aggregate number of whole shares resulting from the combination of all fractional shares otherwise issuable will be sold by eLOT in public or private transactions as soon as practicable after the effective date on the basis or prevailing market prices of the common stock at the time of sale. After the effective date, eLOT will pay shareholders entitled to receive a fractional share, cash in lieu of their fractional interests upon surrender of their stock certificates. No service charges or brokerage commissions will be payable by shareholders in connection with the sale of fractional interests, all of which costs will be borne by eLOT. Shareholders will not be entitled to receive cash for any whole new shares of common stock into which their current shares are converted.

Federal Income Tax Consequences of the Reverse Stock Split

         The following is a summary of the material federal income tax consequences of the reverse stock split to a shareholder and is for general information purposes only. Shareholders should consult their own tax advisors as to any federal, state, local and foreign tax effects of the reverse stock split in light of their individual circumstances.

         The change of the old common stock into the new common stock should not have material federal income tax consequences to shareholders. The change of the old common stock into the new common stock generally will not cause any gain or loss to be recognized by a shareholder, except for cash received for a fractional share. A shareholder who receives cash for a fractional share will recognize gain or loss equal to the difference between the amount of cash received and the shareholder's basis in the fractional share. The aggregate basis of the shares of new common stock, including any fractional share for which a shareholder receives cash, will be the same as the aggregate basis of the old common stock held by the shareholder. A shareholder's holding period for shares of new common stock will include the holding period for shares of old common stock held by the shareholder if they are held as a capital asset at the effective time of the reverse stock split.

         EACH SHAREHOLDER SHOULD CONSULT WITH THE SHAREHOLDER'S OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF THE SHAREHOLDER'S PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICATION OF ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX LAW.

Accounting Effects of the Reverse Split

         Following the effective time, the par value of the common stock will remain the same. As a result, the Company's stated capital will be reduced and capital in excess of par value (paid-in capital) increased accordingly. Shareholders' equity will remain unchanged.

No Dissenter's Rights

         Under Virginia law, shareholders are not entitled to dissenter's rights of appraisal with respect to the reverse stock split.

Approval Required

         In order for the shareholders to authorize the reverse stock split, a majority of the shares of outstanding common stock entitled to vote at the meeting must vote in person or by proxy in favor of this proposal. Abstentions and shares held in street name that are not voted on this proposal will have the same effect as a vote against the proposal.

Recommendation of the Board

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION EFFECTING THE REVERSE STOCK SPLIT.

                                   PROPOSAL 4

                              ELECTION OF DIRECTORS

         Each director to be elected at the meeting will serve until the next annual meeting of shareholders. eLOT's Bylaws give the eLOT Board of Directors the flexibility to designate the size of the Board within a range of five to nine members and to appoint new directors should suitable candidates come to its attention before the next annual meeting of shareholders. Consequently, the eLOT Board of Directors has the ability to respond to changing requirements and to take timely advantage of the availability of especially well-qualified candidates. Any such appointees to the eLOT Board of Directors cannot serve past the next annual meeting without shareholder approval. The size of the Board is currently six directors.

         The following persons have been nominated by the eLOT Board of Directors as candidates for election as directors, and proxies not marked to the contrary will be voted in favor of their election. In accordance with the Bylaws of eLOT, as amended by the Board effective November 15, 2000, the Board has determined that each of incumbent directors Fernandes, Hectus, Seslowe and Gunn is qualified to serve as an independent director pursuant to the Bylaws. Mr. Gunn served as interim president of eLottery, Inc., the company's subsidiary, for approximately four months in 2000 and his consulting company was paid for his services. In addition, Mr. Gunn as a trustee indirectly engaged in a stock transaction with the Company in

January 2000 and a related transaction in May 2001. Both transactions are more fully described in the section of this Proxy Statement below entitled "Certain Relationships and Related Transactions". As permitted by the Bylaws, the other independent directors, Messrs. Fernandes, Hectus and Seslowe, have determined that notwithstanding these transactions, Mr. Gunn should be deemed to be independent for purposes of the Bylaws since he is not a current employee or an immediate family member of a current employee of the Company and in their opinion his prior relationships with the Company would not interfere with his exercise of independent judgment in carrying out the responsibilities of an independent director. The reasons for the Board's determination include the Board's judgment that Mr. Gunn's assistance as interim president of eLottery was limited in scope and duration and intended to be temporary, that the compensation he received from the interim assignment was indirect and financially not material to Mr. Gunn, and the value of the indirect stock transaction to Mr. Gunn was not sufficient in magnitude or relationship to current management as to influence his judgments as to current management of the Company.

         The election of each nominee for director requires the affirmative vote of the holders of a plurality of shares of common stock cast in the election of directors. Votes that are withheld and shares held in street name that are not voted in the election of directors will not be included in determining the number of votes cast. Certain information regarding each nominee is set forth below, including each individual's principal occupation and business experience during at least the last five years, and the year in which the individual was elected a director of eLOT or one of its predecessor companies.

                                                                                                   Director
Name                          Age    Principal Occupation                                           Since
---------------------------   ---    ---------------------------------------------------------     ---------
Edwin J. McGuinn, Jr.          49    President and Chief Executive Officer of the Company            2000
                                     since May 2000. Prior to joining eLOT,
                                     since 1998, Mr. McGuinn was President and
                                     CEO of Automated Trading Systems, Inc. and
                                     its subsidiary, LIMITrader Securities,
                                     Inc., an Internet based securities firm
                                     operating one of the first proprietary
                                     web-based systems for trading corporate
                                     bonds, medium term notes and high-yield
                                     bonds.

                                     From 1996 to 1998, Mr. McGuinn was
                                     Executive Vice President and head of
                                     operations at InterVest Securities, Inc., an electronic bond-trading network where he was responsible for all sales, marketing and trading operations. Prior thereto, he held executive management positions at
                                     Rodman & Renshaw Capital Group, Inc. (from
                                     1995 to 1996), Lehman Brothers, and Mabon
                                     Securities. He spent eleven years at Lehman
                                     Brothers as a Managing Director where he was a member of the firm's fixed income operating committee responsible for international trading, sales and research in New York, London and Tokyo.



                                      -40-

                                                                                                   Director
Name                          Age    Principal Occupation                                           Since
---------------------------   ---    ---------------------------------------------------------     ---------

                                     Mr. McGuinn is a CPA and holds a bachelor's degree in mathematics and economics from Colgate University, and a master's degree in accounting from NYU.

Stanley J. Kabala              57    Chairman of the Company since May 2000.  Prior thereto,         1998
                                     President, Chief Executive Officer and Chairman of the
                                     Company since June 1998.  Prior thereto, Mr. Kabala was
                                     President and Chief Executive Officer of Rogers Cantel
                                     Mobile Communications, the largest wireless telephone
                                     company in Canada, and Chief Operating Officer of its
                                     parent Rogers Communications, Inc., from 1996 through
                                     1997.  During 1995, he was President and Chief Executive
                                     Officer of Unitel Communications, Inc., Canada's largest
                                     alternative long distance provider.  From 1968 through
                                     1994, Mr. Kabala held various positions at AT&T
                                     Corporation.

Richard J. Fernandes           42    Founder and Chief Executive Officer since 1999 of               2000
                                     Webloyalty.com.  From 1989 until 1998, Mr. Fernandes
                                     served in several executive positions at CUC
                                     International, Inc., including President of its
                                     subsidiary Plextel Telecommunications,, a database-driven
                                     classified business, from 1996 to 1998, and Executive
                                     Vice President, Interactive Services and Senior Vice
                                     President, Interactive Services from 1993 to 1996.

Philip D. Gunn                 49    Co-founder and President of Growth Capital Partners, LLC,       1999
                                     a professional merchant banking and venture capital
                                     investment firm.   Before establishing Growth Capital
                                     Partners in 1982, Mr. Gunn was a Vice President in the
                                     Manufacturers Hanover Merchant Banking Group with overall
                                     responsibility for merger and acquisition advisory
                                     services.  During the past twenty years, he has been
                                     active in structuring, negotiating, and financing
                                     corporate acquisitions, management buyouts and venture
                                     capital investments.

John P. Hectus                 56    Retired.  Mr. Hectus was President, AT&T Canada                 1998
                                     Enterprises from March 1999 to December 1999; Vice
                                     President, Finance and Chief Financial Officer, AT&T
                                     Canada Enterprises, from June 1998 to March 31, 1999;
                                     Senior Vice President and Chief Financial Officer, AT&T
                                     Canada, Inc. from February 1996 through May 1998; and
                                     Vice President and Chief Financial Officer, AT&T
                                     Caribbean & Latin America from January 1995 through
                                     January 1996.  Prior thereto, he held various executive
                                     positions within AT&T Corporation.



                                      -41-

                                                                                                   Director
Name                          Age    Principal Occupation                                           Since
---------------------------   ---    ---------------------------------------------------------     ---------

Jerry M. Seslowe               55    Managing Director of Resource Holdings Ltd., an                 1996
                                     investment and financial consulting firm, since 1983.
                                     Prior to 1983, Mr. Seslowe was a partner at KPMG Peat
                                     Marwick, a provider of investment and financial
                                     services.  Mr. Seslowe has served as a director of eLOT
                                     since February 1996 and prior to eLOT's acquisition of
                                     eLottery was a director of eLottery.  Mr. Seslowe is a
                                     certified public accountant and an attorney.

Director Compensation

         Each director of eLOT, other than Mr. McGuinn, was granted upon his election or reelection to the Board in 1999 or 2000, an option to purchase 100,000 shares of eLOT's common stock, at the market price on the date of election, under the terms of eLOT's 1999 Stock Incentive Plan approved by the shareholders on December 14, 1999. Each director elected at the 1999 Annual Meeting was granted an option to purchase 100,000 eLOT shares at the market price at December 14, 1999 of $3.875 per share, and Mr. Fernandes was granted an option to purchase 100,000 shares at $7.375 per share, the market price on March 3, 2000, when he was elected to the Board. On July 17, 2000, each current director was granted an option to purchase 40,000 eLOT shares at the market price on that date of $1.875 per share. In addition, during 2000, each director was paid, and it is the current intention of the Company to continue to pay in 2001, a fee of $500 per Board or Committee meeting attended and reimbursement of expenses incurred in attending Board and Committee meetings.

         As of May 31, 2001, no shares had been issued upon exercise of options granted to directors under the 1999 Stock Incentive Plan, and there were outstanding options granted to directors to purchase 800,000 shares of common stock at exercise prices ranging from $1.875 to $7.375 per share under the 1999 Plan. As of December 14, 1999, when the 1999 Plan was adopted, 127,800 shares had been issued upon exercise of options granted under the terms of the 1990 Directors' Stock Option Plan. Options to purchase 72,800 shares of common stock (at exercise prices ranging from $1.50 to $6.38 per share) were outstanding under the terms of the 1990 Plan as of May 31, 2001.

         Prior to the 1999 Annual Meeting, the Company's director compensation program provided that each director who did not receive other direct compensation from eLOT also received upon his or her initial election to the Board a warrant to purchase 25,000 shares of eLOT common stock at the market price at the date of grant. Each warrant has a term of five years. Under this program, the following warrants were granted to current directors upon their initial election to the Board:

Name                        Date of Grant               Warrant Price Per Share
----------------------- -----------------------      ---------------------------
Philip D. Gunn              May 21, 1999                         $5.31
John J. Hectus            November 18, 1998                      $1.25

         eLOT also reimburses directors for the travel and accommodation expenses incurred in attending Board meetings.

Board and Committee Activities

         During 2000, the eLOT Board of Directors met on 17 occasions. All directors attended more than 75% of the total number of meetings of the Board and of all committees of which they were members during 2000. During 2000, the Board had two standing committees, an Audit Committee and a Compensation Committee.

         The function of the Audit Committee is to recommend the selection of auditors and to review the audit report and the adequacy of internal controls. The Audit Committee met four times during 2000. The members of the Audit Committee during 2000 were John Hectus (Chairman), Rick Fernandes and Philip Gunn. Effective January 1, 2001, the members of the Audit Committee are John Hectus (Chairman), Rick Fernandes and Jerry Seslowe.

         The Compensation Committee recommends to the full Board the compensation arrangements, stock option grants and other benefits for executive management of Executone as well as the incentive plans to be adopted by eLOT. The Compensation Committee met once during 2000. The members of the Compensation Committee during 2000 were John Hectus and Jerry Seslowe, who with Mr. Gunn continued on that Committee in 2001.

         Effective November 15, 2000, the Board amended the Bylaws of the Company to require a Lead Director of the independent directors, and a Nominating Committee and a Transaction Committee of the Board, all of the members of which shall be independent as defined in the Bylaws. The independent directors have selected John Hectus as the Lead Director in accordance with the Bylaws. The Nominating Committee is responsible for the evaluation and nomination of Board members. The Nominating Committee consists of Rick Fernandes and John Hectus. The Transaction Committee is responsible for reviewing all related-party transactions involving the Corporation, and considering and making recommendations to the full Board with respect to all proposals involving (a) a change in control, or (b) the purchase or sale of assets constituting more than 10% of the Corporation's total assets. The Transaction Committee consists of Jerry Seslowe and Philip Gunn.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table lists any person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act) who, to the knowledge of eLOT, was the beneficial owner as of March 31, 2001, of more than 5% of the outstanding voting shares of the Com-pany. Unless otherwise noted, the owner has sole voting and dispositive power with respect to the securities.

                                                                     Amount and
                                                                     Nature of
                               Name and Address of                   Beneficial
Title of Class                   Beneficial Owner                    Ownership               Percent of Class (1)
--------------                   ----------------                    ---------               --------------------

Common Stock                 Heartland Advisors, Inc.                   5,635,000                  6.66%
                             790 North Milwaukee Street
                             Milwaukee, WI 53202

(1) Percentages shown are based upon 84,633,805 shares of common stock outstanding as of June 30, 2001.

         The following table sets forth as of June 30, 2001, the beneficial ownership of the Company's voting shares by all current directors and nominees of the Company, the current Chief Executive Officer, the former Chief Executive Officer, the four next most highly compensated executive officers in 2000, and all current directors and executive officers of the Company as a group. Unless otherwise indicated, each person listed below has sole voting and investment power over all shares beneficially owned by him or her.

                                                             Amount and Nature of
Title of Class              Name of Beneficial Owner         Beneficial Ownership       Percentage of Class (1)
--------------              ------------------------         --------------------       -----------------------

Common Stock                Barbara C. Anderson                       476,026 (2)       *
                            Robert C. Daum                          1,083,331 (3)       1.26%
                            Richard J. Fernandes                      200,000 (4)       *
                            Philip D. Gunn                            364,500 (5)       *
                            John P. Hectus                            224,700 (6)       *
                            Stanley J. Kabala                         452,287 (7)       *
                            Edwin J. McGuinn, Jr.                   1.319,999 (8)       1.54%*
                            David Parcells                            100,000 (9)       *
                            Jerry M. Seslowe                         623,556 (10)       *
                            Michael W. Yacenda                     1,341,471 (11)       1.54%
                            All Current Directors and              5,687,434 (10)       6.39%
                            Officers as a Group
                            (10 Persons)

* Less than 1% of the class.

(1) Percentages shown are based upon 84,633,805 shares of common stock actually outstanding as of June 30, 2001. In cases where the beneficial ownership of the individual or group includes options, warrants or convertible securities, the percentage is based on 84,633,805 shares actually outstanding, plus the number of shares issuable upon exercise or conversion of any such options, warrants or convertible securities held by the individual or group. The percentage does not reflect or assume the exercise or conversion of any options, warrants or convertible securities not owned by the individual or group in question.

(2) Includes 386,666 shares issuable upon exercise of options that are or will become exercisable by September 30, 2001 and 7,247 shares issuable upon conversion of the Company's Debentures of which Ms. Anderson beneficially owns $77,000 in principal amount, or less than 1% of the outstanding principal amount; does not include 323,334 shares subject to options that are not and will not become exercisable by September 30, 2001.

(3) Includes 1,083,331 shares issuable upon exercise of options that are or will become exercisable by September 30, 2001; does not include 1,241,669 shares subject to options that are not and will not become exercisable by September 30, 2001.

(4) Includes 170,000 shares issuable upon exercise of options that are or will become exercisable by September 30, 2001.

(5) Includes 364,500 shares subject to options and 25,000 shares subject to warrants that are or will become exercisable by September 30, 2001.

(6) Includes 224,700 shares issuable upon exercise of options and 25,000 shares issuable upon exercise of warrants that are or will become exercisable by September 30, 2001.

(7) Includes 165,000 shares issuable upon exercise of options that are or will become exercisable by September 30, 2001.

(8) Includes 1,269,999shares issuable upon exercise of options that are or will become exercisable by September 30, 2001; does not include 2,340,001 shares subject to options that are not and will not become exercisable by September 30, 2001.

(9) Includes 100,000 shares subject to options that are exercisable by September 30, 2001; does not include 500,000 shares subject to options that are not and will not become exercisable by September 30, 2001.

(10) Includes 213,400 shares subject to options that are exercisable by September 30, 2001. Also includes 25,467 shares of Common Stock owned and 100,000 shares of Common Stock subject to exercisable options and warrants held by Resource Holdings Associates, of which Mr. Seslowe is a managing director and in which he holds a greater than 10% ownership interest.

(11) Includes 501,564 shares subject to options that are or will become exercisable by September 30, 2001, and 1,600 shares issuable upon conversion of the Company's Debentures, of which Mr. Yacenda beneficially owns $17,000 in principal amount or less than 1% of the outstanding principal amount. Does not include 823,436 shares subject to options not exercisable by September 30, 2001.

(12) Includes 4,429,160 shares issuable upon exercise of options that are or will become exercisable by September 30, 2001, 150,000 shares issuable upon exercise of warrants that are or will become exercisable by September 30, 2001, and 8,847 shares issuable upon conversion of the Company's Debentures. Does not include 6,045,685 shares issuable upon exercise of options not exercisable by September 30, 2001.

                           EXECUTIVE OFFICERS OF eLOT

         The executive officers of eLOT are as follows:

Name                                Age                        Position with eLOT

Edwin J. McGuinn, Jr.               49     President and Chief Executive Officer
Robert C. Daum                      48     Executive Vice President, Finance and Development
Michael W. Yacenda                  49     Executive Vice President and President, eLottery, Inc.
Barbara C. Anderson                 49     Senior Vice President, Law and Administration and
                                           Secretary
David J. Parcells                   43     Vice President and Chief Financial Officer

     Edwin J. McGuinn, Jr. has been President and Chief Executive Officer of the Company since May 2000. Prior to joining eLOT, since 1998, Mr. McGuinn was President and CEO of Automated Trading Systems, Inc. and its subsidiary, LIMITrader Securities, Inc., an Internet based securities firm operating one of the first proprietary web-based systems for trading corporate bonds, medium term notes and high-yield bonds. From 1996 to 1998, Mr. McGuinn was Executive Vice President and head of operations at InterVest Securities, Inc., an electronic bond-trading network where he was responsible for all sales, marketing and trading operations. Prior thereto, he held executive management positions at Rodman & Renshaw Capital Group, Inc. (from 1995 to 1996), Lehman Brothers, and Mabon Securities. He spent eleven years at Lehman Brothers as a Managing Director where he was a member of the firm's fixed income operating committee responsible for international trading, sales and research in New York, London and Tokyo. Mr. McGuinn is a CPA and holds a bachelor's degree in mathematics and economics from Colgate University, and a master's degree in accounting from NYU.

     Robert C. Daum has been Executive Vice President, Finance and Development, since February 2000. From 1978 to 1999, Mr. Daum was employed in the investment banking industry, focused on corporate finance and mergers and acquisitions. Between 1994 and 1999 he was a Managing Director with Warburg Dillon Read and a predecessor, UBS securities. Prior to 1994, Mr. Daum was employed by Prudential Securities, Merrill Lynch & Co., and Dillon Read and Co., Inc. He holds a B.A. from Colgate University and an M.B.A. from Harvard University.

     Michael W. Yacenda has served as Executive Vice President of eLOT since January 1990, and as President of eLottery and its subsidiary, UniStar Entertainment since 1996. Prior to that time, he was Vice President, Finance and Chief Financial Officer of eLOT from July 1988 to January 1990. He served as a Vice President of ISOETEC from 1983 to 1988. From

1974 to 1983, Mr. Yacenda was employed by the public accounting firm, Arthur Andersen & Co. Mr. Yacenda is a certified public accountant.

     Barbara C. Anderson has been Senior Vice President, Law and Administration and Secretary of eLOT since January 2000. Prior to that time, she was Vice President, Law & Administration since October 1998, and Vice President, General Counsel and Secretary since 1990. From 1985 to 1989, she was Corporate Counsel of United States Surgical Corporation, a manufacturer of medical devices. She holds a B.A. from Middlebury College and a J.D. from New York University.

     David J. Parcells has served as Vice President and Chief Financial Officer since January 2000. Prior to that he served as President and Chief Financial Officer of Sentinel Business Systems, Inc. from 1998-2000. From 1993 to 1998, Mr. Parcells served as Vice President, Operations for Swiss Army Brands, Inc. Prior thereto, he was Senior Manager for Arthur Andersen, LLP from 1985-1993. Mr. Parcells sits on the Board of St. Vincent's Medical Center Foundation. He is a graduate of Providence College and a Certified Public Accountant.

                             EXECUTIVE COMPENSATION


Summary Compensation Table

         The following table sets forth the compensation by the Company of the current Chief Executive Officer, the former Chief Executive Officer and the four most highly compensated other executive officers of eLOT in 2000, for services in all capacities to the Company and its subsidiaries during the three fiscal years ended December 31, 2000.

                                                                            Other Annual       Awards of        All Other
                                                    Salary      Bonus       Compensation       Options/        Compensation
Name and Principal Position             Year         ($)         ($)            ($)            SARs (#)          ($) (1)
---------------------------             ----         ---         ---            ---            --------          -------

Edwin J. McGuinn, Jr.                2000         187,500           -0-      -0-            2,500,000             -0-
President and Chief Executive        1999              -0-          -0-      -0-                  -0-             -0-
Officer                              1998              -0-          -0-      -0-                  -0-             -0-

Stanley J. Kabala (2)                2000         138,463           -0-      -0-              40,000            2,870
Chairman of the Board,               1999         300,000      633,833       -0-              50,000            6,493
Former President and Chief           1998         144,231      151,562       91,936          400,000            6,072
Executive Officer

Michael W. Yacenda                   2000         262,400           -0-      -0-             250,000              -0-
Executive Vice President             1999         262,400            0       0               500,000            6,708
President, eLottery, Inc.            1998         262,203            0       0                     0            6,072

Robert C. Daum                       2000         210,577           -0-      -0-            1,500,000             -0-
Executive Vice President             1999              -0-          -0-      -0-                  -0-             -0-
Finance and Strategic                1998              -0-          -0-      -0-                  -0-             -0-
Development

Barbara C. Anderson                  2000         175,368       60,850       -0-                  -0-           3,133
Senior Vice President, Law &         1999         167,075           -0-      -0-             290,000            18,942
Administration and Secretary         1998         166,950           -0-      -0-              80,000            17,926

David J. Parcells                    2000         158,954           -0-      -0-             250,000              -0-
Vice President and Chief             1999              -0-          -0-      -0-                  -0-             -0-
Financial Officer                    1998              -0-          -0-      -0-                  -0-             -0-


(1) "All Other Compensation" includes for Mr. Kabala, Mr. Yacenda and Ms. Anderson a matching contribution by the Company under the Company's 401(k) plan in the amount of $660 each for each year. This column also includes premiums paid by the Company for long-term disability and life insurance for the following individuals in the following amounts in 2000: Mr. Kabala, $2,210; Mr. Yacenda, $4,367; and Ms. Anderson, $2,473; in the following amounts in 1999: Mr. Kabala, $5,833; Mr.

     Yacenda, $6,048; and Ms. Anderson, $3,282; and in the following amounts in 1998: Mr. Kabala, $5,412; Mr. Yacenda, $5,412; and Ms. Anderson, $2,266.
     This column also includes in the case of Ms. Anderson $15,000 in credits against the exercise price of employee stock options in each of 1999 and 1998.

(2) Mr. Kabala was elected Chairman, President and Chief Executive Officer effective June 28, 1998 and resigned as President and Chief Executive Officer in May 2000. Of the stock and options granted to Mr. Kabala in 1998, options to purchase 200,000 shares have subsequently expired. The 40,000 share option awarded to Mr. Kabala in 2000 was awarded solely in his capacity as a director. See the discussion of his employment agreement below. The amounts shown as bonuses for 1998 and 1999 represent the taxable value of stock granted pursuant to his employment agreement described below.

Employment Agreements

         In June 1998, the Company entered into an employment agreement with Stanley J. Kabala, its Chairman of the Board, President and Chief Executive Officer, for an initial term of one year. The employment agreement provided for a minimum base salary of $300,000 per year, eligibility for a incentive bonus of 150,000 shares of Common Stock upon achievement of objective performance goals set by the Board of Directors, a signing bonus of 200,000 restricted shares of Common Stock vesting ratably over 12 months and an initial stock option covering 200,000 shares of Common Stock vesting ratably over 12 months. The agreement further provided that in the event of the termination of Mr. Kabala's employment by the Company without cause or his voluntary termination of employment upon certain events, including diminution of his responsibilities or a change of control, the Company would pay Mr. Kabala his base salary for the remainder of the initial term, a prorated bonus and continuation of medical insurance coverage, and his restricted stock and stock options would vest immediately. In August 1999, the Board of Directors approved the extension of Mr. Kabala's employment on a month-to-month basis, to continue at least until the earlier of the closings of the sales of the computer telephony and healthcare communications businesses or March 31, 2000, at the same salary. The Board also granted 50,000 shares to Mr. Kabala as further compensation for his services during the prior year, and approved a contingent grant of 25,000 additional shares and an option to purchase 100,000 shares at $4.125 per share, both contingent upon his employment throughout the sales of the telephone and healthcare businesses to buyers other than a management group in which he participates. The additional contingent shares and option were not earned by Mr. Kabala and were not granted. In May 2000, Mr. Kabala resigned as President and Chief Executive Officer. He retained his position as non-employee Chairman of the Board.

         In May 2000, the Company entered into an employment agreement with Edwin J. McGuinn, its President and Chief Executive Officer, for an initial term of three years. The employment agreement provides for a minimum base salary of $325,000 per year, eligibility for a incentive bonus equal to 50% of salary upon achievement of objective performance goals set by the Board of Directors, and an initial stock option covering 2,000,000 shares of Common Stock vesting in quarterly increments over 36 months. The agreement further provides that in the event of the termination of Mr. McGuinn's employment by the Company without cause or his voluntary termination of employment upon certain events, including diminution of his responsibilities or a change of control, the Company would pay Mr. McGuinn his base salary for the remainder of the initial term or one year, whichever is longer, and a prorated bonus for the year in which termination occurs, and his stock options would vest immediately and be exercisable for the balance of the option term or three years, whichever is shorter.

Option Grants in Last Fiscal Year

         The following table sets forth individual grants of stock options and stock appreciation rights made during 2000 to each of the executive officers named in the Summary Compensation Table above. There were no grants of stock appreciation rights (SARs) to any officers or exercises of stock appreciation rights by officers in 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                           % of Total                             Potential Realizable
                         Number of         Options                                Value At Assumed Annual
                         Securities        Granted to    Exercise                 Rates of Stock Price
                         Underlying        Employees     or Base                  Appreciation For Option
                         Options           in Fiscal     Price       Expiration   Term (1)
Name                     Granted (#)       Year          ($/share)   Date         5%($)         10% ($)

Edwin J. McGuinn, Jr.        2,000,000          24.63        2.69      5/22/05         -0-           -0-
                         ----------------------------------------------------------------------------------
                               500,000           6.16        1.00      12/12/05        -0-           -0-
Stanley J. Kabala               40,000(2)         .49        1.875     7/17/03         -0-           -0-
Michael W. Yacenda             250,000           3.08        1.25      1/03/10         -0-           -0-
Robert C. Daum               1,000,000          12.31        6.59      2/15/02         -0-           -0-
                               500,000           6.16        1.00      12/12/05        -0-           -0-
Barbara C. Anderson                  0              0          --         --            --            --
David J. Parcells               50,000            .62        5.75      1/11/05         -0-           -0-
                               200,000           2.46        2.47      7/18/05         -0-           -0-

(1) Based upon the last sale price on December 31, 2000 of $.50 per share of Common Stock.

(2) Option granted in capacity as non-employee director. See "Director Compensation."

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

         The following table sets forth each exercise of stock options made during the year ended December 31, 2000 by the current Chief Executive Officer, the former Chief Executive Officer, and the four most highly compensated other executive officers and the fiscal year-end value of unexercised options held by those individuals as of December 31, 2000. There were no exercises or holdings of stock appreciation rights by any officers during 2000, and there are no outstanding stock appreciation rights.

                                  Shares                                                 Value of Unexercised
                               Acquired on                   Number of Unexercised      In-the Money Options at
                               Exercise (#)     Value          Options at Fiscal        Fiscal Year-End ($) (1)
                                            Realized ($)   Year-End(#) Exercisable/          Exercisable/
Name                                                             Unexercisable               Unexercisable

Edwin J. McGuinn, Jr.                 0             0               641,666/1,858,334            0/0-
Stanley J. Kabala                     0             0                   340,000/0                0/0-
Michael W. Yacenda                    0             0             564,900/185,100                0/0-
Robert C. Daum                        0             0             625,499/874,501                0/0-
Barbara C. Anderson              15,600        51,683(2)                370,000/0                0/0-
David J. Parcells                     0             0                   0/250,000                0/0-

--------------

(1) Based upon the last sale price on December 31, 2000 of $.50 per share of Common Stock.

(2)  Based on market price at date of exercise; shares acquired were not sold.

Compensation Committee Report on Executive Compensation

         It is the responsibility of the Compensation Committee of the Board of Directors to administer the Company's incentive plans, review the performance of management and approve the compensation of the Chief Executive Officer and other executive officers of the Company.

         The Compensation Committee believes that the Company's success depends on the coordinated efforts of individual employees working as a team toward defined common goals. The objectives of the Company's compensation program are to align executive compensation with business objectives, to reward individual and team performance furthering the business objectives, and to attract, retain and reward employees who will contribute to the long-term success of the Company with competitive salary and incentive plans.

         Specifically, executive compensation decisions are based on the following factors:

     1. The total direct compensation package for the Company's executives is made up of three elements: base salary, a short-term incentive program in the form of a performance-based bonus, and a long-term incentive program, usually in the form of stock options.

     2. The Committee believes that the total compensation of all executives should have a large incentive element that is dependent upon overall Company performance measured against objectives established at the beginning of the fiscal year. Bonus and stock options represent a significant portion of the total compensation package, in an attempt to further the Company's goal of linking compensation more closely to the Company's performance. The percentage of direct compensation that is dependent upon the Company's attainment of its objectives also generally increases as the responsibility of the officer in question for the overall corporate performance increases.

     3. Total compensation levels, i.e., base salary, bonus potential, and number of stock options, are established by individual levels of responsibility and reference to competitive compensation levels for executives performing similar functions and having equivalent levels of responsibility. However, whether actual bonuses are paid to each executive depends upon the achievement of Company profitability goals.

     4. There were no merit increases in salary for any of the executive officers of eLOT during 2000. Merit increases in base salary for executives other than the chief executive officer are generally reviewed on an individual basis by the chief executive officer and increases are dependent upon a favorable evaluation by the chief executive officer of individual executive performance relative to individual goals, the functioning of the executive's team within the corporate structure, success in furthering the corporate strategy and goals, and individual management skills. Based upon his evaluation, the chief executive officer may recommend base salary increases to the Committee for its approval.

     5. In addition to base salary and merit increases, the Compensation Committee considers cash incentive bonuses or stock awards for officers of the Company and its subsidiary eLottery, including the Chief Executive Officer, both prospectively based upon the attainment of specific performance goals, and retrospectively based upon the Committee's discretionary judgment as to the performance during the year of the Company and its executive officers or other considerations deemed appropriate at the time. The Committee has not approved any bonus payments to either chief executive officer of the Company or any of the four other highest paid executive officers of the Company for 2000, except cash bonuses paid to one of the four other highest paid executive officers based on individual performance as disclosed in the Summary Compensation Table.

     The Committee reserves the right to make discretionary bonus awards in appropriate circumstances where an executive might merit a bonus based on other considerations.

     6. In June 1998, the Company entered into an employment agreement with Stanley J. Kabala, its then Chairman of the Board, President and Chief Executive Officer, as described above under "Executive Compensation." In August 1999, the Committee and the Board approved the month-to-month extension of Mr. Kabala's employment through the sale of the Company's telephony healthcare businesses and the DCC investment or March 31, 2000, at the same salary and granted Mr. Kabala
(i) a bonus stock award of 50,000 shares and (ii) the opportunity for Mr. Kabala to earn an additional stock bonus of 25,000 shares of Common Stock and an option to purchase 100,000 shares at $4.125 per share upon the closing of the sale of the telephony and healthcare businesses and the DCC investment. The contingent compensation described in (ii) was not earned due to Mr. Kabala's resignation as an officer and employee prior to the sale of the healthcare business and DCC investment.

     7. All executives, including the Chief Executive Officer, are eligible for stock option grants under the employee stock option plan applicable to employees generally, as approved by the Compensation Committee. The number of options granted to any individual depends on individual performance, salary level and competitive data. In addition, in determining the number of stock options granted to each senior executive, the Compensation Committee reviews the unvested options of each executive to determine the future benefits potentially available to the executive. The number of options granted will depend in part on the total number of unvested options deemed necessary to create a long-term incentive on the part of the executive to remain with the Company in order to realize future benefits.

     In 2000, the Committee approved stock option grants for certain of its executive officers as described in the Summary Compensation Table above. The Board of Directors and the Compensation Committee believes that the option grants were necessary to recruit or retain the executives and for the implementation of the Company's business plan. The options are subject to a vesting schedule over three years in order to encourage the executives to continue their employment with the Company.

     In conclusion, the Compensation Committee believes that the base salary, bonus and stock options of the Company's Chief Executive Officer and other executives are appropriate in light of competitive pay practices and the Company's performance against short and long-term performance goals.

                                                              JOHN P. HECTUS
                                                              JERRY M. SESLOWE

Performance Graph

         The graph below compares, for the last five fiscal years, the yearly percentage change in cumulative total returns (assuming reinvestment of dividends and interest) of (i) the Company's Common Stock, (ii) the Nasdaq Stock Market (iii) the JP Morgan H&Q Internet 100 Index and (iv) a peer group index (the "Old Peer Group") constructed by the Company in prior years. The Old Peer Group includes companies who competed with the discontinued businesses of the company in the general voice communications equipment area as well as those active in several more specified areas, such as automatic call distribution and voice mail. The Old Peer Group is only being presented in the year of transition to using the JP Morgan H&Q Internet 100 index ("Internet Index"). The Internet Index is more representative of eLOT's continuing operations.



                                     [GRAPH]




Weighted Average Cumulative Total Returns

                                         1995         1996         1997         1998         1999          2000
                                         ----         ----         ----         ----         ----          ----
eLOT                                  100          102.70         94.59        75.68      235.16         21.62
NASDAQ                                100          123.04        150.69       212.51      394.94        237.68
OLD PEER GROUP                        100          127.02        125.26       117.56      195.63         71.69
JP MORGAN H&Q                         100           84.26        113.08       263.25      912.76        351.20
INTERNET 100

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee are Jerry Seslowe and John
Hectus.

     No member of the Committee is a former or current officer or employee of the Company or any subsidiary.

     No executive officer of the Company served as a director or a member of the Compensation Committee or of the equivalent body of any entity, any one of whose executive officers serve on the Compensation Committee or the Board of Directors of the Company.

Section 16(A) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires that eLOT's directors and executive officers, and persons who own more than 10% of a registered class of eLOT's equity securities, file with the Securities and Exchange Commission initial reports of owner-ship and reports of change in ownership of common stock and other equity securities of eLOT. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish eLOT with copies of all Section 16(a) forms that they file.

     To eLOT's knowledge, based solely on review of the copies of such reports furnished to eLOT, and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The 1994 Executive Stock Incentive Plan (the "Executive Plan"), approved by shareholders at the 1994 Annual Meeting, was implemented in October 1994 with 30 employees participating. Under the terms of the Executive Plan, eligible key employees were granted the right to purchase shares of the Company's Common Stock at the market price, which was $3.1875 per share at the time of purchase. Participating employees financed the purchases of these shares through loans by the Company's bank lender at the prime rate less 1/4%, payable over five years. The loans were fully-recourse to the participating employees but were guaranteed by letters of credit from the Company to the lending bank. The Company lent the employee 85% of the interest due to the bank. The Company held the purchased Common Stock as security for its guarantees of the repayment of the loans. Sales of the shares purchased under the Plan were subject to certain restrictions.

     In December 1997, the Compensation Committee of the Board of Directors of the Company agreed, subject to the Company obtaining the agreement of the lending bank, that it would allow the participant loans to remain outstanding until December 2001 instead of requiring repayment in August 1999, and that it would defer collection from each participant of the 15% of the 1997 interest on the loans that would otherwise have been currently payable to the Company. The Committee also decided to waive certain restrictions in the Plan to allow participants to sell a portion or all of their Plan stock in 1998, subject to applicable legal requirements and to repayment of the loan with the proceeds of the shares sold.

     In June 1998, the Board of Directors approved a Transition and Retention Plan (the "Transition Plan") and offered it to certain participants in the Executive Plan including the executive officers listed in the table below. The Transition Plan provides, in exchange for a release of all prior claims by the participant, defined retention and severance payments, option grants at current market value and deferral of all loan interest to the participant. A participant in the Transition Plan earned, through continued employment over a period of three years, a retention payment of up to 110% of any shortfall of the market value of the Common Stock purchased with the loan below the loan's outstanding principal and interest. The amount of this retention payment would have been determined, and the payment become payable, only if and when the participant's employment with the Company ended without a prior repayment of the loan. In the event the Company terminates the participant's employment without cause, or a change of control of the Company occurs, the retention payment became fully vested and payable immediately. The Company had the option at any time to repurchase the Purchased Shares from a Transition Plan participant at the fair market value, in which case the participant remains liable for any loan balance not repaid from the repurchase proceeds subject the other terms of the Transition Plan. Under certain circumstances, such as termination by the Company of the participant's employment following a change of control or otherwise without cause as defined in the Transition Plan, the participant is also entitled to continuation of salary and benefits for nine months.

     The following table contains information about borrowings in excess of $60,000 by current executive officers that were outstanding during 2000 pursuant to the Executive Plan. The amounts listed below also include the interest paid by the Company to the bank, reimbursement of which was owed by the individual to the Company. The persons listed below became fully vested in the retention payment under the Transition Plan as a result of the sale of the computer telephony business to Inter-Tel on January 1, 2000 and repaid the loan including accrued interest in full in 2000.

                                      Highest Amount Indebtedness
                                      Between January 1, 1999 and June
                                      30, 2001, Including Accrued        Unpaid Indebtedness at June 30,
Name                                  Interest                           2001, Including Accrued Interest
----                                  --------                           --------------------------------

Barbara C. Anderson                                $   257,621                          $   0
Michael W. Yacenda                                  $1,525,430                              0

         On August 2, 1999, the Board of Directors approved, with Mr. Seslowe abstaining, the issuance to Resource Holdings Associates, an investment banking firm in which Mr. Seslowe has more than a 10% interest, of a warrant to purchase 100,000 shares of common stock at a price of $3.00 per share, as compensation for certain investment banking services provided and to be provided to the company. Management believes the compensation paid for these services to be as least at favorable to the company as would have been obtained though arm's-length negotiations with an independent third party.

         From January 13, 2000 until May 22, 2000, Philip D. Gunn, a director of the Company, acted as interim Chief Executive Officer of eLottery, Inc. while the Board conducted the search for the new chief executive officer of the Company. The Company paid a consulting company owned by Mr. Gunn cash compensation of less than $60,000 for his services.

         On January 13, 2000, the Company acquired from Twelve Oaks Liquidating Trust 254,686 shares (or approximately 4%) of the outstanding common stock of Dialogic Communications Corp. ("DCC"), of which the Company already owned approximately 47% of the issued and outstanding common stock. The purchase price for the DCC shares was 254,656 shares of newly issued shares of the Company's Common Stock. Twelve Oaks Liquidating Trust is a liquidating trust for Twelve Oaks Capital Limited Partners, of which Philip D.

Gunn, a director of the Company and Interim CEO of eLottery, Inc., was the general partner and held a greater than 10% interest. Mr. Gunn is also the Liquidating Trustee for the Trust. The Company believes the acquisition of the DCC shares gave the Company over 51% of the voting stock of DCC and will make the sale of the DCC investment both easier to accomplish and more profitable to eLOT. Management believes the purchase price paid for the DCC shares to be as least at favorable to the Company as would have been obtained though arm's-length negotiations with a third party not affiliated with the Company.

         On May 8, 2001, the Company reached a settlement with regard to certain claims made by Twelve Oaks with respect to the acquisition in January 2000 by eLOT of 254,686 shares of DCC in exchange for 254,686 shares of eLOT common stock. The settlement agreement calls for the Company to put 150,000 shares of DCC common stock in escrow for the benefit of Twelve Oaks. The Company shall retain title and voting rights until the escrowed shares are transferred pursuant to the settlement agreement.

         Twelve Oaks shall receive a pro-rata share of the proceeds from the sale by the Company of the shares of DCC, subject to a minimum of $400,000 and a maximum of $500,000. If Twelve Oaks receives less than $400,000 from the full or partial sale of the escrowed shares, the Company has agreed to pay Twelve Oaks the difference between the proceeds received and $400,000 either in cash or through the sale of additional escrowed shares during the escrow period of one year.

                   SHAREHOLDER PROPOSALS--2002 ANNUAL MEETING

         Shareholders are entitled to present proposals for action at the 2002 Annual Meeting of Shareholders if they comply with the applicable requirements of eLOT's Bylaws then in effect and with the requirements of the proxy rules as promulgated by the Securities and Exchange Commission. Any proposals intended to be presented at the 2002 Annual Meeting of Shareholders must be received at eLOT's offices on or before March 16, 2002 in order to be considered for inclusion in eLOT's proxy statement and form of proxy relating to such meeting.

                                  OTHER MATTERS

         The eLOT Board of Directors has designated Arthur Andersen LLP, independent accountants, as auditors for eLOT for the fiscal year ending December 31, 2001. Arthur Andersen LLP will be present at the annual meeting with an opportunity to make a statement and will be available to respond to appropriate questions relating to the audit of eLOT's 2000 financial statements.

         eLOT's management knows of no other business which will be presented to the meeting. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

                WHERE eLOT SHAREHOLDERS CAN FIND MORE INFORMATION

         eLOT files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. eLOT shareholders may read and copy any reports, statements or other information that eLOT files with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. eLOT's shareholders should call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the Securities and Exchange Commission at "http://www.sec.gov." Reports, proxy statements and other information concerning eLOT may also be inspected at the offices of the National Association of Securities Dealers, Inc., at 1735 K Street, N.W., Washington, D.C. 20006.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This Proxy Statement is accompanied by a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (the "Form 10-K") and the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001 (the "Form 10-Q").

         The following documents filed by eLOT with the Securities and Exchange Commission pursuant to the Exchange Act are hereby incorporated by reference in this proxy statement.

     (1) Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

     (2) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001; and

     (3) Current Reports on Form 8-K filed on June 21, 2001 and March 9, 2001.

         All documents subsequently filed with the Securities and Exchange Commission shall also be deemed to be incorporated by reference in this proxy statement only until the date of the next meeting.

         Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.



July 16, 2001                          By Order of the Board of Directors
                                       Barbara C. Anderson
                                       Senior Vice President, Law and
                                       Administration and Secretary

                          INDEX TO FINANCIAL STATEMENTS



                                                                        Page #
                                                                        ------

Freeworldlottery.com Unaudited Financial Statements                       F-1

Balance Sheet - March 31, 2001                                            F-2

Statement of Operations - For the period from Inception
     (January 23, 2001) through March 31, 2001                            F-3

Statement of Cash Flows - For the period from Inception
     (January 23, 2001) through
     March 31, 2001                                                       F-4

Notes to Unaudited Financial Statements.                                  F-5

                              FREEWORLDLOTTERY.COM
                                  BALANCE SHEET
                                    UNAUDITED

(In thousands, except for share and per share amounts)           March 31, 2001
                                                                 --------------

ASSETS
------
CURRENT ASSETS:
   Accounts receivable                                                 $351
                                                                       ----
   Total Current Assets                                                 351
PROPERTY AND EQUIPMENT, net                                             115
INTANGIBLE ASSETS, net                                                1,007
                                                                    -------
                                                                     $1,473

LIABILITIES AND DIVISIONAL CONTROL ACCOUNT
------------------------------------------
CURRENT LIABILITIES:
   Accounts payable                                                    $604
                                                                       ----
   Total Liabilities                                                    604
DIVISIONAL CONTROL ACCOUNT:
   Divisional Control Account                                           806
   Retained Earnings                                                     63
                                                                         --
   Total Divisional Control Account                                     869
                                                                   --------
                                                                     $1,473



The accompanying notes are an integral part of these statements.

                              FREEWORLDLOTTERY.COM
                             STATEMENT OF OPERATIONS
                                   (UNAUDITED)

(In thousands, except for per share amounts)             For the Period from
                                                         Inception (January 23,
                                                         2001) through
                                                         March 31, 2001
                                                         --------------
REVENUES                                                               $351
COSTS AND EXPENSES:
   Prizes, content, advertising and promotion                            54
   General and Administrative                                           102
   Depreciation and Amortization                                         92
                                                                         --
                                                                        248

   OPERATING EARNINGS                                                   103

   Income Tax Provision                                                 $40
                                                                        ===

   NET EARNINGS                                                         $63




The accompanying notes are an integral part of these statements.

                              FREEWORLDLOTTERY.COM
                             STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

(In thousands)                                             For the period from
                                                          Inception (January 23,
                                                              2001) through
                                                              March 31, 2001
                                                              --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Earnings                                                           $63
   Adjustments to reconcile net earnings to net
     cash provided by operating activities:
     Depreciation and amortization 92 Changes
       in working capital items:
     Accounts receivable                                                 (351)
     Accounts payable and accruals                                        604
                                                                       ------
NET CASH PROVIDED BY
   OPERATING ACTIVITIES                                                   408
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                    (125)
   Player Acquisition Costs                                            (1,078)
                                                                       ------
NET CASH USED IN
   INVESTING ACTIVITIES                                                (1,203)
                                                                       ------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Contributions by parent company                                        795
                                                                       ------

NET CASH PROVIDED BY FINANCING
   ACTIVITIES                                                             795
                                                                          ---
CHANGE IN CASH AND CASH EQUIVALENTS                                         0
CASH AND CASH EQUIVALENTS - BEGINNING
   OF PERIOD                                                                0
                                                                            -
CASH AND CASH EQUIVALENTS - END
   OF PERIOD                                                               $0
                                                                           ==



The accompanying notes are an integral part of these statements.

                              FREEWORLDLOTTERY.COM
                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE I - DESCRIPTION OF BUSINESS

FreeWorldLottery.com ("FWL") is a web site run by PlasmaNet, Inc. ("PlasmaNet"), the Owner and Operator of FreeLotto.com ("FL") and was launched in January 2001. FWL offers free high jackpot daily sweepstakes to registered members of FL and FWL who click on banner ads or answer questions in order to submit their entries. The daily sweepstakes may be played in the United States (excluding Puerto Rico), and Canada (excluding the province of Quebec) and throughout the world excluding those countries identified under the U.S. Trading With The Enemies Act. The Company generates revenues primarily from game-based banner advertising on its web sites, from targeted email sponsorships in its sweepstakes results and confirmation emails and from offline advertising inserts included in its prize checks and monthly play statements mailed to players.

NOTE II - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a)  Basis of Presentation

     The accompanying financial statements present the operations and financial position of the web site FreeWorldLottery.com. FWL is one of many websites operated by PlasmaNet, Inc. The website began operations on January 23, 2001. The accompanying financing statements have been derived from the books and records of PlasmaNet. Since separate financial statements were not maintained for this website, management needed to make certain estimates and judgments in allocating revenues and expenses to FWL. Management believes that these estimates fairly reflect the activities of FWL for the period presented.

     The assumptions used to allocate revenues and expenses to FWL are as follows:

     o Revenue: Revenue was allocated based upon the relationship of clicks on FWL to total clicks on all PlasmaNet sites and the relationship of emails sent by FWL to total emails sent on all the PlasmaNet sites. Such percentages were then applied to the revenue generated by all the PlasmaNet sites. Certain revenues generated by the other PlasmaNet properties were excluded from the calculations, as the revenues generated do not relate to FWL's business.

     o Prizes, Contests, Advertising and Promotion: These costs primarily relate to estimated prizes which have been accrued based upon specific probability rates per game played.

     o General and Administrative: These costs represent web site operations and were allocated based upon the percentage of FWL clicks to total clicks for all PlasmaNet sites. Also included are allocations of certain other General and Administrative costs based on management's estimate of the relationship of FWL activity to total PlasmaNet activity.

     (b)  Revenue Recognition

     FWL's revenues are derived principally from the sale of game-based banner advertisements and are presented net of agency commissions paid to third parties. Available advertising space on the Web sites are sold on either a cost per thousand ("CPM") basis whereby the advertiser pays an agreed-upon amount for each thousand advertisements or on a "cost per click" whereby revenue is generated only if a visitor to the Web sites responds to the advertisement displayed by clicking on it. In a CPM-based advertising contract, revenue is recognized as advertisements or impressions are delivered, provided that collection of the resulting receivable is probable. In a cost per click contract, revenue is recognized as users click or otherwise respond to the advertisement provided that collection of the resulting receivable is probable.

     FWL also generates revenue through targeted email sponsorships in its sweepstakes results and confirmation emails and advertising inserts included in its prize checks and monthly play statement mailings to players. In the case of email sponsorships, FWL is compensated for each new customer secured by the advertiser on a per customer basis generally measured through a customer registration process. Revenue is recognized when the customer registration process is complete. In the case of advertising inserts included in mailings, FWL is compensated by customers for including their inserts in FWL's mailings, regardless of the results of the mailing. Revenue is recognized when the mailing is complete.

     A portion of the FWL's revenue is derived from barter advertisements whereby the Company trades advertisements on its web sites in exchange for advertisements on web sites of other companies. Barter revenues and expenses are recorded at the fair market value of services provided. This determination is made based on FL's historical practice of receiving cash for similar advertising. Revenue from barter transactions is recognized as income when advertisements are delivered on FL's web sites. Barter expense is recognized when FWL's advertisements are displayed on other companies' web sites. If the advertising impressions are received from the customer prior to FWL delivering the advertising impressions a liability is recorded, and if FWL delivers the advertising impressions to the other companies' web sites prior to receiving the advertising impressions a prepaid expense is recorded. Barter revenue amounted to less than 1% of total revenues during the period ended March 31, 2001.

     (c) Web Site Development

     Web site development expenses include personnel and consulting costs associated with the design, development, testing, and enhancement of FreeWorldLottery.com and FWL's related systems. FWL capitalizes web site development costs which include development of software to operate the web site in accordance with Statement of Position ("SOP") 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. SOP 98-1 provides guidance on capitalization of the costs incurred for computer software developed or obtained for internal use. FWL has net capitalized website development costs of $125,000 as of March 31, 2001 and is depreciating these costs over a three-year period.

     (d) Accounts Receivable

     As discussed in note II(a) above, the accompanying financial statements reflect an allocation of revenues generated by PlasmaNet from certain of its websites. Accordingly, accounts receivable represents an allocation of PlasmaNet's receivables. All revenues recorded during the period ended March 31, 2001 are reflected as receivables at March 31, 2001.

     (e) Intangible Assets

     This amount represents an allocation of PlasmaNet's costs of acquiring the names of registered users from third parties. Such costs are being amortized over a 3-year period.

     (f) Income Taxes

     FWL's results of operations are included in PlasmaNet's consolidated federal and state tax returns. In the accompanying financial statements, FWL has reflected income taxes as if it (a) was a separate company and (b) settles the amount due to PlasmaNet through the divisional control account.

                                   PROXY CARD
                                   ELOT, INC.
                          101 MERRITT 7 CORPORATE PARK
                           NORWALK, CONNECTICUT 06851

     This Proxy is Solicited on Behalf of the eLOT Board of Directors.

     The undersigned hereby appoints Edwin J. McGuinn, Robert C. Daum and Barbara C. Anderson, or any of them, with full power of substitution in each, Proxies, to vote all the shares of common stock of eLOT, Inc. held of record by the undersigned at the close of business on July 16, 2001, at the Annual Meeting of Shareholders to be held at The Norwalk Inn & Conference Center, 99 East Avenue, Norwalk, Connecticut 06851, on August 14, 2001, or at any adjournment or postponement of the meeting.

     1. To approve a proposal to issue a new Preferred Stock, Series A, of the eLOT, that will be contingently convertible into up to 22,700,000 shares of common stock of eLOT under the terms set forth in an asset purchase agreement with PlasmaNet, Inc., as more fully described in the accompanying Proxy Statement;

     2. To approve a proposal to approve and adopt an amendment to eLOT's Articles of Incorporation to increase the number of shares of common stock that eLOT is authorized to issue from 130,000,000 shares to 180,000,000 shares;

     3. To approve a proposal to approve and adopt an amendment to eLOT's Articles of Incorporation to effect a reverse stock split, in which each eight
(8) shares of issued common stock and each eight (8) shares of authorized and unissued common stock would be changed into one share of common stock;

     4. To elect Edwin J. McGuinn, Stanley J. Kabala, Richard J. Fernandes, Philip Gunn, Jerry M. Seslowe and John P. Hectus as directors of eLOT to serve until the next annual meeting of shareholders.

       FOR ALL                WITHHOLD ALL             FOR ALL EXCEPT
       (    )                 (    )                   (    )

     INSTRUCTION: To withhold authority to vote for any such nominee(s), write the name(s) of the nominee(s) in the space provided below:

--------------------------------------------------------------------------------

     5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

     THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

Signature:                                 Date:
           ----------------------------          -------------------------------
Signature if held jointly:                 Date:
                           ------------          -------------------------------

Note: Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                     ANNEX I


                            ASSET PURCHASE AGREEMENT


                                  By and Among



                                   eLOT, Inc.


                                       and

                                 PLASMANET, INC.


                                   Dated as of

                                  June 8, 2001

                                TABLE OF CONTENTS

                                                                            Page
                                    ARTICLE I

                                   DEFINITIONS

                                   ARTICLE II

                PURCHASE, CONSIDERATION AND ADDITIONAL AGREEMENTS

2.1      Sale and Purchase of Assets.........................................4
2.2      Assets Not to Be Transferred........................................5
2.3      No Assumption of Liabilities........................................5
2.4      Purchase Shares.....................................................5
2.5      Allocation..........................................................9
2.6      Sales and Use Taxes.................................................9
2.7      Instruments of Transfer............................................10

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

3.1      Corporate Existence; Authority.....................................10
3.2      Title to Assets; Conflicting Interests; Effect of Agreement........10
3.3      Consents...........................................................11
3.4      The Trademarks and Trade Name......................................11
3.5      Litigation.........................................................12
3.6      Compliance with Laws...............................................12
3.7      Taxes..............................................................12
3.8      Contracts..........................................................12
3.9      Insurance..........................................................13
3.10     No Material Changes................................................13
3.11     Restrictions on Business Activities................................13
3.12     Investment Matters.................................................13

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

4.1      Incorporation; Authority...........................................14
4.2      Conflicting Interests..............................................15
4.3      Capitalization.....................................................15
4.4      Consents...........................................................15
4.5      No Material Changes................................................16
4.6      Litigation.........................................................16
4.7      Compliance with Laws...............................................16
4.8      Taxes..............................................................17
4.9      Absence of Further Requirements....................................17
4.10     No General Solicitation............................................17

                                                                            Page

4.11      No Registration Required..........................................17
4.12      Net Current Assets; Pro Forma Total Equity........................18

                                    ARTICLE V

                 AGREEMENTS TO BE PERFORMED PRIOR TO THE CLOSING

5.1      Full Access........................................................18
5.2      Conduct of Business................................................18
5.3      Notices and Consents...............................................19
5.4      Management of Website..............................................19

                                   ARTICLE VI

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT

6.1      Representations True and Correct...................................19
6.2      Covenants Performed................................................20
6.3      No Material Adverse Change.........................................20
6.4      Officers' Certificates.............................................20
6.5      Absence of Litigation..............................................20
6.6      Necessary Consents.................................................20
6.7      Management Agreement...............................................20
6.8      Parent Stockholder Approval........................................20

                                   ARTICLE VII

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

7.1      Representations True and Correct...................................21
7.2      Covenants Performed................................................21
7.3      No Material Adverse Change.........................................21
7.4      Officers' Certificate..............................................21
7.5      Absence of Litigation..............................................21
7.6      Necessary Consents.................................................21
7.7      Registration Rights Agreement......................................22
7.8      Management Agreement...............................................22
7.9      Parent Stockholder Approval........................................22

                                  ARTICLE VIII

                                   THE CLOSING

8.1      The Closing........................................................22
8.2      Deliveries at the Closing..........................................22

                                   ARTICLE IX

                          INDEMNIFICATION AND SURVIVAL

                                                                            Page

9.1.     Indemnification by Seller..........................................22
9.2.     Indemnification by Parent..........................................23
9.3.     Limitations on Liability...........................................23
9.4.     Indemnification Procedure..........................................23
9.5.     Exclusive Remedies.................................................24

                                    ARTICLE X

                      OBLIGATIONS OF PARTIES AFTER CLOSING

10.1     Further Assurances.................................................25
10.2     Tax Returns........................................................25
10.3     Post-Closing Date Access to Information............................25
10.4     Board Observer.....................................................25
10.5     Participation Rights...............................................26
10.6     DCC Put Right......................................................26
10.7     Standstill.........................................................27
10.8     Authorized Shares..................................................28

                                   ARTICLE XI

                                   TERMINATION

11.1     Termination........................................................28
11.2     Effect of Termination..............................................28

                                   ARTICLE XII
                                 CONFIDENTIALTY

12.1     Confidentiality....................................................29
12.2     Public Announcements...............................................29

                                  ARTICLE XIII

                               GENERAL PROVISIONS

13.1     Broker or Finder...................................................29
13.2     Payment of Costs...................................................30
13.3     Entire Agreement; Waivers..........................................30
13.4     Successors and Assigns.............................................30
13.5     Effect of Headings.................................................30
13.6     Notices............................................................30
13.7     Governing Law......................................................31
13.8     Waiver of Jury Trial...............................................32
13.9     Parties in Interest................................................32
13.10    Severability.......................................................32
13.11    Counterparts.......................................................32
13.12    Attorneys' Fees....................................................32
13.13    Assignment.........................................................32

                                                                            Page

13.14    Disclosure on Schedules............................................32



EXHIBIT

A        -     Management Agreement
B        -     Registration Rights Agreement

SCHEDULES

2.1(b)          -          Prepaid Expenses
2.1(c)          -          Contracts, Agreements, Licenses and Leases
2.1(d)          -          Permits and Licenses
2.4             -          Series A Preferred Stock Term Sheet
2.7             -          Domain Names
3.2             -          Liens, Encumbrances, and Restrictions
3.3             -          Consents
3.4             -          The Trademarks and Trade Name
3.5             -          Litigation
3.6             -          Compliance with Laws
3.9             -          Insurance
3.10            -          Material Changes
4.4             -          Consents
4.5             -          Material Changes
4.6             -          Litigation
4.12            -          Projected Net Current Assets

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of this 8th day of June 2001, is made and entered into by and among eLOT, Inc., a Virginia corporation ("Parent" or "Buyer") and PlasmaNet, Inc., a Delaware corporation ("Seller").

                                    RECITALS


     WHEREAS, Seller owns and operates the Internet website entitled "FreeWorldLottery.com" (the "Website"), and has developed a business in connection therewith (the "Business"); and

     WHEREAS, Seller desires to sell, and Buyer desires to purchase, the assets of Seller related to the Business on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing premises and the agreements and representations contained herein, the parties hereto agree as follows.

                                    ARTICLE I

                                   DEFINITIONS


     For purposes of this Agreement, the following terms shall have the following meanings:

     "Additional Stock" shall mean any shares of Parent Common Stock or other securities of Parent exchangeable, convertible or exercisable for Parent Common Stock other than: (1) securities to be issued pursuant to outstanding commitments on the date hereof or upon exchange, conversion or exercise of securities outstanding on the date hereof; (2) securities to be issued to employees, consultants or directors of Parent or its affiliates directly or pursuant to a stock option, restricted stock or similar plan approved by the Board of Directors of Parent; (3) securities to be issued in an underwritten public offering (or upon exchange, conversion or exercise of such securities); and (4) an additional number of shares of Parent Common Stock equal to the greater of ten million (10,000,000) shares or five percent (5%) of the authorized shares of Parent Common Stock.

     "Agreement" has the meaning specified in the first paragraph of this Agreement.

     "Allocation" has the meaning specified in Section 2.5.

     "Assigned Contracts" has the meaning specified in Section 2.1(c).

     "Board Observer" has the meaning specified in Section 10.4.

     "Business" has the meaning specified in the recitals to this Agreement.

     "Buyer" has the meaning specified in the first paragraph of this Agreement.

     "Closing" has the meaning specified in Section 8.1.

     "Closing Date" has the meaning specified in Section 8.1.

     "Conversion Shares" means shares of Parent Common Stock issuable upon conversion of the Parent Series A Preferred Stock.

     "DCC" means Dialogic Communications Corp.

     "Intellectual Property" has the meaning specified in Section 3.5(a)(i).

     "Intellectual Property Rights" has the meaning specified in Section 3.5(a)(ii).

     "Liens" has the meaning specified in Section 2.1.

     "Losses" has the meaning specified in Section 9.1.

     "March 31, 2002 Measurement Period" means the period beginning December 1, 2001 and ending March 31, 2002.

     "Measurement Period" means the November 30, 2001 Measurement Period, the March 31, 2002 Measurement Period or the September 30, 2002 Measurement Period, as the case may be.

     "Net Cash Proceeds" means cash proceeds, net of (1) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) associated with such sale; (2) provisions for taxes payable in connection with such sale; and (3) appropriate amounts to be provided as a reserve against any liabilities associated with the sale.

     "Net Contribution" for any period means total revenue (other than barter revenue) of the Business from all sources for such period net of expenses to the extent such expenses are related to the Business, including bonding expenses, an appropriate allowance for bad debts, customary sales commissions (whether external or internal) to agents of Parent, all sales commissions paid to agents of Seller, management fees to Seller, fees related to maintenance of the Website, development expenses agreed by Seller and marketing and advertising expenses to the members of the FreeLotto.com website, but excluding all corporate overhead expenses, for such period, all as determined in accordance with generally accepted accounting principles.

     "Net Current Assets" means current assets less current liabilities in accordance with generally accepted accounting principles applied by Parent on a consistent basis provided that no obligations arising from Parent's 7 1/2% Convertible Subordinated Debentures due 2011 shall be included in current liabilities and any indebtedness of Parent or its subsidiaries incurred after the date hereof shall be excluded from current liabilities to the extent that such obligation does not become payable within six (6) months.

     "November 30, 2001 Measurement Period" means the period beginning June 1, 2001 and ending November 30, 2001.

     "Parent" has the meaning specified in the first paragraph of this Agreement.

     "Parent Common Stock" means the common stock, par value $0.01 per share, of Parent.

     "Parent Series A Preferred Stock" has the meaning specified in Section 2.4(a).

     "Parent Stockholder Approval" means the approval of the issuance and potential issuance of the shares of Parent Common Stock to be issued or issuable under this Agreement by a majority of the total votes cast in person or by proxy at a meeting of stockholders of Parent.

     "Pre-Closing Period" has the meaning specified in Section 2.4(h).

     "PTO" has the meaning specified in Section 3.5(b).

     "Qualified Member" has the meaning specified in Section 2.4(i).

     "Reference Balance Sheet" has the meaning specified in Section 4.1(a).

     "Returns" has the meaning specified in Section 3.8.

     "Seller" has the meaning specified in the first paragraph of this Agreement.

     "Seller Earned Conversion Share Amount" means an amount equal to seven hundred thousand (700,000) shares, as increased or decreased pursuant to Sections 2.4(b), (c), (d) and (e).

     "Seller's Intellectual Property" has the meaning specified in Section 3.5(a)(iii).

     "Seller's Registered Intellectual Property Rights" has the meaning specified in Section 3.5(a)(iv).

     "September 30, 2002 Measurement Period" means the period beginning April 1, 2002 and ending September 30, 2002.

     "Statement" has the meaning specified in Section 2.4(g).

     "Tax" or "Taxes" has the meaning specified in Section 3.8.

     "Trade Secrets" has the meaning specified in Section 3.5(n).

     "Transferred Assets" has the meaning specified in Section 2.1.

     "Website" has the meaning specified in the recitals to this Agreement.

                                   ARTICLE II

                PURCHASE, CONSIDERATION AND ADDITIONAL AGREEMENTS


     2.1 Sale and Purchase of Assets. Subject to the terms and conditions of this Agreement, Seller agrees to transfer, convey, assign and deliver to Buyer, and Buyer agrees to purchase from Seller, free and clear of all liens, security interests, claims, charges and encumbrances ("Liens"), all of Seller's right, title and interest in and to all of the following assets and properties, tangible and intangible, personal or mixed, wherever located (collectively, the "Transferred Assets"):

          (a) the trade name, miscellaneous design and domain name "FreeWorldLottery"; the URL address http://www.freeworldlottery.com; and the freeworld lottery member list consisting of name, postal address and email address and data relating to the consumer preferences collected by Seller on the Website;

          (b) all prepaid expenses, which are listed on Schedule 2.1(b);

          (c) all right, title and interest of Seller to the contracts, agreements, licenses, leases and documents which are listed on Schedule 2.1(c) (collectively, the "Assigned Contracts"), including, without limitation, any and all agreements, permissions and the like relating to the Internet server on which the Business is currently hosted;

          (d) all permits, licenses, franchises, consents, authorities and other similar authorizations, if any, of any federal, state, local or foreign governmental body which relate to the Business and which may be lawfully assigned or transferred, subject to any action by such body which may be required in connection with such assignment or transfer, listed on Schedule 2.1(d);

          (e) all of Seller's transferable books and records used in connection with the Business, including, without limitation, all supplier lists, all marketing plans, drawings, blueprints, but not including Seller's minute book, tax returns, financial statements or similar corporate documents; and

          (f) all of Seller's claims against any parties regarding the Transferred Assets and any unliquidated rights of Seller under manufacturers' and vendors' warranties or guarantees in connection with the Transferred Assets.

     2.2 Assets Not to Be Transferred. Notwithstanding any provision of this Agreement to the contrary, Seller shall retain and Buyer shall not acquire any other assets of Seller other than the Transferred Assets.

     2.3 No Assumption of Liabilities. Except as expressly provided herein, Buyer is not assuming and shall have no responsibility for any liability, obligation or commitment of any nature, whether now or hereafter existing, of Seller. Seller shall remain liable for and shall pay, settle or discharge in the ordinary course of Seller's business (unless circumstances warrant otherwise) all such liabilities, obligations or commitments.

     2.4 Purchase Shares.

     (a) As consideration for the Transferred Assets, Parent shall issue to Seller on the Closing Date one (1) share of Parent Series A Preferred Stock (the "Parent Series A Preferred Stock", the terms of which are set forth on Schedule
2.4 hereto), which shall be convertible into twenty two million seven hundred thousand (22,700,000) Conversion Shares or such lesser amount of Conversion Shares as determined pursuant to the provisions of this Section 2.4.

     (b) (i) If Net Contribution for the November 30, 2001 Measurement Period is equal to or greater than three million dollars ($3,000,000), then there shall be credited to the Seller Earned Conversion Share Amount (upon final determination of Net Contribution for such period) twelve million (12,000,000) Conversion Shares. If Net Contribution for the November 30, 2001 Measurement Period is less than three million dollars ($3,000,000) but equal to or greater than two million five hundred fifty thousand dollars ($2,550,000), then there shall be credited to the Seller Earned Conversion Share Amount (upon final determination of

Net Contribution for such period) that number of Conversion Shares equal to the product of (A) twelve million (12,000,000) and (B) the product of (I) 0.9 and
(II) (1) Net Contribution for such period divided by (2) three million dollars ($3,000,000).

     (ii) If Net Contribution for the November 30, 2001 Measurement Period is less than two million two hundred fifty thousand dollars ($2,250,000), then there shall be deducted from the Seller Earned Conversion Share Amount (upon final determination of Net Contribution for such period) three million (3,000,000) Conversion Shares.

     (c) (i) If the sum of (A) the amount, if any, by which Net Contribution for the November 30, 2001 Measurement Period exceeds three million dollars ($3,000,000) and (B) Net Contribution for the March 31, 2002 Measurement Period is equal to or greater than two million dollars ($2,000,000), then, subject to
Section 2.4(c)(ii), there shall be credited to the Seller Earned Conversion Share Amount upon final determination of Net Contributions for such periods) four million (4,000,000) Conversion Shares. If the sum of (A) the amount, if any, by which Net Contribution for the November 30, 2001 Measurement Period exceeds three million dollars ($3,000,000) and (B) Net Contribution for the March 31, 2002 Measurement Period is less than two million dollars ($2,000,000) but equal to or greater than one million seven hundred thousand dollars ($1,700,000), then, subject to Section 2.4(c)(ii), there shall be credited to the Seller Earned Conversion Share Amount (upon final determination of Net Contributions for such periods) that number of Conversion Shares equal to the product of (I) four million (4,000,000) and (II) the product of (1) 0.9 and (2)
(x) the sum of (a) the amount, if any, by which Net Contribution for the November 30, 2001 Measurement Period exceeds three million dollars ($3,000,000) and (b) Net Contribution for the March 31, 2002 Measurement Period divided by
(y) two million dollars ($2,000,000).

     (ii) If Net Contribution for the March 31, 2002 Measurement Period is less than one million five hundred thousand dollars ($1,500,000), there shall be deducted from the Seller Earned Conversion Share Amount (upon final determination of Net Contribution for such period) three million (3,000,000) Conversion Shares.

     (d) (i) If the sum of (A) the amount, if any, by which the sum of (x) Net Contribution for the November 30, 2001 Measurement Period and (y) Net Contribution for the March 31, 2002 Measurement Period exceeds five million dollars ($5,000,000) and (B) Net Contribution for the September 30, 2002 Measurement Period is equal to or greater than three million dollars ($3,000,000), then, subject to Section 2.4(d)(ii), there shall be credited to the Seller Earned Conversion Share Amount (upon final determination of Net Contributions for such periods) three million (3,000,000) Conversion Shares. If the sum of (A) the amount, if any, by which the sum of (x) Net Contribution for the November 30, 2001 Measurement Period and (y) Net Contribution for the March 31, 2002 Measurement Period exceeds five million dollars ($5,000,000) and (B) Net Contribution for the September 2002 Measurement Pe-riod is less than three million dollars ($3,000,000) but equal to or greater than two million five hundred fifty thousand dollars ($2,550,000), then, subject to Section 2.4(d)(ii), there shall be credited to the Seller Earned Conversion Share Amount (upon final determination of Net Contributions for such periods) that number of Conversion Shares equal to the product of (I) three million (3,000,000) and (II) the product of (1) 0.9 and (2) (x) the sum of (a) the amount, if any, by which the sum of (X) Net Contribution for the November 31, 2001 Measurement Period and (Y) Net Contribution for the March 31, 2002 Measurement Period exceeds five million dollars ($5,000,000) and (b) Net Contribution for the September 30, 2002 Measurement Period divided by (y) three million dollars ($3,000,000).

     (ii) If Net Contribution for the September 30, 2002 Measurement Period is less than two million two hundred fifty thousand dollars ($2,250,000), then there shall be deducted from the Seller Earned Conversion Share Amount (upon final determination of Net Contribution for such period) three million (3,000,000) Conversion Shares.

     (e) If the aggregate Net Contribution for all three Measurement Periods is equal to or greater than nine million dollars ($9,000,000), there shall be credited to the Seller Earned Conversion Share Amount (upon final determination of such Net Contributions for such periods) three million (3,000,000) Conversion Shares.

     (f) For purposes of this Section 2.4, in the event of any change in the Parent Common Stock by reason of any stock dividend, stock split, combination or recapitalization with respect to the Conversion Shares, the number of Conversion Shares thereafter issuable upon conversion of the Parent Series A Preferred Stock, and other calculations with respect to the Conversion Shares, pursuant to this Section 2.4 shall be in the same amount that Seller would have been entitled to if the Conversion Shares been issued to Seller prior to any such dividend, stock split, combination or recaptilization. In the event that Parent shall be a party to any merger, consolidation, declare any liquidating dividend after a sale of all or substantially all of Parent's assets or other similar transaction pursuant to which the outstanding Parent Common Stock is converted into cash, securities or other property, thereafter, in lieu of issuing Conversion Shares upon conversion of the Parent Series A Preferred Stock which may be issued to Seller pursuant to this Section 2.4, Parent shall pay to Seller the cash, securities and other property that Seller would have received had it held at the effective time of such merger, consolidation or other similar transaction the number of Conversion Shares that would have been issuable pursuant to this Section 2.4.

     (g) Within fifteen (15) days after the end of each Measurement Period, Seller shall deliver to Parent a statement (a "Statement") of Net Contribution for such period. Parent shall cooperate with Seller in preparation of each Statement. Seller shall cooperate with and provide Parent and Parent's independent accountants access, upon reasonable notice and during reasonable business hours, to review its work papers and to report to Parent as to the progress of the preparation of each Statement. In the event Parent disputes any matter or matters on a Statement, Parent may within fifteen (15) days after the delivery of such Statement notify Seller of such dispute in writing setting forth in reasonable detail the nature of such dispute and the facts upon which it is based, together with the application or treatment proposed by Parent and the reasons supporting the use of such application or treatment rather than that used by Seller. Seller shall respond to such notice from Parent in writing within ten (10) days after receipt thereof. If no such notice is given by Parent within the time specified, a Statement shall be deemed accepted by Parent. If the parties have not resolved all matters in dispute relating to a Statement within fifteen (15) days after Seller's receipt of such notice from Parent, either party may notify the other in writing that it elects to submit all remaining issue(s) to resolution by a neutral accounting firm of national reputation. Each party hereby irrevocably waives any right to commence litigation in any jurisdiction or to seek indemnification under Article IX of this Agreement on the basis of any dispute under the provisions of this Section 2.4(g). Within ten (10) days after receipt of such notice of election by either party, the parties shall agree upon the selection of a neutral accounting firm or, if they are unable to agree, each party shall submit the names of two neutral firms and a firm shall be selected at random from among them. A firm shall be considered neutral if it has not within the past three years performed and does not concurrently perform or contemplate performing any accounting, consulting or other services for either of the parties or their respective affiliates having an aggregate value in excess of $250,000 per year. The firm selected shall resolve all matters remaining in dispute solely on the basis of the provisions of this Section 2.4. Such firm shall not be required to follow any particular rules of procedure, it being the intention of the parties to create a feasible, practical and expeditious method for resolving any disagreement hereunder. The decision of such firm hereunder shall be final and binding and shall not be subject to review or challenge of any kind. The fees and expenses of such firm shall be borne by the party whose Net Contribution proposal submitted to such firm was farther from that determined by such firm.

     (h) With respect to that portion of any Measurement Period occurring prior to the Closing Date (a "Pre-Closing Period"), Net Contribution for such Pre-Closing Period shall be included in the calculation of Net Contribution for the applicable Measurement Period and Seller shall assign to Buyer at the Closing accounts receivable (net of bad debt allowance determined in accordance with generally accepted accounting principles) and/or cash in an amount equal to
(a) Net Contribution for such Pre-Closing Period less (b) prize expense for such Pre-Closing Period to the extent incurred in compliance with Section 5.4; provided, further, that if such calculation yields an amount less than or equal to zero (0), no such assignment need be made by Seller. If the Closing occurs, Parent shall be responsible for all prize expense from and after June 1, 2001 which may be netted against the Net Contribution discussed in this paragraph
(h).

     (i) If as of December 31, 2002, the total number of Qualified Members equals or exceeds two million (2,000,000), that number of validly issued fully paid and non-assessable Conversion Shares equal to the Seller Earned Conversion Share Amount (not to exceed twenty two million seven hundred thousand (22,700,000) Conversion Shares) shall be issued to Seller upon conversion and surrender of Parent Series A Preferred Stock. If the number of Qualified Members does not equal or exceed two million (2,000,000) as of December 31, 2002, the Parent Series A Preferred Stock shall be deemed retired and cancelled and of no further force and effect. As used herein, "Qualified Member" shall mean any member who has registered with FreeWorld Lottery and either remains subscribed to the FreeWorld Lottery results notification email or has played the FreeWorld Lottery game within the preceding ninety (90) days.

     2.5 Allocation. The parties shall use all commercially reasonable efforts to agree to an allocation of the consideration for the Transferred Assets among the Transferred Assets (the "Allocation"), and each of Parent and Seller agree to report the sale and purchase of the Transferred Assets consistently with the Allocation for all federal, state and local income and other tax purposes.

     2.6 Sales and Use Taxes. Seller and Buyer shall each bear fifty percent (50%) of all sales and use taxes, if any, that either party shall be responsible by law to pay and discharge by reason of or in connection with the sale and transfer hereunder of the Transferred Assets. Notwithstanding any provision of this Agreement to the contrary, the parties agree to pay and discharge promptly whenever due their respective shares of the entire amount of all such taxes arising in connection with the transactions set forth hereunder, whether levied on Parent, Buyer or Seller. Parent, Buyer and Seller agree to use their respective good faith efforts to minimize the amount of any sales tax that may be due with respect to the transactions contemplated hereunder, and each party agrees to give the other parties reasonable prior written notice of any such amounts which may be claimed to be due by any governmental taxing authority.

     2.7 Instruments of Transfer. The sale, assignment, transfer, conveyance and delivery of the Transferred Assets shall be made by such bills of sale and other recordable instruments of assignment, transfer and conveyance as Buyer shall reasonably request, including, without limitation, such instruments of transfer as may be required by Network Solutions, Inc., Internic, or any successor organization thereto, in connection with the transfer by Seller to Buyer of the domain names set forth on Schedule 2.7, attached hereto and made a part hereof, and the related URLs and web site addresses, as well as any instruments of transfer or registration forms required in connection with any of the Transferred Assets. All transfer fees payable to Network Solutions or other relevant organization with respect to the transfer of the domain names set forth on
Schedule 2.7 shall be paid by Seller.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER


     Seller hereby represents and warrants to Parent as follows:

     3.1 Corporate Existence; Authority.

     (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has the full corporate power to carry on its business as now being conducted and to own and operate the property and assets now owned and operated by it. Seller is duly qualified to transact business and is in good standing in each jurisdiction where such qualification is required by law or regulation, except for those jurisdictions where the failure to so qualify will not have a material adverse effect on the use of the Transferred Assets following the Closing.

     (b) Seller has the right, power, legal capacity and authority to enter into, and perform its obligations under, this Agreement.

     (c) All corporate action on the part of Seller necessary for the authorization, execution, delivery and performance of this Agreement by Seller and the performance of all of Seller's obligations hereunder has been taken. This Agreement constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms, except for laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     3.2 Title to Assets; Conflicting Interests; Effect of Agreement.

     (a) Seller has good and marketable title to, or a valid leasehold interest in, each and all of the Transferred Assets, free and clear of all Liens other than as set forth in Schedule 3.2.

     (b) Except as set forth on Schedule 3.2, none of the Transferred Assets is held under any lease, security agreement, conditional sales contract or other title retention or security arrangement, or is located other than in the possession of Seller.

     (c) Without limiting the generality of the foregoing, except as set forth on Schedule 3.2, Seller is the exclusive owner or exclusive licensee of all Seller's Intellectual Property.

     (d) The execution and delivery of this Agreement by Seller does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a breach of, constitute a default (with or without notice or lapse of time, or both) under or violation of, or result in the creation of any Lien pursuant to any provision of the organizational documents of Seller, any law or regulation of any governmental authority, foreign or domestic, or any provision of any agreement, instrument, contract understanding, order, judgment or decree to which Seller is a party or by which Seller or any of the Transferred Assets is bound or affected, nor will it give to any other person or entity any interests or rights of any kind, including rights of termination, acceleration or cancellation, in or with respect to any of the Transferred Assets, except for any breach, termination, acceleration or cancellation of rights which would not, individually or in the aggregate, have a material adverse effect on the Transferred Assets or on the ability of Seller to consummate the transactions contemplated hereunder.

     3.3 Consents. Except as listed on Schedule 3.3, no consent of any person not a party to this Agreement and no consent of any governmental authority is required to be obtained on the part of Seller to permit the consummation of the transactions contemplated by this Agreement, including without limitation the transfer to Buyer of all right, title and interest in and to the Transferred Assets owned by Seller, free and clear of any Lien.

     3.4 The Trademarks and Trade Name. The Seller is the owner of the trademarks and trade name, FreeWorldLottery, to the extent noted on Schedule 3.4, together with the goodwill of the business connected with the use of and symbolized by the trademarks. Such trademarks and trade name are subsisting, and have not been abandoned, and to the best of Seller's knowledge no other firm, corporation, association or person has the right to use such trademarks and trade name in commerce in the identical form thereof. Except as set forth on
Schedule 3.4, to the knowledge of Seller, no legal proceedings have been instituted, are pending or threatened with respect to the trademarks or trade name or which challenge Seller's rights, title or interest in respect thereto.

     3.5 Litigation. Schedule 3.5 contains a description of all litigation, proceedings or controversies (including, without limitation, unsettled claims) that are pending or, to Seller's knowledge, threatened or anticipated by or against Seller with respect to the Transferred Assets and/or the Business before any court, government agency (including, without limitation, the Federal Trade Commission, any state attorney general's office, the U.S. Copyright Office or the PTO) or any other administrative body. Seller has furnished or made available to Buyer copies of all relevant court papers and other documents in its possession which relate to the matters listed on Schedule 3.5. Seller is not in default with respect to any order, subpoena, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality.

     3.6 Compliance with Laws. Except as set forth on Schedule 3.6 hereto and to Seller's knowledge, Seller has complied in all material respects with all applicable federal, state and local statutes, laws and regulations (including, without limitation, any and all applicable building, zoning, environmental or other law, ordinance or regulation) affecting the Transferred Assets and/or the operation of the Business.

     3.7 Taxes. Seller has timely filed within the time periods for filing or any extension granted with respect thereto all federal, state, local and other returns, estimates and reports ("Returns") relating to any and all taxes of whatever kind or other governmental charges, obligations, fines deficiencies, assessments or fees, including any secondary or transferee liability for taxes and any related interest or penalties ("Tax" or "Taxes"), that Seller is required to file with respect to the Transferred Assets. To Seller's knowledge, Seller has paid all Taxes it is required to pay with respect to the Transferred Assets. There are no pending or to Seller's knowledge threatened audits, examinations, assessments, asserted deficiencies or claims for additional Taxes with respect to the Transferred Assets. To Seller's knowledge, there are no Liens relating to or attributable to Taxes on any of the Transferred Assets.

     3.8 Contracts. There is no default, or event that with notice or lapse of time, or both, would constitute a default, by Seller, or to Seller's knowledge, by any other party under any of the Assigned Contracts. Except for the Assigned Contracts, Seller is not a party to, nor are the Transferred Assets bound by, any other contract, license, agreement or understanding that would impose any material adverse restriction on the use or future disposition of the Transferred Assets by Buyer.

     3.9 Insurance. Schedule 3.9 contains a true and correct list of all insurance policies held by Seller with respect to the Business. Seller has provided to Buyer copies of all such insurance policies.

     3.10 No Material Changes. Except as set forth on Schedule 3.10, since December 31, 2000, with respect to the Business, including, without limitation, in connection with the Transferred Assets, there has not been any:

          (a) material adverse change in the financial condition, liabilities, assets, business or prospects of the Business and/or, as applicable, of any or all of the Transferred Assets;

          (b) waiver or release of any right or claim of Seller relating to the Transferred Assets, except in the ordinary course of Seller's business; and

          (c) other event or condition of any character that has or might have a material adverse effect on the condition of the Transferred Assets.

     3.11 Restrictions on Business Activities. There is no agreement (whether a noncompete agreement, nondisclosure agreement or otherwise), commitment, judgment, injunction, order or decree to which Seller is a party or which is otherwise binding upon Seller which has or may have the effect of prohibiting or impairing any business practice of Seller (as presently conducted by Seller) which would have a material adverse effect on the Transferred Assets. Without limiting the foregoing, Seller has not entered into any agreement under which it is restricted from selling, licensing or otherwise distributing any of Seller's Intellectual Property or which could limit in any material respect Buyer's use or operation of the Transferred Assets in providing services to customers or potential customers or any class of customers in any geographic area, during any period of time or in any segment of any market.

     3.12 Investment Matters. Seller is capable of evaluating the merits and risks of its investment in Parent as a result hereof, and has the capacity to protect its own interests in making its investment in Parent. Seller (i) understands that the Parent Common Stock to be issued to it hereunder has not been registered under the Securities Act of 1933, as amended, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Parent Common Stock to be issued to it hereunder solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning Parent and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Parent Common Stock, and (v) is able to bear the economic risk and lack of liquidity inherent in holding the Parent Common Stock.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT


     Parent hereby represents and warrants to Seller as follows:

     4.1 Incorporation; Authority.

     (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Parent has the full corporate power to carry on its business as now being conducted and to own and operate the property and assets now owned and operated by it. Parent is duly qualified to transact business and is in good standing in each jurisdiction where such qualification is required by law or regulation except for those jurisdictions where the failure to qualify will not reasonably be expected to have a material adverse effect on Parent. The execution and delivery of this Agreement by Parent and the consummation by each of the transactions contemplated herein have and, other than the Parent Stockholder Approval, no further corporate authorization is necessary on the part of Parent. There are no liabilities of Parent, other than liabilities (i) reflected or reserved against on Parent's consolidated balance sheet of March 31, 2001 ("Reference Balance Sheet"), (ii) incurred since the date of the Reference Balance Sheet in the ordinary course of business, consistent with past practice, of Parent, (iii) which would not have a material adverse effect on Parent or (iv) not required to be reflected or reserved on a balance sheet of Parent under generally accepted accounting principles. Reserves are reflected on the Reference Balance Sheet against liabilities in accordance with generally accepted accounting principles.

     (b) All corporate action (other than the Parent Stockholder Approval) on the part of each of Parent necessary for the authorization, execution, delivery and performance of this Agreement by Parent has been taken.

     (c) Parent has the right, power, legal capacity and authority to enter into, and perform its obligations under, this Agreement.

     (d) This Agreement constitutes a valid and binding obligation of Parent, enforceable in accordance with its terms, except for laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     4.2 Conflicting Interests. The execution and delivery of this Agreement by each of Parent does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a breach of, constitute a default (with or without notice or lapse of time, or both) under or violation of, or result in the creation of any Lien, pursuant to any provision of the organizational documents of Parent, any law or regulation of any governmental authority, foreign or domestic, or any provision of any agreement, instrument, understanding, order, judgment or decree to which Parent is a party, or by which Parent or any of its assets are bound.

     4.3 Capitalization.

     (a) The shares of Parent Common Stock to be issued or issuable to Seller hereunder have been duly authorized and, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable and will be free of any liens, subject to restrictions on transfer under state and/or federal securities laws.

     (b) The shares of Parent Series A Preferred Stock to be issued or issuable to Seller hereunder have been duly authorized and, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable and will be free of any liens, subject to restrictions on transfer under state and/or federal securities laws.

     (c) The authorized capital of Parent consists of (i) 1,000,000 shares of Preferred Stock, par value 0.01 per share, of which no shares were issued and outstanding as of the date hereof; and (ii) 130,000,000 shares of Parent Common Stock, of which 73,356,027 shares were issued and outstanding as of May 31, 2001. As of May 31, 2001, Parent had reserved (A) 10,163,888 of Parent Common Stock for issuance pursuant to Parent's option plans, (B) 300,000 shares of Parent Common Stock for issuance pursuant to outstanding warrants and (C) 1,537,882 shares of Parent Common Stock for issuance upon conversion of convertible subordinated debentures.

     (d) The issued and outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of Parent Common Stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

     4.4 Consents. Except as listed on Schedule 4.4, no consent of any person not a party to this Agreement and no consent of any governmental authority is required to be obtained on the part of Parent to permit the consummation of the transactions contemplated by this Agreement.

     4.5 No Material Changes. Except as set forth on Schedule 4.5, since December 31, 2000 there has not been any:

          (a) transaction or accounting adjustment by Parent except in the ordinary business;

          (b) material adverse changes in the financial condition, liabilities, assets, business or prospects of Parent; provided that the determination after the date hereof by any governmental agency of authority that such agency or authority will not consider or not permit lottery tickets to be sold on websites of Parent, or over the Internet generally, shall not constitute such a material adverse change;

          (c) destruction, damage to or loss of any asset (whether or not covered by insurance) that materially and adversely affects the financial condition of Parent;

          (d) change in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) by Parent;

          (e) sale or transfer of any substantial portion of the assets of Parent, except in the ordinary course of business; or

          (f) agreement by Parent to do any of the things described in the preceding clauses (a) through (e).

     4.6 Litigation. Schedule 4.6 contains a description of all litigation, proceedings or controversies (including, without limitation, unsettled claims) to which Parent is a party that are pending or, to Parent's knowledge, threatened or anticipated by or against Buyer or Seller before any court, government agency (including, without limitation, the Federal Trade Commission, any state attorney general's office, the U.S. Copyright Office or the PTO) or any other administrative body which could reasonably be expected to have a material adverse effect on Parent. Parent is not in default with respect to any order, subpoena, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality which could reasonably be expected to have a material adverse effect on Parent.

     4.7 Compliance with Laws. To the Parent's knowledge, Parent has complied in all material respects with all applicable federal, state and local statutes, laws and regulations (including, without limitation, any and all applicable building, zoning, environmental or other law, ordinance or regulation, and any requirements set forth under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations issued thereunder from time to time, and any further requirements set forth under any state securities or "blue sky" laws) affecting its business and assets, except where the failure to so comply would not reasonably be expected to have a material adverse effect on Parent.

     4.8 Taxes. Parent has timely filed within the time periods for filing or any extension granted with respect thereto all Returns related to any and all Taxes, that Parent is required to file from time to time, except where the failure to so file would not reasonably be expected to have a material adverse effect on Parent. To the Parent's knowledge, Parent has paid all Taxes they are required to pay from time to time, except where the failure to so pay would not reasonably be expected to have a material adverse effect on Parent. There are no pending, or, to the Parent's knowledge, threatened audits, examinations, assessments, asserted deficiencies or claims for additional Taxes payable by Parent which would reasonably be expected to have a material adverse effect on Parent. To Parent's knowledge, there are no Liens outstanding relating to or attributable to Taxes payable by Parent which would reasonably be expected to have a material adverse effect on Parent.

     4.9 Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Parent of its obligations hereunder, in connection with the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or are contemplated by the Registration Rights Agreement.

     4.10 No General Solicitation. Assuming the accuracy of Seller's representations and warranties contained herein, the issuance by the Parent of the shares of Parent Common Stock to be issued or issuable to the Seller does not constitute an offer or a sale of such securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) of the Securities Act of 1933, as amended.

     4.11 No Registration Required. Assuming the accuracy of Seller's representations and warranties contained herein, it is not necessary in connection with the issuance and delivery of the shares of Parent Common Stock to be issued or issuable in the manner contemplated by this Agreement, to register any of such securities under the Securities Act of 1933, as amended.

     4.12 Net Current Assets; Pro Forma Total Equity.

     (a) As of March 31, 2001, Net Current Assets were equal to or greater than as set forth on Schedule 4.12

     (b) The statement of projected Net Current Assets, as of May 31, 2001 and August 31, 2001, on Schedule 4.12 has been reasonably prepared by Parent using the best available information and judgment by Parent as of the date hereof.

     (c) As of March 31, 2001, on a pro forma basis after giving effect to this Agreement and Amendment No. 1 to Strategic Cooperation Agreement of even date herewith, Parent would have had consolidated total equity as set forth on
Schedule 4.12.

                                    ARTICLE V

                 AGREEMENTS TO BE PERFORMED PRIOR TO THE CLOSING


     From the date of execution of this Agreement until and including the Closing Date:

     5.1 Full Access. Buyer and its counsel, accountants and other representatives shall have full access, at all reasonable times and in a manner as to not interfere with the business of Seller, during normal business hours to all properties, books, accounts, records, contracts and documents of or relating to the Business and the Transferred Assets.

     5.2 Conduct of Business. Seller, unless Buyer shall have otherwise consented in writing:

          (a) will use its best efforts to (i) preserve and maintain the business and assets (including, without limitation, the assets that shall comprise the Transferred Assets) of the Business in their present condition, subject to changes in normal and ordinary course; and (ii) preserve Seller's present relationships with suppliers, customers and other third parties to the extent that such relationships relate to the Business and/or the Transferred Assets;

          (b) will carry on the business and activities of the Business diligently and in substantially the same manner as they have been previously carried on;

          (c) will not enter into any transaction or incur any liability or obligation (absolute or contingent) with respect to the Business, except transactions entered into, or liabilities or obligations incurred, in the ordinary course of business;

          (d) will not enter into, assume or become bound or obligated by any contract, license, agreement or obligation that relates to the Business and/or the Transferred Assets or extend or modify the terms of any presently existing contract, license, agreement or obligation relating to the Business and/or the Transferred Assets that (i) involves the payment of more than twenty-five thousand dollars ($25,000) per year or (ii) extends any such agreement, license, contract or obligation for more than one year; and

          (e) will not cancel any debts or claims owed to Seller that pertain to the Business and/or the Transferred Assets, except in the ordinary course of business.

     5.3 Notices and Consents. Each party will give any notices to third parties and use its commercially reasonable efforts to obtain any third party consents required to be obtained by it in connection with this Agreement. Each party will give any notices to and make any filings with and use its commercially reasonable efforts to obtain any authorizations, consents and approvals of government and governmental agencies required to be obtained by it in connection with this Agreement. Seller shall supply to Parent any information reasonably requested by Parent for inclusion in the proxy statement to be given to holders of Parent Common Stock in connection with the Parent Stockholder Approval.

Such information shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     5.4 Management of Website. From June 1, 2001 through the Closing Date, Seller represents that it has operated, and agrees that it shall continue to operate, the Website as currently conducted as disclosed to Parent regarding games, rules for games, prizes, structure of prizes and odds for games.

                                   ARTICLE VI

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT


     The obligations of Parent to consummate the Closing contemplated by this Agreement are subject to the satisfaction, or waiver in writing by Parent, at or before the Closing, of each of the following conditions:

     6.1 Representations True and Correct. All representations and warranties made by Seller in this Agreement, or in any written statement delivered by Seller under this Agreement, shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as though made on such date (unless such representation or warranty speaks only as of a certain date, in which event such representation or warranty shall be true and correct as of such date), subject to such immaterial additions, deletions and modifications to the Schedules to this Agreement between the date of this Agreement and the Closing Date.

     6.2 Covenants Performed. Seller shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Seller on or before the Closing Date.

     6.3 No Material Adverse Change. There shall not have been any material adverse change in the business, financial condition, results of operations or prospects of the Business, and Seller shall not have sustained any material loss or damage to all or any material portion of the Transferred Assets, whether or not insured.

     6.4 Officers' Certificates. Parent shall have received a certificate, dated the Closing Date, signed by an authorized officer of Seller certifying that the conditions set forth in Sections 6.1, 6.2, 6.3 and 6.6 have been fulfilled.

     6.5 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority pertaining to the transactions contemplated by this Agreement or their consummation shall have been instituted or threatened on or before the Closing Date.

     6.6 Necessary Consents. All necessary agreements and consents of any third parties required to be obtained by Seller for the consummation of the transactions contemplated by this Agreement shall have been obtained by Seller and delivered to Parent.

     6.7 Management Agreement. Seller shall have executed and delivered to Parent the Management Agreement in the form attached hereto as Exhibit A.

     6.8 Parent Stockholder Approval. The Parent Stockholder Approval shall have been obtained.

                                   ARTICLE VII

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER


     The obligations of Seller to consummate the Closing contemplated by this Agreement are subject to the satisfaction, or waiver in writing by Seller, at or before the Closing, of each of the following conditions:

     7.1 Representations True and Correct. All representations and warranties made by Parent in this Agreement, or in any written statement delivered by Parent under this Agreement, shall be true and correct on the date hereof and on and as of the Closing Date as though made on such date (unless such representation or warranty speaks only as of a certain date, in which event such representation or warranty shall be true and correct as of such date), subject to such immaterial additions, deletions and modifications to the Schedules to this Agreement between the date of this Agreement and the Closing Date.

     7.2 Covenants Performed. Parent shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Parent on or before the Closing Date.

     7.3 No Material Adverse Change. There shall not have been any material adverse change in the business, financial condition, results of operations or prospects of Parent; provided that the determination after the date hereof by any governmental agency or authority that such agency or authority will not consider or permit lottery tickets to be sold on websites of Parent or Buyer, or over the Internet generally, shall not constitute such a material adverse change.

     7.4 Officers' Certificate. Seller shall have received a certificate, dated the Closing Date, signed by an authorized officer of Buyer certifying that the conditions set forth in Sections 7.1, 7.2, 7.3, 7.6 and 7.9 have been fulfilled.

     7.5 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority pertaining to the transactions contemplated by this Agreement or their consummation shall have been instituted or threatened on or before the Closing Date.

     7.6 Necessary Consents. All necessary agreements and consents of any third parties required to be obtained by Parent or Buyer for the consummation of the transactions contemplated by this Agreement shall have been obtained by Parent and Buyer and delivered to Seller.

     7.7 Registration Rights Agreement. Parent and Buyer shall have duly executed and delivered to Seller the Registration Rights Agreement in the form attached hereto as Exhibit B.

     7.8 Management Agreement. Parent and Buyer shall have executed and delivered to Seller the Management Agreement in the form attached hereto as Exhibit A.

     7.9 Parent Stockholder Approval. The Parent Stockholder Approval shall have been obtained.

                                  ARTICLE VIII

                                   THE CLOSING


     8.1 The Closing. Subject to satisfaction or waiver of the conditions precedent to obligations of the parties hereto, the purchase and sale of the Transferred Assets (the "Closing") shall take place at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, NY 10005 at 10:00 a.m. local time, on a day to be agreed by Parent and Seller as soon as practicable after the conditions set forth in Articles VI and VII have been satisfied or waived, or at such other time and place as the parties may agree (the "Closing Date").

     8.2 Deliveries at the Closing. At the Closing: (i) Seller will deliver the certificates and documents to be delivered by it pursuant to Article VI; (ii) Parent will deliver the certificates and documents to be delivered by them pursuant to Article VII; (iii)

Seller will execute, acknowledge and deliver to Buyer assignments and bills of sale and such other instruments of sale, transfer, registration, conveyance and assignment as Buyer may reasonably request in form and substance reasonably satisfactory to Buyer; and (iv) Parent shall issue and deliver to Seller certificates representing the shares of Parent Common Stock and one share of the Parent Series A Preferred Stock as contemplated by Section 2.4(a).

                                   ARTICLE IX

                          INDEMNIFICATION AND SURVIVAL


     9.1. Indemnification by Seller. Subject to Sections 9.3 and 9.4, Seller will indemnify and hold Parent harmless against any and all Losses to which Parent becomes subject or which Parent suffer or incur, insofar as such Losses arise out of or result from (a) any liability, obligation or commitment of Seller, (b) the inaccuracy of any representation or warranty of Seller contained herein, (c) the breach of any covenant of Seller contained herein, or (d) any failure to comply with any bulk transfer or similar law in connection with the transactions contemplated hereby. As used herein, "Losses" means losses, liabilities, claims, damages and expenses (including reasonable attorneys' fees and costs of investigation), whether or not involving a third party claim; provided that Losses shall not include any consequential, special, multiple, punitive or exemplary damages, including, but not limited to, damages arising from loss of profits, business interruption or goodwill, except to the extent resulting from third party claims.

     9.2. Indemnification by Parent. Subject to Sections 9.3 and 9.4, Parent will indemnify and hold Seller harmless against any and all Losses to which Seller becomes subject or which Seller suffers or incurs, insofar as such Losses arise out of or result from (a) the inaccuracy of any representation or warranty of Parent contained herein, (b) the breach of any covenant of Parent contained herein, (c) except for matters as to which Buyer is entitled to indemnification pursuant to Section 9.1, the operations of the Business or the use of the Transferred Assets subsequent to the Closing Date or (d) any liability, obligation or commitment of Parent.

     9.3. Limitations on Liability.

     (a) The representations, warranties, covenants and agreements of the parties shall survive the Closing and any investigation by the parties. Any claim by any party with respect to any representation or warranty by another party for indemnification must be made by written notice given within twenty-four (24) months after the Closing Date.

     (b) Seller will have no obligation to indemnify Parent for any Losses pursuant to clause (b) of Section 9.1, except to the extent that such Losses, taken together, exceed one hundred thousand dollars ($100,000), and then only to the extent of such excess. In no event shall Seller be liable for aggregate Losses under Section 9.1(b) of more than one million dollars ($1,000,000).

     9.4. Indemnification Procedure. Promptly after receipt by any indemnified party of notice of the commencement of any action, proceeding, or claim in respect of which the indemnified party intends to seek indemnification pursuant to Section 9.1 or 9.2, the indemnified party shall notify the indemnifying party in writing; provided that the omission to so notify shall not relieve the indemnifying party of its indemnification obligations except to the extent the indemnifying party is materially prejudiced thereby. The indemnifying party shall be entitled to assume control of the defense of such action or claim with counsel reasonably satisfactory to the indemnified party; provided, however, that:

          (i) the indemnified party shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim;

          (ii) no indemnifying party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to the indemnified party of a release from all liability in respect of such claim or if, pursuant to or as a result of such consent or settlement, injunctive or other equitable relief would be imposed against the indemnified party or such judgment or settlement could materially interfere with the business, operations or assets of the indemnified party; and

          (iii) after written notice by the indemnifying party to the indemnified party of its election to assume control of the defense of any such action in accordance with the foregoing provisions, the indemnifying party shall not be liable to such indemnified party hereunder for any legal fees, costs and expenses subsequently incurred by such indemnified party in connection with the defense thereof.

     If the indemnifying party does not assume control of the defense of such claim in accordance with the foregoing provisions, the indemnified party shall have the right to defend such claim in such manner as it may deem appropriate at the reasonable cost and expense of the indemnifying party, and the indemnifying party will promptly reimburse the indemnified party therefore in accordance with this Section 9.4; provided that the indemnified party shall not be entitled to consent to the entry of any judgment or enter into any settlement of such claim without the prior written consent of the indemnifying party (not to be unreasonably withheld).

     9.5. Exclusive Remedies. If the Closing occurs, then the remedies provided in this Article IX shall constitute the sole and exclusive remedies with respect to all claims for breach of any representation or warranty contained in this Agreement, except for fraud or other willful dishonesty. Notwithstanding the foregoing, the provisions of this Article IX shall not affect the rights of any party hereto against any third party (including a third party whose claim against a party hereto is the basis of a claim for indemnification) and shall not inure to the benefit of any third party.

                                    ARTICLE X

                      OBLIGATIONS OF PARTIES AFTER CLOSING


     10.1 Further Assurances. At the request of Buyer, and without further consideration, Seller agrees to execute after the Closing Date such documents and instruments and to do such further acts as may be reasonably necessary or desirable to perfect Buyer's title to the Transferred Assets.

     10.2 Tax Returns. To the extent that failure to do so would adversely affect the Transferred Assets, Seller shall (i) continue to timely file within the time period for filing, or any applicable extension granted with respect thereto, all Federal, state, local and other Returns relating to any and all Taxes it is required to file with respect to the conduct of the Business or the use of the Transferred Assets prior to the Closing Date and (ii) be responsible for and pay when due any and all Taxes (A) relating or pertaining to the period (or that portion of any period) ending on or prior to the Closing Date, attributable to, levied or imposed upon, or incurred in connection with the Transferred Assets and (B) incurred in connection with the operations of Seller.

     10.3 Post-Closing Date Access to Information. If after the Closing, in order properly to prepare documents or reports required to be filed with governmental authorities or its financial statements, it is necessary that Buyer be furnished with additional information relating to the Transferred Assets and such information is in possession of Seller, Seller will use its reasonable efforts to furnish, or cause to be furnished, such information to Buyer.

     10.4 Board Observer. Until the later of September 30, 2002 or such time as Seller shall own less than twenty percent (20%) of the outstanding Parent Common Stock, Seller shall be entitled to designate one (1) individual reasonably acceptable to Parent (such designee, a "Board Observer") who shall be entitled to notice of, to attend and to any documentation distributed to members before, during or after, all meetings (including any action to be taken by written consent) of the Board of Directors of Parent; provided, however, that Parent reserves the right to withhold any information and to exclude such

Board Observer from any meeting or portion thereof (so long as Parent notifies the Board Observer of such withholding and of any action taken by the Board as a result of such meeting) if access to such information or attendance at such meeting would, (i) in the judgment of Parent's counsel, adversely affect the attorney-client privilege between Parent and its counsel or cause the Board to breach its fiduciary duties, or (ii) in the good faith determination of a majority of the Board, result in a conflict of interest with Parent. Parent will use its best efforts to ensure that any withholding of information or any restriction on attendance is strictly limited only to the extent necessary set forth in the preceding sentence. The Board Observer shall not be (a) permitted to vote at any meeting of the Board or (b) counted for purposes of determining whether there is sufficient quorum for the Board to conduct its business. Seller may replace the Board Observer with or without cause in its sole discretion by providing written notice to Parent at least five (5) days prior to any such action taking effect.

     10.5 Participation Rights. Each time Parent proposes to offer any Additional Stock for cash, Parent shall first make an offering of such Additional Stock to Seller in accordance with the following provisions:

          (a) Parent shall deliver a written notice to Seller stating (i) its bona fide intention to offer such Additional Stock, (ii) the number of shares such Additional Stock to be offered and (iii) the price and terms, if any, upon which it proposes to offer such Additional Stock.

          (b) Within five (5) days after delivery of such notice, Seller may elect to purchase or obtain, at the price and on the terms specified in the notice, up to that portion of such Additional Stock which equals the proportion that the number of shares of Parent Common Stock owned by Seller bears to the total number of shares of Parent Common Stock then outstanding. Such purchase shall be completed at the same closing as that of any third party purchasers.

          (c) Parent may, during the sixty (60) day period following the expiration of the period provided in Section 10.5(b) hereof, offer the remaining unsubscribed portion of the additional Stock to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the notice. If Parent does not enter into an agreement for the sale of the Additional Stock within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Additional Stock shall not be offered unless first reoffered to Seller in accordance herewith.

          (d) The covenants set forth in this Section 10.5 shall terminate and be of no further force or effect on later of September 30, 2002 or such time as Seller shall own less than twenty percent (20%) of the outstanding Parent Common Stock.

     10.6 DCC Put Right.

     (a) Within thirty (30) days following the sale by Parent of all or substantially all of the voting capital stock of DCC owned by Parent as of the date of this Agreement, Parent shall deliver written notice to Seller setting forth the amount of Net Cash Proceeds from such sale and offering to utilize the lesser of twenty percent (20%) or two million dollars ($2,000,000) of such Net Cash Proceeds to purchase from Seller shares of Parent Common Stock acquired by Seller pursuant to this Agreement or the Strategic Cooperation Agreement (as amended) at a purchase price of thirty cents ($0.30) per share of Parent Common Stock.

     (b) If Seller wishes to accept such offer in whole or in part, it must provide written notice thereof to Parent within five (5) days of receipt of Parent's notice of such sale. If Seller rejects such offer or does not respond within such five (5) day period, Seller shall have no further rights with respect to such Net Cash Proceeds. If Seller validly accepts such offer, the closing of the sale of such shares of Parent Common Stock shall occur at a time and place mutually acceptable to Parent and Seller. At such closing, Parent shall deliver the purchase price by wire transfer to an account described in writing by Seller, and Seller shall deliver certificates representing the shares of Parent Common Stock to be sold, free and clear of all liens, together with stock powers duly executed in blank.

     10.7 Standstill.

     (a) Seller agrees that until (i) September 30, 2002 and (ii) during any period of time as Seller beneficially owns at least twenty seven and one-half percent (27.5%) of the outstanding Parent Common Stock, Seller shall not, and shall cause its affiliates not to: (A) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, by means of purchase, merger, business combination or in any other manner, beneficial ownership of any securities or property of Parent or any of its subsidiaries (other than the shares of Parent Common Stock issuable under this Agreement and the Strategic Cooperation Agreement (as amended)), provided that after the total number of shares issuable to Seller pursuant to Section 2.4 of this Agreement have been issued, Seller may purchase additional shares of Parent Common Stock, provided that after any such purchase Seller would beneficially own less than 35% of the outstanding shares of Parent Common Stock, (B) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of Parent or any of its subsidiaries, (C) form, join or in any way participate in a "group" (within the meaning of

Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) with respect to any voting securities of Parent or any of its subsidiaries, (D) otherwise act, alone or in concert with others, to seek to control the management, Board, governing instruments, policies or affairs of Parent, (E) make any public disclosure, or take any action that could require Parent to make any public disclosure, with respect to any of the matters set forth in this
Section 10.7, (F) disclose any intention, plan or arrangement inconsistent with the foregoing or (G) advise, assist or encourage any other persons in connection with any of the foregoing. Nothing contained in this Section 10.7(a) shall be construed to prevent Seller from voting its shares of Parent Common Stock that were previously issued to Seller with respect to any matter submitted to a shareholder vote. If Seller's beneficial ownership of shares of Parent Common Stock increases to a percentage equal to or greater than thirty five percent (35%) as a result of a decrease in the number of outstanding shares of Parent Common Stock, such increase shall not be deemed to be a violation of clause (A) above, and Seller shall not be required to dispose of shares of Parent Common Stock by reason of such increase.

     (b) If any person (other than (i) Seller or any of its affiliates, (ii) any group within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, of which Seller or any of its affiliates is a member, or (iii) any person who acquires any such outstanding Parent Common Stock through any action benefiting, or after receiving information provided to, directly or indirectly, such person in a manner constituting a violation by Seller of any of the provisions of this Section 10.7 or any confidentiality provisions in this Agreement or in the Strategic Cooperation Agreement (as amended)) acquires beneficial ownership of a majority of the outstanding Parent Common Stock or if Parent sells all or substantially all of its assets this section 10.7 shall terminate.

     10.8 Authorized Shares. Parent agrees that it shall not increase the number of authorized shares of Parent Common Stock to an amount greater than one hundred and seventy million (170,000,000) shares prior to December 31, 2002.

                                   ARTICLE XI

                                   TERMINATION


     11.1 Termination. This Agreement may be terminated:

          (a) By mutual agreement by Parent, Buyer and Seller;

          (b) By Parent and Buyer if the conditions precedent to their obligation to close set forth in Article VI hereof are not satisfied on or prior to June 30, 2002; or

          (c) By Seller if the conditions precedent to Seller's obligation to close set forth in Article VII hereof are not satisfied on or prior to June 30, 2002.

     11.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 11.1 above, this Agreement shall (except for the provisions of this Article XI and Article XII) forthwith become void, and there shall be no liability on the part of Parent, Buyer or Seller; provided, however, that the foregoing shall not relieve any party for Losses incurred as a result of any breach of this Agreement.

                                   ARTICLE XII

                                 CONFIDENTIALITY


     12.1 Confidentiality. All information not previously disclosed to the public or generally known to persons engaged in the respective businesses of Parent and Seller which shall have been furnished by Parent to Seller or by Seller to Buyer as provided in this Agreement or otherwise in connection with the transactions contemplated hereby shall not be disclosed by the party receiving such information to any person, other than its employees, legal counsel, financial advisers, accountants or agents in confidence, or used for any purpose other than is contemplated herein; provided, however, that Seller shall be entitled to include information with respect to the transactions contemplated by this Agreement in a registration statement under the Securities Act of 1933, as amended, to the extent such information is required to be included therein pursuant to the rules and regulations of the Securities Exchange Commission. In the event that as transactions contemplated by this Agreement shall not be consummated, all such information which shall be in writing shall be returned to the party furnishing the same, including, to the extent reasonably practicable, all copies or reproductions thereof which may have been prepared.

     12.2 Public Announcements. Except as required by applicable law, no party hereto shall disclose, or permit their respective officers, representatives, agents or employees to disclose, the existence or terms of this Agreement to any third party without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed. The parties hereto will mutually agree in advance on the form, timing and contents of announcements and disclosures regarding the transactions contemplated by this Agreement.

                                  ARTICLE XIII

                               GENERAL PROVISIONS


     13.1 Broker or Finder. Seller shall pay the fees of any brokers or finders alleged to be payable because of any act, omission or statement of Seller or its affiliates. Parent shall pay the fees of any broker or finders alleged to be payable because of any act, omission or statement of Parent or its affiliate (including Buyer).

     13.2 Payment of Costs. Parent shall pay all costs and expenses incurred or to be incurred by Parent and Buyer in negotiating and preparing this Agreement and in closing the transactions referred to in this Agreement. Seller shall pay all such costs and expenses incurred or to be incurred by Seller in negotiating and preparing this Agreement and in closing the transactions referred to in this Agreement.

     13.3 Entire Agreement; Waivers.

     (a) This Agreement and the exhibits and schedules hereto constitute the entire agreement between the parties pertaining to the subject matter hereof. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     (b) Each of the exhibits and schedules attached to this Agreement is incorporated herein by reference as if set forth in full herein.

     13.4 Successors and Assigns. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective permitted successors and assigns.

     13.5 Effect of Headings. The subject headings of the paragraphs and subparagraphs of this Agreement are included for purposes of convenience only, and shall not affect the construction of any of its provisions.

     13.6 Notices.

     (a) A notice required or permitted to be given by one party to another under this Agreement must be in writing and is treated as being duly given if it is: (i) sent by air courier to that other party's address; (ii) delivered personally or by commercial delivery service to that other party's address;
(iii) mailed by registered or certified mail (return receipt requested) to that other party's address; or (iv) sent by facsimile to the other party (with printed acknowledgment of completed transmission).

     (b) A notice given to a party in accordance with clause 13.6(a) is treated as having been duty given and received: (i) when delivered (if left at that party's address or delivered personality or by commercial delivery service to that other party's address); (ii) two (2) business days after delivery to the courier (if sent by air courier); or (iii) on the business day of receipt of the transmission (if given by facsimile and sent to the facsimile receiver number of that party with printed acknowledgment of completed transmission).

         To Parent:                     eLOT, INC.
                                        301 Merritt Corporate Park
                                        Norwalk, CT 06851
                                        Attention: Robert Daum
                                        Barbara Anderson, Esq.
                                        Fax: (203) 840-8639

         With copies to:                Cahill Gordon & Reindel
                                        80 Pine Street
                                        New York, NY  10005
                                        Attention:   Richard E. Farley, Esq.
                                        Fax:  (212) 269-5420

         To Buyer:                      PlasmaNet, Inc.
                                        420 Lexington Avenue
                                        Suite 2435
                                        New York, NY  10170
                                        Attention:   Kevin Aronin
                                                     Edward Curtin, Esq.
                                        Fax:  (212) 931-6761

         With copies to:                Hall Dickler Kent Goldstein & Wood LLP
                                        909 Third Avenue
                                        New York, NY  10022
                                        Attention:   Michael A. Meyers, Esq.
                                        Fax:  (212) 935-3121

Any party may change its address for purposes of this paragraph by giving notice of the new address to each of the other parties in the manner set forth above.

     13.7 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction without regard to the conflicts of laws provisions thereof. Each of the parties agrees to personal jurisdiction in any action brought in any court, Federal or State, within the City of New York, State of New York having subject matter jurisdiction over matters arising under this Agreement. Any suit, action or proceeding arising out of or relating to this Agreement shall only be instituted in a Federal or State court located in the City of New York, State of New York. Each party waives any objection which it may have now or hereafter to the laying of the venue of such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

     13.8. Waiver of Jury Trial. Each party hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the parties in the negotiations, administration, performance and enforcement thereof.

     13.9 Parties in Interest. Nothing in this Agreement, express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective and permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action against any party to this Agreement.

     13.10 Severability. Should any provision of this Agreement be determined to be invalid, it shall be severed from this Agreement and the remaining provisions shall remain in full force and effect.

     13.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     13.12 Attorneys' Fees. Should it become necessary for any party to this Agreement to employ an attorney (i) to assert any right or enforce any obligation under this Agreement or (ii) to defend against any action brought by another party which action arises out of this Agreement, then the prevailing party shall be entitled to recover reasonable attorneys' fees from the nonprevailing party.

     13.13 Assignment. Seller shall not assign this Agreement without first obtaining the written consent of Parent. Parent may not assign its rights hereunder without the consent of Seller.

     13.14 Disclosure on Schedules. Any item disclosed in a Schedule attached hereto in response to one section or subsection of this Agreement shall be deemed disclosed in response to any other section or subsection in which it is required to be disclosed provided that such disclosure for one section or subsection would be sufficient for the purpose of disclosure for such other section or subsection.

     IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.

                                   eLOT, INC.


                                   By:   /s/ Michael W. Yacenda
                                      ------------------------------------------
                                        Title:  Executive Vice President


                                   PLASMANET, INC.


                                   By:   /s/ Kevin J. Aronin
                                      ------------------------------------------
                                        Title: Chairman & CEO

                                                                       Exhibit A


                              MANAGEMENT AGREEMENT

     THIS MANAGEMENT AGREEMENT ("Agreement") is made and entered into on this [ ] day of [ ], 2001 (the "Effective Date"), by and between eLOT, Inc., a Virginia corporation (the "Owner"), and PlasmaNet, Inc., a Delaware corporation (the "Manager").

                                R E C I T A L S :

     WHEREAS, the Owner and the Manager have entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of June 7, 2001 pursuant to which the Owner will acquire certain tangible and intangible assets of the Manager, including, but not limited to, the Internet website known as "FreeWorldLottery.com" (the "Website") and a perpetual paid-up license of certain proprietary technology (capitalized terms used herein but not defined have the meaning assigned to such terms in the Asset Purchase Agreement);

     WHEREAS, the Owner desires to retain the services of the Manager to act as its exclusive agent in the management, operation, maintenance, marketing and distribution of the Website;

     WHEREAS, the Manager desires to provide such services for the Owner;

     WHEREAS, the Owner and the Manager desire to cooperate on an ongoing basis with regard to strategy, personnel development and training so that the Owner will be able to maintain the level of Net Contribution (as defined in the Asset Purchase Agreement) delivered by the Manager upon expiration of this Agreement; and

     WHEREAS, the Owner and the Manager have agreed upon the terms and conditions upon which the Manager shall manage and operate the Website, as set forth below.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

     1. Appointment and Acceptance. The Owner hereby appoints the Manager, and the Manager hereby accepts appointment, on the terms and conditions hereinafter provided, as the Owner's exclusive managing agent for the management, operation, maintenance, marketing and distribution of the Website.

     2. Obligations of Manager. The Manager shall render the following services and shall perform the following duties for the Owner in a faithful, diligent and efficient manner:

          (a) In General. The Manager shall be solely and exclusively responsible for all management, operational, marketing, maintenance and distribution activities with respect to the Website, including, but not limited to, such activities as are more specifically described below. The Manager shall use its best efforts at all times during the term of this Agreement to operate and maintain the Website according to the highest standards achievable consistent with the overall plan of the Owner. The Manager shall comply with all reasonable and necessary rules, policies and procedures promulgated for the Website by the Owner from time to time following Manager's receipt of written notice of such rules, policies and procedures. The Manager shall be expected, for the account and at the expense of the Owner, to perform such other acts and deeds as are reasonable, necessary and proper in the discharge of its duties under this Agreement.

          (b) Training. The Manager will use its commercially reasonable best efforts to assist the Owner in personnel training and development so that Owner will be able to maintain a level of Net Contribution delivered by Manager at the end of the Term (as defined below).

          (c) Advertising and Marketing. The Manager and its affiliates shall advertise, market, distribute and promote the Website to members of Seller's FreeLotto.com website with the goal of causing such members' knowledge, awareness and use of the Website, including the marketing and distribution of the Website, and to generate at least $500,000 in monthly Net Contribution.

          (d) Management. The Manager shall manage, operate, market and maintain the Website. The Manager shall also arrange for and supervise any and all improvements to the Website (at Owner's expense). In addition, Manager shall:

               (i) make or cause to be made in the name of Owner such ordinary repairs or alterations to the Website as may be necessary;

               (ii) make or cause to be made in the name of Owner such modifications, improvements or expansions of the Website as may be necessary or helpful, including technical support and customer support;

               (iii) request, demand, collect, receive and give receipts for any and all charges which become due from users of the Website, including payment processing and reporting, as well as providing technical support, customer support and online reporting capability and capacity; and all sums of money collected by the Manager from users of the Website or from the operation of the Website shall be deposited by the Manager in a bank account to be designated by the Owner and opened in the name of (and shall be solely the property of) the Owner;

               (iv) maintain a comprehensive system of records, books and accounts, with respect to the activities and operation of the Website; all records shall be subject to examination by the Owner or its authorized agents, attorneys and accountants; and no later than the twentieth (20th) day of each month, with respect to the preceding month, the Manager shall render a statement of Net Contribution and prize expense for such month and a schedule of accounts receivable and payable as of the last day of such month; and

               (v) take such action as may be reasonably necessary to comply promptly with any and all laws, ordinances, orders or other requirements of any federal, state, county or municipal authority having jurisdiction of the Website.

     3. Expenditures. The Manager shall make no expenditure for the account of the Owner outside the normal course of operation of the Website (consistent with past practice) without the prior written approval of the Owner. All games, rules for games, prizes, structure of prizes and odds for games shall be approved by Owner.

     4. Payment of Receipts to Owner. All revenues (and cash and receivables related thereto) derived from the operation of the Website are the property of the Owner and shall be deposited in the manner directed by the Owner.

     5. Agency Relationship. Everything done by the Manager under the provisions of this Agreement shall be done as agent of the Owner, and all obligations or expenses incurred thereunder shall be for the account, on behalf, and at the expense of the Owner. Any payments to be made by the Manager hereunder shall be made out of such sums as are made available to the Manager by the Owner, and it is agreed that the Manager shall not be obligated to expend its own funds for any payments which the Manager is authorized to make hereunder.

     6. Term of Agreement. This Agreement shall be effective for a period of eighteen months from the date hereof (the "Term") and shall be renewable for successive additional one year terms at the option of the Owner. Notwithstanding the foregoing, this Agreement shall be subject to cancellation by either the Manager or the Owner in the event of a material breach by the other party, which breach is not cured within thirty (30) days of the party seeking to cancel the Agreement providing written notice of such material breach to the other party and such other party failing to cure the breach within said period. The written notice shall provide specific details of the breach which resulted in the sending of the written notice of cancellation.

     7. Compensation of Manager. The Manager shall be entitled to receive as compensation for its management services of the Website pursuant to this Agreement a fixed fee in the amount of seventy-five thousand dollars ($75,000) per month, which management fee includes all costs of the Manager to manage and operate the Website. Other expenses incurred to generate revenues from the Website shall be payable exclusively from the revenues generated from operation of the Website, and not from other funds from the Owner.

     8. Indemnification.

     (a) The Manager shall indemnify, defend and hold harmless the Owner from and against any and all claims, demands, liabilities, costs (including, without limitation, the cost of litigation and attorney's fees), damages and causes of action, of any nature whatsoever which arise out of or are incidental to the management of the Website by the Manager and which are based on or attributable to the Manager's (i) negligence, fraud, deceptive practices, deceit or willful misconduct, (ii) any breach or violation by Manager of the terms of any license agreement to which it is party in connection with providing services hereunder, or (iii) breach of any provision of this Agreement or any fiduciary duty. The indemnification rights herein contained shall be cumulative of, and in addition to, any and all rights, remedies and recourse to which the Owner shall be entitled, whether pursuant to some other provision of this Agreement, at law or in equity.

     (b) The Owner shall indemnify, defend and hold harmless the Manager from and against any and all claims, demands, liabilities, costs (including, without limitation, the cost of litigation and attorney's fees), damages and causes of action, of any nature whatsoever which arise out of and which are based on or attributable to the Owner's (i) negligence, fraud, deceptive practices, deceit or willful misconduct, or (ii) breach of any provision of this Agreement or any fiduciary duty. The indemnification rights herein contained shall be cumulative of, and in addition to, any and all rights, remedies and recourse to which the Manager shall be entitled, whether pursuant to some other provision of this Agreement, at law or in equity.

     9. Binding Agreement; Assignment. This Agreement shall inure to the benefit of and constitute a binding obligation upon the contracting parties and their respective successors, assigns and legal representatives, but this Agreement and the rights and obligations may not be assigned or delegated without the prior written consent of the parties hereto and any permitted assignee hereunder must agree to assume and discharge the duties and obligations of his assignor hereunder.

     10. Amendment. This Agreement may only be modified by the written agreement signed by or on behalf of all of the parties hereto.

     11. Time. Time shall be deemed to be of the essence of this Agreement whenever time limits are imposed herein for the performance of any obligations by any of the parties hereto, or whenever the accrual of any rights to either of the parties hereto depends on the passage of time.

     12. Remedies Cumulative. The rights, options, elections and remedies of any of the parties contained in this Agreement shall be cumulative; and no one of them shall be construed as excluding any other or any right, priority or remedy provided by this Agreement or law.

     13. No Waiver. None of the terms, conditions, covenants, or provisions of this Agreement can be waived by either party except by appropriate written instruments. The waiver by either party of any breach of any term, condition, covenant or provision herein contained shall not be deemed a waiver of the same of any other term, condition, covenant or provision herein contained, or of any subsequent breach of the same or any other term, condition, covenant or provision herein contained.

     14. Governing Law; Venue. This Agreement shall be governed by, and its provisions construed to be in compliance with, the laws of the State of New York. The parties agree that venue for purposes of construing or enforcing this Agreement shall be proper in New York, New York.

     15. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or overnight air courier guaranteeing next day delivery:

(a)      If to the Manager, addressed to:

                           PlasmaNet, Inc.
                           Attn: Kevin Aronin
                                 Edward Curtin, Esq.
                           420 Lexington Avenue, Suite 2435
                           New York, NY  10170
                           Fax:  (212) 931-6761

                           With a copy to:

                           Michael A. Meyers, Esq.
                           Hall Dickler Kent Goldstein & Wood LLP
                           909 Third Avenue
                           New York, NY  10022
                           Fax:  (212) 935-3121

(b)      If to the Owner, addressed to:

                           eLOT, Inc.
                           Attn: Robert Daum

                                 Barbara Anderson, Esq.
                           301 Merritt 7 Corporate Park
                           Norwalk, CT  06851
                           Fax:  (203) 840-8639

                  With a copy to:

         Richard Farley, Esq.
         Cahill Gordon & Reindel
         80 Pine Street
         New York, NY  10005
         Fax:  (212) 269-5420

All notices and communications shall be deemed to have been duty given: at the time delivered by hand, if personally delivered; three days after being deposited in the mail, postage prepaid, sent certified mail, return receipt requested, if mailed; and the next day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     16. Invalidity of Provisions. The invalidity or an enforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

     17. Miscellaneous.

     (a) Any words used herein in the singular shall be deemed to include the plural, any words used herein in the plural shall be deemed to include the singular, as the context requires. Pronouns used herein, whether masculine, feminine or neuter, shall be interpreted as the context requires.

     (b) This Agreement shall not be construed to have created any rights or benefits for, or be deemed to inure to the benefit of, any person or entity not a party hereto. Further, this Agreement shall not be deemed to have made the Owner and the Manager partners for any purposes. The rights and powers of the Manager hereunder are to be strictly construed and limited to the specific matters hereinabove set forth.

     (c) This Agreement may be executed in multiple counterparts on the day and date first hereinabove written, and each executed counterpart hereof shall be deemed to be an original for all purposes.

     18. License Agreement. Upon receipt by Owner of all necessary third party licenses to enable it to do so, Owner shall have the option to cause Manager to enter into the license agreements substantially in the form of Exhibit A attached hereto. The Manager hereby represents and warrants that in the event Owner exercises the option provided herein, the license agreements together with the Transferred Assets (as defined in the Asset Purchase Agreement) (other than the FreeWorldLottery.com member list) and the third party licenses, will provide the Owner with the capability to operate the Website in substantially the same manner as previously operated by the Manager.

     IN WITNESS WHEREOF, the parties hereto have executed this Management Agreement effective as of the date first above written.

                                 ELOT, INC.


                                 By:
                                     ----------------------------------------
                                     Name:
                                     Title:


                                 PLASMANET, INC.


                                 By:
                                      ---------------------------------------
                                      Name:
                                      Title:

                                                                       Exhibit B

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT, dated as of this [ ] day of [ ] 2001 (the "Agreement"), is made and entered into by and between eLOT, Inc., a Virginia corporation ("Parent"), and PlasmaNet, Inc., a Delaware corporation ("Seller").

                                    RECITALS

     WHEREAS, Parent and Seller are parties to an Asset Purchase Agreement, dated as of June 7, 2001 (the "Asset Purchase Agreement"); and

     WHEREAS, the execution and delivery of this Agreement by Parent is a condition to Seller's obligations to effect the closing under the Asset Purchase Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the agreements and representations contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS


     1.1 Terms Defined in Asset Purchase Agreement. Capitalized terms used in this Agreement without definition shall have the respective meanings assigned to such terms in the Asset Purchase Agreement.

     1.2 Definition of Terms. For purposes of this Agreement, the following terms shall have the following meanings:

     "Agreement" has the meaning specified in the first paragraph of this Agreement.

     "Asset Purchase Agreement" has the meaning specified in the Recitals to this Agreement.

     "Parent" has the meaning specified in the first paragraph of this Agreement.

     "Piggyback Notice" has the meaning specified in Section 2.1(a).

     "Piggyback Registration" has the meaning specified in Section 2.1(a).

     "Registrable Securities" means shares of Parent Common Stock issued or issuable to Seller under the Asset Purchase Agreement excluding such shares to the extent they have been sold or otherwise transferred by Seller or are eligible for sale under Rule 144 under the Securities Act without volume or manner of sale restrictions.

     "Securities Act" has the meaning specified in Section 2.1(a).

     "Seller" has the meaning specified in the first paragraph of this Agreement.

     "Shelf Registration" has the meaning specified in Section 2.2(a).

     "Strategic Cooperation Agreement" means the Strategic Cooperation Agreement dated as of June 8, 2000 (as amended by Amendment No. 1 thereto of even date herewith) among Parent and Seller.

                                   ARTICLE II

                               REGISTRATION RIGHTS


     2.1 Piggyback Registrations.

     (a) Right to Piggyback on Registrations. Whenever Parent proposes to register any Parent Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), in an underwritten offering, Parent will give prompt written notice (a "Piggyback Notice") to Seller and, subject to the limitations contained in this Section 2.1(a) and Section 2.1(b), will include all Registrable Securities with respect to which Parent has received written request from Seller for inclusion therein within ten (10) business days after the receipt of the Piggyback Notice (a "Piggyback Registration"). The right of Seller to include its Registrable Securities in a Piggyback Registration pursuant to this Section 2.1(a) shall be conditioned upon Seller's participation in such underwriting and the inclusion of Seller's Registrable Securities in such underwriting as provided herein. Seller shall, as a condition to its participation in such underwritten offering, enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected by Parent for such underwriting. If Seller disapproves of the terms of any such underwriting, Seller may elect to withdraw therefrom by written notice to Parent and the managing underwriter, delivered at least five (5) business days prior to the effective date of the registration statement.

     (b) Priority on Registrations. If the managing underwriters advise Parent in writing that in their opinion the number of securities requested to be included in a Piggyback Registration exceeds the number (if any) which can be sold in such offering without adversely affecting the marketability of the offering, Parent will include in such registration (i) first, the maximum number of securities Parent proposes to sell which, in the opinion of such underwriters, can be sold without adversely affecting the marketability of the offering, and (ii) second, the maximum number of Registrable Securities being registered by Seller which, on any pro rata basis with other selling securityholders in such Piggyback Registration, in the opinion of such underwriters, can be sold without adversely affecting the marketability of the offering.

     (c) No Obligation to Effect a Piggyback Registration. Parent shall be entitled to withdraw a Piggyback Registration at any time in its sole direction, and nothing in this Agreement shall require Parent to effect a Piggyback Registration.

     2.2 Shelf Registration.

     (a) Parent shall file a "shelf" registration statement with respect to the resale by Seller of all Registrable Securities on any appropriate form pursuant to Rule 415 under the Securities Act (the "Shelf Registration") as promptly as practicable after the date hereof (but in no event beyond thirty (30) days from the date hereof) and shall use its best efforts to have such Shelf Registration declared effective as soon as practicable thereafter and take all other actions reasonably necessary in order to permit public resale (including any distribution by Seller of Parent Common Stock to its shareholders) by Seller of the Registrable Securities on a continuous basis. An offering of Registrable Securities pursuant to the Shelf Registration may not be effected in the form of an underwritten offering.

     (b) The Company shall use all reasonable commercial efforts, in light of the circumstances, to keep the Shelf Registration continuously effective for a period of one (1) year following the last date upon which shares of Parent Common Stock are issued to Seller under the Asset Purchase Agreement or such shorter period that will terminate when all the Registrable Securities covered by the Shelf Registration have been sold pursuant to the terms of the Shelf Registration or may be sold pursuant to Rule 144(k) under the Securities Act.

     (c) Parent shall notify Seller promptly (i) when the registration statement has become effective with respect to the Shelf Registration and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance of any stop order suspending the effectiveness of the Shelf Registration or the initiation of any proceedings for that purpose, and (iii) of the happening of any event during the period the registration statement with respect to the Shelf Registration is effective as a result of which such registration statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statement therein not misleading.

     (d) Parent may delay effecting or causing to be effected a supplement or post-effective amendment to the registration statement with respect to the Shelf Registration or the related prospectus that would be required under the Securities Act if Parent has a valid business purpose to delay disclosure of material non-public information relating to any trans-action, for a period not to exceed 60 days in any 365-day period; provided that Parent shall notify Seller in writing of its intention to effect such delay, the valid business purpose of such delay (it being understood by Seller that the information creating the predicate for such valid business purpose may constitute material and non-public information which will subject Seller to restrictions on trading in Parent's securities under federal and state securities laws until such time as such information has been made publicly available) and of the date of which such supplement or post-effective amendment has been filed or declared effective, as the case may be.

     (e) Parent may require Seller to furnish to Parent such information regarding the proposed distribution by Seller of such Registrable Securities as Parent may from time to time reasonably request in writing. Seller agrees to furnish promptly to Parent all information required to be disclosed in order to make the information previously furnished to Parent by Seller not materially misleading.

     (f) Seller agrees that, upon receipt of any notice from Parent of the happening of any event described in Section 2.2(c)(iii) or 2.2(d) hereof, Seller will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement with respect to the Shelf Registration until Seller receives copies of a supplemented or amended prospectus or is otherwise advised by Parent that disposition of Registrable Securities may resume.

     2.3 Registration Expenses. All expenses of Parent incurred in connection with the registration, filing or qualification of Registrable Securities hereunder, including, without limitation, all registration, filing and qualification fees, printing and accounting fees, listing fees and expenses, fees and expenses of compliance with securities or blue sky laws, fees and disbursements of counsel for Parent, shall be borne by Parent. Seller shall be responsible for its own expenses (including underwriting discounts and commissions) in connection any Piggyback Registration or Shelf Registration.

     2.4 Indemnification.

     (a) Parent agrees to indemnify Seller, its officers and directors and each person who controls Seller (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by (i) any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation by Parent of any federal or state securities laws or rules, except in each such case insofar as the same are caused by or contained in any information furnished in writing to such Parent or any underwriter by Seller or any underwriter expressly for use in a registration statement (it being agreed that the information that has been supplied by any underwriter for use in a registration statement shall be determined by reference to the indemnification provisions of the underwriting agreement applicable to such registration).

     (b) Seller will furnish to Parent in writing such information as Parent reasonably requests for inclusion in any such registration statement or prospectus and will indemnify Parent, each other selling securityholder, each underwriter, if any, their respective directors and officers and each person who controls Parent or any such other selling securityholder or underwriter (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from (i) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission was contained in any information so furnished in writing by Seller or (ii) any other violation by Seller of any Federal or state securities laws in connection with sales under such registration statement.

     (c) Any person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. The failure to give timely notice will not relieve the receiving party of any obligation unless such delay unduly prejudices such party's ability to defend such claim. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

     (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling person of such indemnified party and will survive the transfer of securities after the completion of the applicable offering.

     (e) If the indemnification provided for in this Section 2.4 is unavailable to a party entitled to indemnification in respect of any losses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the aggregate losses as is appropriate to reflect the relative fault of the indemnified party and the indemni-fying party, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that, in any such case: (1) Seller shall not be required to contribute any amount in excess of the public offering price of all Registrable Securities offered and sold by Seller pursuant to such registration statement; and (2) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE III

                                  MISCELLANEOUS


     3.1 Entire Agreement; Waivers. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     3.2 Successors and Assigns. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective permitted successors and assigns.

     3.3 Effect of Headings. The subject headings of the paragraphs and subparagraphs of this Agreement are included for purposes of convenience only, and shall not affect the construction of any of its provisions.

     3.4 Notices.

     (a) A notice required or permitted to be given by one party to another under this Agreement must be in writing and is treated as being duly given if it is: (i) sent by air courier to that other party's address; (ii) delivered personally or by commercial delivery service to that other party's address;
(iii) mailed by registered or certified mail (return receipt requested) to that other party's address; or (iv) sent by facsimile to the other party (with printed acknowledgment of completed transmission).

     (b) A notice given to a party in accordance with Section 3.4(a) is treated as having been duty given and received: (i) when delivered (if left at that party's address or delivered personality or by commercial delivery service to that other party's address); (ii) two (2) business days after delivery to the courier (if sent by air courier); or (iii) on the business day of receipt of the transmission (if given by facsimile and sent to the facsimile receiver number of that party with printed acknowledgment of completed transmission).

         To Parent:                     eLOT, Inc.
                                        301 Merritt 7 Corporate Park
                                        Norwalk, CT 06851
                                        Attention: Robert Daum
                                                   Barbara Anderson, Esq.
                                        Fax:  (203) 840-8639

         With copies to:                Cahill Gordon & Reindel
                                        80 Pine Street
                                        New York, NY  10005
                                        Attention:   Richard E. Farley, Esq.
                                        Fax:  (212) 269-5420

         To Seller:                     Plasmanet, Inc.
                                        420 Lexington Avenue
                                        Suite 2435
                                        New York, NY  10170
                                        Attention:   Kevin Aronin
                                                     Edward Curtin, Esq.
                                        Fax:  (212) 931-6761


         With a copies to:              Hall Dickler Kent Goldstein & Wood LLP
                                        909 Third Avenue
                                        New York, NY  10022
                                        Attention: Michael A. Meyers, Esq.
                                        Fax:  (212) 935-3121


Any party may change its address for purposes of this paragraph by giving notice of the new address to each of the other parties in the manner set forth above.

     3.5 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction without regard to the conflicts of laws provisions thereof. Each of the parties agrees to personal jurisdiction in any action brought in any court, Federal or State, within the State of New York having subject matter jurisdiction over matters arising under this Agreement. Any suit, action or proceeding arising out of or relating to this Agreement shall only be instituted in a Federal or State court located in the State of New York. Each party waives any objection which it may have now or hereafter to the laying of the venue of such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

     3.6 Waiver of Jury Trial. Each party hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the parties in the negotiations, administration, performance and enforcement thereof.

     3.7 Parties in Interest. Except as specifically provided in Section 2.4, nothing in this Agreement, express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective and permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action against any party to this Agreement.

     3.8 Severability. Should any provision of this Agreement be determined to be invalid, it shall be severed from this Agreement and the remaining provisions shall remain in full force and effect.

     3.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     3.10 Attorneys' Fees. Should it become necessary for any party to this Agreement to employ an attorney (i) to assert any right or enforce any obligation under this Agreement or (ii) to defend against any action brought by another party which action arises out of this Agreement, then the prevailing party shall be entitled to recover reasonable attorneys' fees from the nonprevailing party.

     3.11 Assignment. Seller shall not assign this Agreement without first obtaining the written consent of Parent. Parent shall not assign its rights hereunder without the consent of Seller.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                  eLOT, INC.



                                  By:
                                      ------------------------------------------
                                      Name:
                                      Title:


                                  PLASMANET, INC.



                                  By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                    ANNEX II



                                 AMENDMENT NO. 1
                                       TO
                         STRATEGIC COOPERATION AGREEMENT


     THIS AMENDMENT NO. 1 to STRATEGIC COOPERATION AGREEMENT ("Amendment No. 1"), dated as of this 8th day of June, 2001, is made and entered into by and among eLOT, Inc., a Virginia corporation ("Parent"), eLOTTONET Inc., a Delaware corporation ("Buyer"), and PlasmaNet, Inc., a Delaware corporation ("Seller").

                                    RECITALS

     WHEREAS, Parent, Buyer and Seller are the parties to the Strategic Cooperation Agreement dated as of June 8, 2000 (the "Agreement");

     WHEREAS, Seller has informed Parent that Seller has delivered to Parent a total of 2.2 million unique users pursuant to Section 2.2 of the Agreement through March 31, 2001 (the "Qualified Unique User Base");

     WHEREAS, Seller and Parent wish to resolve the issue of the number of unique users actually delivered to Parent by Seller and this Amendment No. 1 shall hereby serve to resolve such issue;

     WHEREAS, since the signing of the Agreement, the market price of the Parent Common Stock has declined substantially, as has the value of unique users in the advertising market place;

     WHEREAS, the parties desire to enter into certain agreements to, among other things, amend the Agreement to compensate Seller for delivering the Qualified Unique User Base, recognize the current financial and economic marketplaces and maximize the value of the Parent Common Stock;

     NOW, THEREFORE, in consideration of the foregoing premises, and the agreements and representations contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS


     Capitalized terms used herein without definition shall have the respective meanings assigned to those terms in the Agreement.

                                   ARTICLE II

                           AMENDMENTS TO THE AGREEMENT


     2.1. Amendments to ARTICLE I of the Agreement.

     (a) The definition of the term "Average Parent Stock Price" set forth in the Agreement is hereby deleted in its entirety and replaced with the following:

          "Average Parent Stock Price" means the average (rounded to the nearest cent) of the volume weighted averages (rounded to the nearest cent) of the trading prices of the Parent Common Stock on the principal exchange or trading market of the Parent Common Stock, as reported by Bloomberg Financial Markets (or such other source as Parent and Seller shall agree) during period (i) beginning on April 1, 2001 and ending June 30, 2001, with respect to the June 30, 2001 Measurement Date and (ii) beginning July 1, 2001 and ending September 30, 2001 with respect to the September 30, 2001 Measurement Date.

     (b) The definition of the term "Maximum Quarterly Unique User Amount" set forth in the Agreement is hereby deleted in its entirety and replaced with the following:

     "Maximum Quarterly Qualified Unique User Amount" has the meaning set forth in Section 2.2(d).

     (c) The definition of the term "Measurement Date" set forth in the Agreement is hereby deleted in its entirety and replaced with the following:

     "Measurement Date" means each of June 30, 2001 and September 30, 2001.

     (d) The definition of the term "Net Advertising Revenues" set forth in the Agreement is hereby deleted in its entirety.

     (e) The definition of the term "Previous High Number of Unique Users" set forth in the Agreement is hereby deleted in its entirety and replaced with the following:

     "Previous High Number of Qualified Unique Users" means, with respect to (i) the June 30, 2001 Measurement Date, two million two hundred thousand (2,200,000) Qualified Unique Users and (ii) the September 30, 2001 Measurement Date, the greater of (a) the number of Qualified Unique Users provided by Seller and retained by Buyer as of the June 30, 2001 Measurement Date or (b) two million two hundred thousand (2,200,000) Qualified Unique Users.

     (f) The definition of the term "Promissory Note" set forth in the Agreement is hereby deleted in its entirety and the following definition is added:

     "Qualified Unique User" means a Unique User located in the United States, Canada or Great Britain or any other jurisdiction approved in writing by Parent for purposes of this definition.

     2.2 Amendments to Section 2.2 of the Agreement. Section 2.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

     2.2 Additional Unique Users.

          (a) As consideration for all of the Unique Users provided by Seller to, and retained by, Buyer pursuant to Article III hereof for all periods ending on or prior to March 31, 2001, Parent shall issue to Seller eleven million one hundred thousand (11,100,000) shares of Parent Common Stock within three (3) business days of the date of Amendment No.1 to this Agreement. As consideration for Qualified Unique Users in excess of two million two hundred thousand (2,200,000) provided by Seller to, and retained by, Buyer pursuant to Article III hereof, Parent shall, on the terms set forth in this Section 2.2, pay or cause to be paid to Seller either cash or shares of Parent Common Stock as hereinafter provided in this Section 2.2. Shares of Parent Common Stock issued pursuant to this
     Section 2.2 are referred to herein as "Subsequent Shares".

          (b) Within three (3) business days after each Measurement Date, Buyer shall give written notice to Seller of the number of Qualified Unique Users provided by Seller to, and retained by, Buyer as of such Measurement Date. At Seller's request, Buyer shall provide Seller access to its books and records during normal business hours to enable Seller to verify Buyer's calculation of such Qualified Unique Users.

          (c) Within ten (10) business days after each Measurement Date as of which the number of Qualified Unique Users provided by Seller to, and retained by, Buyer exceeds the Previous High Number of Qualified Unique Users, Parent shall pay to Seller as consideration for such Qualified Unique Users in excess of the Previous High Number of Qualified Unique Users any combination of cash or Parent Common Stock provided in clauses (i) and (ii) below; provided, however, that, subject to Section 2.2(d), Parent shall not be obligated to pay consideration to Seller pursuant to this Section 2.2(c) for more than three hundred and seventy five thousand (375,000) Qualified Unique Users with respect to either Measurement Date:

               (i) to the extent Parent elects to pay cash as consideration for all or a portion of such Qualified Unique Users, the amount payable shall equal the product of (x) seventy-five cents ($0.75) and (y) the number of such Qualified Unique Users with respect to which Parent has elected to pay cash consideration; or

               (ii) to the extent Parent elects to pay Parent Common Stock as consideration for all or a portion of such Qualified Unique Users, the number of shares of Parent Common Stock to be issued shall equal (x) the product of (A) seventy-five cents ($0.75) and (B) the number of such Qualified Unique Users with respect to which Parent has elected to issue Parent Common Stock as consideration, divided by (y) the Average Parent Stock Price.

          (d) If the number of Qualified Unique Users delivered by Seller to, and retained by, Buyer as of the June 30, 2001 Measurement Date is such that Parent would be obligated to pay consideration with respect to more than three hundred and seventy-five thousand (375,000) Qualified Unique Users with respect to such Measurement Date (the "Maximum Quarterly Unique User Amount"), Parent may elect not to pay consideration with respect to Qualified Unique Users in excess of the Maximum Quarterly Qualified Unique User Amount, in which event the "Previous High Number of Qualified Unique Users" for the September 30, 2001 Measurement Date shall be deemed to exclude that number of Qualified Unique Users in excess of the Maximum Quarterly Qualified Unique User Amount; provided that the number of Qualified Unique Users in excess of the Maximum Quarterly Qualified Unique User Amount shall be credited to the September 30, 2001 Measurement Date and; provided, further, however, that notwithstanding such credit Parent shall not be obligated to pay consideration to Seller for more than three hundred and seventy-five thousand (375,000) Qualified Unique Users with respect to the September 30, 2001 Measurement Date.

          (e) For purposes of this Section 2.2, in the event of any change in the Parent Common Stock by reason of any stock dividend, stock split, combi-nation or recapitalization with respect to the Parent Common Stock, the number of shares of Parent Common Stock thereafter issuable pursuant to this Section 2.2 shall be in the same amount that Seller would have been entitled to if the Parent Common Stock been issued to Seller prior to any such dividend, stock split, combination or recaptilization. In the event that Parent shall be a party to any merger, consolidation, declare any liquidating dividend after a sale of all or substantially all of Parent's assets or other similar transaction pursuant to which the outstanding Parent Common Stock is converted into cash, securities or other property, thereafter, in lieu of issuing shares of Parent Common Stock which may be issued to Seller pursuant to this Section 2.2, Parent shall pay to Seller the cash, securities and other property that Seller would have received had it held at the effective time of such merger, consolidation or other similar transaction the number of shares of Parent Common Stock that would have been issuable pursuant to this Section 2.2.

          (f) With respect to quarterly periods after September 30, 2001, the parties shall review the then-current conditions in the advertising market and endeavor in good faith to agree to an appropriate rate per name for such quarter. If the parties are unable to reach agreement, Seller may stop providing, and Buyer may stop accepting, additional Unique Users; provided that, in such case, Seller shall continue to provide Qualified Unique Users to Buyer to the extent necessary to maintain the aggregate number of Qualified Unique Users for which it has been compensated pursuant to this
     Article II (i.e., two million two hundred thousand (2,200,000) plus the number of Qualified Unique Users for which Seller receives compensation pursuant to Section 2.2(c)).

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES


     3.1 Representations and Warranties of Parent and Buyer. Parent and Buyer hereby represent and warrant to Seller as follows:

     (a) The shares of Parent Common Stock to be issued to Seller hereunder have been duly authorized and, when issued in compliance with the provisions of this Amendment No. 1, will be validly issued, fully paid and non-assessable and will be free of any liens, subject to restrictions on transfer under state and/or federal securities laws.

     (b) The authorized capital Parent consists of (i) 1,000,000 shares of Preferred Stock, par value 0.01 per share, of which no shares were issued and outstanding as of the date hereof; and (ii) 130,000,000 shares of Parent Common Stock, of which 73,356,027 shares were issued and outstanding as of May 31, 2001. As of May 31, 2001, Parent had reserved (A) 7,190,855 shares of Parent Common Stock for issuance pursuant to Parent's option plans, (B) 300,00 shares of Parent Common Stock for issuance pursuant to outstanding warrants and (C) 1,537,882 shares of Parent Common Stock for issuance upon conversion of Parent's 7 1/2 % Convertible Subordinated Debentures due 2011.

     (c) The issued and outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of Parent Common Stock was issued in violation of the preemptive and other similar rights of any securityholder of the Parent.

     (d) Assuming the accuracy of Seller's representations and warranties set forth herein, the issuance by the Parent of the Subsequent Shares pursuant to this Amendment No. 1 does not constitute an offer or a sale of such securities by means of any general solicitation or general advertising within the meaning of Rule 502(e) of the Securities Act of 1933, as amended.

     (e) Assuming the accuracy of Seller's representations and warranties set forth herein, it is not necessary in connection with the issuance and delivery of such Subsequent Shares in the manner contemplated by this Amendment No. 1 to register any of such securities under the Securities Act of 1933, as amended (the "Securities Act"), other than pursuant to the Registration Rights Agreement (as defined in the Asset Purchase Agreement).

     3.2 Representations and Warranties of Seller. Seller hereby represents and warrants to Parent and Buyer as follows:

     (a) Seller is capable of evaluating the merits and risks of its investment in Parent as a result hereof, and has the capacity to protect its own interests in making its investment in Parent. Seller (i) understands that the Parent Common Stock to be issued to it hereunder has not been registered under the Securities Act (except in accordance with the provisions of the Registration Rights Agreement), or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Parent Common Stock to be issued to it hereunder solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning Parent and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Parent Common Stock, and (v) is able to bear the economic risk and lack of liquidity inherent in holding the Parent Common Stock.

                                   ARTICLE IV

                                  MISCELLANEOUS


     4.1 Agreement Remains In Effect. Except as amended by this Amendment No. 1, the Agreement remains in full force and effect and constitutes the entire agreement among the parties pertaining to the subject matter hereof.

     4.2 Governing Law. This Amendment No. 1 shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction without regard to the conflicts of laws provisions thereof.

     4.3 Severability. Should any provision of this Amendment No. 1 be determined to be invalid, it shall be severed from the Agreement and the remaining provisions hereof and thereof shall remain in full force and effect.

     4.4 Counterparts. This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date written above by their duly authorized representatives.

                                      eLOT, INC.


                                      By:  /s/ Michael W. Yacenda
                                           -------------------------------------
                                           Name:  Michael W. Yacenda
                                           Title:  Executive Vice President


                                      eLOTTONET INC.


                                      By:  /s/ Michael W. Yacenda
                                           -------------------------------------
                                           Name:  Michael W. Yacenda
                                           Title:  Executive Vice President


                                      PLASMANET, INC.


                                      By:  /s/ Kevin J. Aronin
                                           -------------------------------------
                                           Name:  Kevin J. Aronin
                                           Title:  Chairman and CEO

                                    ANNEX III

                              ARTICLES OF AMENDMENT
                                     OF THE
                          ARTICLES OF INCORPORATION OF
                                      ELOT


     These Articles of Amendment are filed in accordance with Section 13.1-710 of the Virginia Stock Corporation Act:

     A. The name of the corporation (which is hereinafter referred to as the "Corporation") is eLOT, Inc.

     B. The two (2) amendments to the Corporation's Articles of Incorporation adopted on [August 14, 2001] at the Corporation's Annual Meeting of Shareholders are as follows:

     1. The first sentence of ARTICLE III is deleted and is replaced by the following sentence to increase the number of authorized shares from 130,000,000 to 180,000,000.

     "The Corporation shall have the authority to issue 180,000,000 shares of Common Stock, par value $.01 per share."

     2. A paragraph is hereby added to the end of Article III with the purpose of effecting an eight-for-one reverse-stock-split of the Corporation's issued and outstanding Common Stock as follows:

     "Effective upon the filing of the Articles of Amendment with the State Corporation Commission of the Commonwealth of Virginia (the "Effective Date"), every eight (8) shares of Common Stock, par value $0.01 per share (the "Old Common Stock"), then issued and outstanding or held in the treasury of the Corporation or authorized but unissued at the close of business on the Effective Date shall automatically be combined into one (1) share of Common Stock, $0.01 par value per share (the "New Common Stock"), of the Corporation without any further action by the holders of such shares of Old Common Stock. Each stock certificate representing shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been combined; provided, however that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled. The New Common Stock issued in this exchange shall have the same rights, preferences and privileges as the Old Common Stock."

     C. The amendments were proposed by the Board of Directors and submitted to the shareholders in accordance with Chapter 13.1-710 of the Virginia Stock Corporation Act. There were a total of [ ] shares of the Company's common stock issued and outstanding and entitled to vote at the meeting. There were [ ] of those shares represented at the meeting, constituting a majority and therefore a quorum for the transaction of business. For Amendment 1, a total of [ ] shares were voted for the proposal, [ ] shares against, [ ] shares abstaining and [ ] shares unvoted. For Amendment 2, a total of [ ] shares were voted for the proposal, [ ] shares against, [ ] shares abstaining and [ ] shares unvoted. The number of votes cast in favor of the amendments were sufficient for approval.

                                      eLOT



                                      By:  __________________________________
                                              Barbara C. Anderson
                                              Vice President, Law and
                                              Administration and Secretary


Dated:  July [  ], 2001